UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.   )
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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Popular, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

In 2025, Popular
sustained its momentum, building on the foundation laid in previous years and advancing key strategic initiatives. The team’s dedication resulted in robust financial performance, meaningful returns to shareholders and steadfast progress in our multi-year Transformation.
DEAR SHAREHOLDERS:
On behalf of the Board of Directors of Popular, Inc. (“Popular” or the “Corporation”), we cordially invite you to our 2026 Annual Meeting of Shareholders (the “Annual Meeting”), to be held on Friday, May 8, 2026 at 9:00 a.m. (Atlantic Standard Time) at our headquarters located at Popular Center Building, PH Floor, 209 Muñoz Rivera Avenue, San Juan, Puerto Rico.
In 2025, Popular sustained its strong momentum, building on the foundation laid in previous years and advancing on key strategic initiatives. The team’s dedication resulted in robust financial performance, meaningful returns to shareholders and steadfast progress in our multi-year Transformation. The Board of Directors recognizes the senior management team and all employees for achieving these results. These achievements underscore our ongoing commitment to growth, innovation and value creation for all our stakeholders.
In July 2025, we welcomed Javier D. Ferrer as our new President and CEO and as a member of the Board. Javier’s leadership marks an exciting new chapter for Popular, and we are confident that his vision and dedication will further drive Popular’s growth and Transformation. We look forward to his contributions as we continue to build on our strong foundation and deliver value to our shareholders.
This Notice of Annual Meeting and Proxy Statement contains the details of the business to be conducted during the Annual Meeting. At this year’s Annual Meeting, shareholders will be considering the election of 11 candidates to our Board of Directors for a one-year term, an advisory vote to approve executive compensation and the ratification of PricewaterhouseCoopers LLP as our independent registered public accountants for 2026. This year, shareholders will also consider amendments to Popular’s Restated Certificate of Incorporation to modernize indemnification provisions and provide for director and officer exculpation to the extent permitted by Puerto Rico Law. These amendments will align our Restated Certificate of Incorporation with the current practice of other financial institutions and enhance Popular’s ability to attract and retain qualified directors, officers and employees.
I encourage you to read our proxy statement, annual report and other proxy materials. Whether or not you plan to participate in the Annual Meeting, we urge you to vote as soon as possible, either online, by phone or by mail. Please follow the voting instructions to ensure your shares are represented at the meeting. Your vote is important to us.
On behalf of the Board of Directors, thank you for your continued investment and support.

RICHARD L. CARRIÓN
Chairman of the Board of Directors
Popular, Inc.

2025 was an
excellent year for
Popular, reflecting
the strength of our
franchise and the
work of our team
across the
organization. We
delivered strong
financial results,
continued advancing
our strategic
priorities and
executed significant
capital actions for
our shareholders.
DEAR SHAREHOLDERS:
2025 was an excellent year for Popular, reflecting the strength of our franchise and the work of our team across the organization. We delivered strong financial results, continued advancing our strategic priorities and executed significant capital actions for our shareholders.
During the year, we launched a new strategic framework centered on three clear objectives: be the #1 bank for our customers, be simple and efficient and be a top performing bank. This framework will continue to guide our Transformation as we deepen and expand client relationships, deliver exceptional service, simplify how we operate and generate tangible financial results and long-term shareholder value.
We reached important milestones in 2025. We launched a new consumer credit origination platform in Puerto Rico and the Virgin Islands which offers a fully digital origination process for personal loans and credit cards. We continued to invest in our physical retail network, blending the speed and convenience of self-service with in-person support, as well as in technology, modernizing our digital channels to provide customers with an exceptional experience across all points of interaction. We also executed a series of efficiency initiatives, including exiting our U.S. mortgage business, optimizing mortgage servicing operations in Puerto Rico, and transforming our ERP platform to a modern cloud-based solution that significantly improves agility and performance. We are proud of these accomplishments and are excited about the benefits of our ongoing and future initiatives.
Our achievements are the direct result of the commitment and dedication of our approximately 9,000 employees. I am deeply grateful for the work they do every day. I would also like to express my sincere appreciation to our senior management team and Board of Directors, whose support and counsel have been invaluable during my transition into the role of CEO.
Looking ahead, we are optimistic about Popular’s prospects for the year. We will continue to work with a strong sense of purpose to make a meaningful difference in the lives of our customers, colleagues and communities, and deliver sustained value to you, our shareholders.
On behalf of Popular, thank you for your trust and support.

JAVIER D. FERRER
President & Chief Executive Officer
Popular, Inc.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

DATE AND TIME	Friday, May 8, 2026 9:00 a.m. (Atlantic Standard Time)
PLACE	Popular Center Building, PH Floor, 209 Muñoz Rivera Avenue, San Juan, Puerto Rico
RECORD DATE	March 11, 2026
HOW TO VOTE
Only shareholders of record at the close of business on March 11, 2026 are entitled to notice of, and to vote at, the meeting. Each share of common stock is entitled to one vote. Your vote is important. Whether or not you plan to attend, please vote as soon as possible so that we may be assured of the presence of a quorum at the meeting.

In Person Attend the Annual Meeting.
By Phone Call +1-800-690-6903 in the U.S. or P.R. to vote your shares.
By Internet Visit www.proxyvote.com and vote online.
By Mail Cast your ballot, sign your proxy card and return by free post.

ITEMS OF BUSINESS	• Elect eleven directors to the Board of Directors for a one-year term;
• Amendment to Popular’s Restated Certificate of Incorporation to modernize indemnification provisions;
• Amendment to Popular’s Restated Certificate of Incorporation to provide for director and officer exculpation to the extent permitted by Puerto Rico Law;
• Approve, on an advisory basis, the Corporation’s executive compensation;
• Ratify the appointment of PricewaterhouseCoopers LLP as Popular’s independent registered public accounting firm for 2026; and
• Consider such other business as may be properly brought before the meeting or any adjournments thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 8, 2026:

This 2026 Proxy Statement and our Annual Report for the year ended December 31, 2025 are available free of charge at www.popular.com and www.proxyvote.com. The 2026 Proxy Statement and form of proxy card are being distributed and made available to shareholders on or about March 24, 2026.

In San Juan, Puerto Rico, on March 24, 2026. By Order of the Board of Directors,

José R. Coleman Tió Corporate Secretary Popular, Inc.

209 Muñoz Rivera Avenue San Juan, Puerto Rico 00918

I Proxy Statement Summary

2	Meeting Agenda and Voting Recommendations
4	2025 Corporate Governance Highlights
5	2025 Corporate Performance and Executive Compensation Highlights
5	2025 Financial Highlights
6	2025 Corporate Highlights
8	Executive Compensation Program Highlights

II Corporate Governance, Directors and Executive Officers

13	Corporate Governance
13	Key Corporate Governance Features
14	Board of Directors and Nominees’ Independence
15	Board Leadership
15	Board Committee Structure
16	Membership in Board Committees
16	Committees of the Board
19	Board Oversight of Risk Management
20	Corporate Responsibility and Sustainability
21	Board Meetings and Executive Sessions
22	Director Onboarding and Continuing Education
22	Annual Board Self-Evaluation Process
23	Management Succession Planning
24	Hedging and Pledging Policy
24	Code of Ethics
24	Insider Trading Policy and Procedures
25	Director Experience, Skills and Demographics
25	Nomination of Directors
27	Communication with the Board
27	Where to Find More Information on Governance
28	Directors and Executive Officers
28	Nominees for Election as Directors
39	Executive Officers
43	Certain Relationships and Transactions

III Executive and Director Compensation

47	Compensation Discussion and Analysis
47	Overview
51	Compensation Objectives and Components
52	2025 Executive Compensation Program and Pay Decisions
60	Executive Compensation Program Changes for 2026
61	Governance and Assessment of Executive Compensation
64	Other Aspects of Our Executive Compensation Program
65	Risk Mitigation
65	Report of the Talent and Compensation Committee
66	2025 Executive Compensation Tables and Compensation Information
66	2025 Summary Compensation Table
68	2025 Grants of Plan-Based Awards

69	2025 Outstanding Equity Awards at Fiscal Year End
70	2025 Option Exercises and Stock Vested Table
71	Post-Termination Compensation
75	CEO Pay Ratio
75	Pay Versus Performance
79	Compensation of Non-Employee Directors
79	Compensation of Directors
80	Director Stock Ownership Requirements
80	2025 Non-Employee Director Summary Compensation Table

IV Security Ownership of Certain Beneficial Owners and Management

83	Beneficial Ownership
83	Shares Beneficially Owned by Directors, Nominees and Executive Officers
84	Delinquent Section 16(a) Reports
84	Principal Shareholders

V Proposals

86	Proposal 1: Election of Directors
87	Proposal 2: Amendment to Popular’s Restated Certificate of Incorporation to Modernize Indemnification Provisions
89	Proposal 3: Amendment to Popular’s Restated Certificate of Incorporation to Provide for Director and Officer Exculpation to the Extent Permitted by Puerto Rico Law
90	Proposal 4: Advisory Vote to Approve Executive Compensation
91	Proposal 5: Ratification of Appointment of Independent Registered Public Accounting Firm

VI Audit Committee Report
93	Audit Committee Report

VII General Information About the Meeting

95	About the Meeting
96	Voting Procedure and Results
98	Proxy Materials
99	Shareholder Proposals

Appendix A: Popular, Inc. Reconciliation of Non-GAAP Measures
102	Appendix A

Exhibits
104	Exhibit A
107	Exhibit B
109	Exhibit c

Cautionary Note Regarding Forward-Looking Statements
This Proxy Statement contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including without limitation those regarding Popular’s business, financial condition, results of operations, plans, objectives and future performance. These statements are not guarantees of future performance, are based on management’s current expectations and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond the Corporation’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Risks and uncertainties include, without limitation, the effect of competitive and economic factors, and our reaction to those factors, the adequacy of the allowance for loan losses, delinquency trends, market risk and the impact of interest rate changes (including on our cost of deposits), our ability to attract deposits and grow our loan portfolio, capital market conditions, capital adequacy and liquidity, the effect of legal and regulatory proceedings, new regulatory requirements or accounting standards on the Corporation’s financial condition and results of operations, the occurrence of unforeseen or catastrophic events, such as extreme weather events, pandemics, man-made disasters or acts of violence or war, as well as actions taken by governmental authorities in response thereto, and the direct and indirect impact of such events on Popular, our customers, service providers and third parties. Other potential factors include Popular’s ability to successfully execute its Transformation initiative, including, but not limited to, achieving projected earnings, efficiencies and return on tangible common equity and accurately anticipating costs and expenses associated therewith, our ability to execute capital actions, including with respect to share repurchases and dividends, the imposition of additional or special FDIC assessments, or increases thereto, changes to regulatory capital, liquidity and resolution-related requirements applicable to financial institutions in response to recent developments affecting the banking sector, the impact of bank failures or adverse developments at other banks and related negative media coverage of the banking industry in general on investor and depositor sentiment regarding the stability and liquidity of banks, the impact of any future U.S. government shutdown and changes in and uncertainty regarding federal funding, tax and trade policies, and rulemaking, supervision, examination and enforcement priorities of the federal administration. All statements contained herein that are not clearly historical in nature, are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project” and similar expressions, and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, are generally intended to identify forward-looking statements.
More information on the risks and important factors that could affect the Corporation’s future results and financial condition is included in our Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission. Our filings are available on the Corporation’s website (www.popular.com) and on the Securities and Exchange Commission website (www.sec.gov). The Corporation assumes no obligation to update or revise any forward-looking statements or information which speak as of their respective dates.

I
PROXY STATEMENT
SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. You should read the entire Proxy Statement before voting.
Meeting Agenda and
Voting Recommendations

PROPOSAL 1
ELECTION OF DIRECTORS
We are asking shareholders to elect 11 directors for a one-year term. The graph below set forth information with respect to the 11 nominees. Additional information about the candidates and their respective qualifications can be found on the “Nominees for Election as Directors” section of this Proxy Statement.

2 | 2026 POPULAR, INC. PROXY STATEMENT

PROPOSAL 2
AMENDMENT TO POPULAR’S RESTATED CERTIFICATE OF INCORPORATION TO MODERNIZE INDEMNIFICATION PROVISIONS
We are asking shareholders to approve an amendment to Popular’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) to update the provisions included in Article TENTH related to indemnification and advancement of expenses to align them with current industry practice. The affirmative vote of a majority of the holders of outstanding stock of the Corporation entitled to vote is necessary to adopt the proposed amendment.

PROPOSAL 3
AMENDMENT TO POPULAR’S RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR DIRECTOR AND OFFICER EXCULPATION TO THE EXTENT PERMITTED BY PUERTO RICO LAW
We are asking shareholders to approve an amendment to Article TENTH of the Certificate of Incorporation to provide for the exculpation of directors and officers to the extent permitted by Puerto Rico law. The affirmative vote of a majority of the holders of outstanding stock of the Corporation entitled to vote is necessary to adopt the proposed amendment.

PROPOSAL 4
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
We are asking shareholders to approve, on an advisory basis, the compensation of our named executive officers (“NEOs”) as described in the sections titled “Compensation Discussion and Analysis” and “2025 Executive Compensation Tables and Compensation Information.” We hold this advisory vote on an annual basis.

PROPOSAL 5
RATIFICATION OF Appointment of Independent registered public accounting firm
We are asking shareholders to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2026. Information on fees paid to PricewaterhouseCoopers LLP during 2025 and 2024 appears in the “Proposal 5: Ratification of Appointment of Independent Registered Public Accounting Firm” section of this Proxy Statement.

PROXY STATEMENT SUMMARY | 3

2025 Corporate Governance Highlights

4 | 2026 POPULAR, INC. PROXY STATEMENT

2025 Corporate Performance
and Executive Compensation Highlights
2025 Financial Highlights
Popular’s GAAP net income for 2025 amounted to approximately $833.1 million, compared to $614.2 million in 2024. Excluding the partial reversal of the FDIC special assessment reserve, adjusted net income for the year 2025 was approximately $823.5 million, a 27% increase compared to the previous year. This variance was mainly driven by higher net interest income and operating income and lower provisions for credit losses. The increase in net interest income was due to higher loan balances, fixed-rate asset repricing in our investment portfolio and lower deposit costs in Puerto Rico public deposits and online deposits at Popular Bank. The increase in operating income was mainly due to higher debit and credit card fees. The decrease in the provision was due to improvements in the credit quality of certain portfolios and lower net charge-offs, partially offset by a specific reserve related to two-collateral dependent commercial loans. Operating expenses increased during the year as a result of the Corporation’s continued investment in its people and technology, but were below expectations as a result of efficiencies from targeted management efforts, as well as the delay of some investments as part of the Corporation’s Transformation initiative.
Popular’s capital levels remained robust during 2025 with a year-end Common Equity Tier 1 ratio of 15.7%. Tangible book value per share was $82.65 as of December 31, 2025, a 21.3% increase from 2024, primarily due to lower unrealized losses on investment securities and 2025 net income, offset in part by dividends and share repurchase activity. Popular also achieved a return on tangible common equity (“ROTCE”) of 13% for the year 2025, supported by targeted initiatives to grow revenues, capture cost efficiencies and balance sheet optimization. The Corporation remains committed to continue working to achieve a sustainable ROTCE of 14% over the long term. Popular’s shares closed 2025 at $124.52, a 32% increase when compared to year-end 2024. Popular’s stock outperformed the Nasdaq Composite Index, the KBW Nasdaq Regional Banking Index and the Nasdaq Bank Index, which increased by 20%, 4% and 3%, respectively, in the same period.

PROXY STATEMENT SUMMARY | 5

2025 Corporate Highlights
2025 was an exceptional year which reflected the strength of Popular’s franchise and the efforts of all employees across the organization. The Corporation achieved record earnings, increased deposits and experienced strong loan growth while maintaining stable credit quality. During 2025, Popular maintained a robust capital position and executed significant transactions to continue returning capital to shareholders. In addition, during 2025, Popular launched a new strategic framework aimed to sharpen Popular’s focus and enable the Corporation to move faster, work more cohesively, amplify its impact and deliver better financial results. Furthermore, as part of our Transformation initiative, Popular continued making significant progress in the modernization of its customer channels to provide customers with an exceptional experience across all points of interactions, no matter what channel they use. Popular’s 2025 results reflect disciplined execution, solid operating performance and continued progress on the Corporation’s strategic priorities.
2025 Achieved Milestones

Lending

Popular increased its loan portfolio to $39.3 billion, $2.2 billion or 6% higher than 2024. During 2025, Banco Popular de Puerto Rico’s (“BPPR”) loan portfolio grew in most business segments, mainly driven by commercial, construction and mortgage loans, which reflects the continued strength of the Puerto Rico economy and our diversified product offering. Popular Bank achieved loan growth in commercial and construction loans. Furthermore, the credit quality of the Corporation remained stable throughout the year and the Corporation’s net charge-off ratio decreased by 16 basis points.

Deposits

Popular had year-end deposits of $66.1 billion, an increase of $1.3 billion or 2%, mainly driven by higher commercial and time deposits at BPPR and Popular Bank. The increases were partially offset by a

6 | 2026 POPULAR, INC. PROXY STATEMENT

reduction in public sector deposits in Puerto Rico as a result of outflows of deposits during the year to fulfill scheduled obligations and operational needs of the government of Puerto Rico. Excluding Puerto Rico public deposits, customer deposits increased $1.4 billion or 3%.

Capital Strategy

During 2025, the Corporation continued returning capital to our shareholders. The Corporation repurchased approximately 4.6 million shares of common stock for approximately $502 million throughout 2025, and in the third quarter of 2025, the Corporation announced a new $500 million common stock repurchase program. During the third quarter of 2025, Popular also increased the quarterly common stock dividend from $0.70 to $0.75 per share, commencing with the dividend payable in the fourth quarter of 2025. As of December 31, 2025, tangible book value per share was $82.65, a 21.3% increase from 2024.

Social Commitment

As part of Popular’s steadfast social commitment, financial and in-kind assistance was provided through Fundación Banco Popular, Popular Foundation and corporate donations and social programs impacting communities in Puerto Rico, the mainland United States and the Virgin Islands in the areas of education, financial inclusion and entrepreneurship. The Corporation’s total social investment during 2025 amounted to approximately $13.5 million.

Environment
As part of our commitment to the environment, during 2025 Popular allocated approximately $505,000 to environmental initiatives aimed at reforestation, biodiversity and renewable energy.

Human Capital

Throughout the year, the Corporation equipped leaders with improved tools for effective performance conversations, led strategic leadership development sessions and launched a development program for middle managers to strengthen alignment on values and behaviors to drive meaningful change. During 2025, Popular also strengthened its health and wellness offerings by opening a state-of-the-art fitness center to promote an active and balanced employee lifestyle and expanded employee mental health support in our in-house wellness facility.

NEW STRATEGIC FRAMEWORK
In 2025, the Corporation established a new strategic framework centered on the following three strategic objectives:

PROXY STATEMENT SUMMARY | 7

This new strategic framework aims to sharpen Popular’s focus and enables the Corporation to move faster, work more cohesively, amplify its impact and deliver better financial results. This new strategic framework will continue to guide the Transformation efforts as Popular continues to reimagine customer solutions and unlock growth opportunities. As Popular transforms, providing exceptional customer service continues to be at the center of the Corporation’s value proposition.
TRANSFORMATION PROGRAM
Popular is fully committed to its company-wide, multi-year Transformation to ensure its long-term success. As part of this Transformation, we are making significant investments in technology, talent and new digital and data capabilities in order to provide our customers with more personalized and accessible services, increase employee performance and satisfaction with more agile work processes, and generate sustainable profitable growth and value for our shareholders. During 2025, Popular made steady and notable progress in its Transformation, which included, among other things:

RETAIL BUSINESS

- Deploying a new fully digital consumer credit origination platform for personal loans and credit cards in Puerto Rico and the Virgin Islands that does not affect credit scores and enables same-day funding.
- Optimizing our mortgage servicing business in Puerto Rico.
- Launching a new credit health education and score-visibility platform.
- Becoming the first financial institution in Puerto Rico to offer Medicare Advantage options to its customers.

COMMERCIAL BUSINESS

- Rolling out a new state-of-the-art digital banking platform for our commercial customers.
- Simplifying the commercial credit origination process, enhancing portfolio risk management and reducing credit application time.
- Expanding digital signature capabilities to streamline processes and increase efficiency in commercial closings.

DIGITAL AND TECHNOLOGY

- Transforming our Enterprise Resource Planning ("ERP") solution to a modern cloud platform that significantly improves agility and performance.
- Introducing new digital functionalities to serve customers better, such as ApplePay at BPPR.
- Introducing Zelle Small Business at Popular Bank, providing fast and secure payments with integrated fraud controls.

CUSTOMER EXPERIENCE

- Modernizing branches to blend the speed and convenience of self-service with human support.

Executive Compensation Program Highlights
Our executive compensation program is designed to motivate and reward performance, align executives with shareholder interests, promote long-term shareholder value, attract and retain highly qualified executives and mitigate conduct that may promote improper sales practices or excessive or unnecessary risk taking. Our program is premised upon:

Pay-For-Performance
• Focus on variable, incentive-based pay (65%-81% of total target NEO pay is performance-based)
• Combination of short-term (cash) and long-term (equity) incentives
• Equity awards to promote performance and retain high-performing talent
• Total compensation opportunity targeted at median of our peer group
• No special retirement or severance programs
• Limited perquisites

8 | 2026 POPULAR, INC. PROXY STATEMENT

Strong Governance
• Incentivized risk mitigation through balanced compensation design and strong internal control framework
• No speculative transactions in Popular’s securities nor pledging or hedging of our securities
• Compensation Recoupment (clawback) Policy
• Annual say-on-pay advisory vote
• Independent compensation consultant
• Compensation governance framework that establishes the guiding principles we use to develop our employee compensation programs and design the incentives available to executives

Executive alignment with long-term shareholder value
• Stock ownership requirements for our executive officers
• Extended equity vesting (over a four-year period)
• Double-trigger equity vesting upon change in control

Pay Mix in the Compensation Program
Our executive compensation program focuses on the achievement of annual and long-term goals that generate sustained company performance and strong returns to our shareholders. As illustrated in the graphs below, in 2025, 81% of total target compensation for the President and CEO and 65% on average for the other NEOs was at-risk, subject to corporate and individual performance.

Base Salary
With the exception of Mr. Ferrer, who received a 32.9% adjustment on his base salary in connection with his promotion to CEO on July 1, 2025, the other NEOs received a salary increase adjustment in March 2025, ranging from 1.5% to 7.2%, upon consideration of market benchmarking and each NEO’s individual performance.
Short-Term Annual Cash Incentive
Popular’s short-term cash incentive rewards the achievement of annual financial and non-financial goals that reinforce the Corporation’s business strategy and priorities. The short-term annual cash incentive is awarded based on the degree of achievement of the corporate adjusted after-tax net income goal, the annual adjusted after-tax ROTCE goal, the key milestones tied to the Corporation’s muti-year Transformation initiative and individual pre-determined financial and non-financial goals based on each NEO’s role. For 2025, the total short-term cash incentive target as a percentage of base salary was 135% for the CEO and 80% for the other NEOs. Actual payouts can range from zero to 1.5 times the target award. After considering all incentive components, the Talent and Compensation Committee (the “Committee”) approved annual cash incentive payments in respect of 2025 equal to 136% of the prorated target for Mr. Ferrer, 134% of the prorated target

PROXY STATEMENT SUMMARY | 9

for Mr. Alvarez, 133% of target for Mr. García, 133% of target for Mr. Soriano, 128% of target for Mr. Chinea and 133% of target for Ms. Burckhart. Due to Mr. Ferrer’s appointment as CEO, effective July 1, 2025, the Committee approved a short term cash incentive based on a target of 80% of his base salary as President and COO, corresponding to the first half of 2025, and a target of 135% of his base salary as President and CEO, corresponding to the second half of 2025. Due to Mr. Alvarez’s retirement on June 30, 2025, the Committee approved a prorated short-term cash incentive equal to $1,023,441, corresponding to 134% of Mr. Alvarez’s target opportunity under the short-term incentive for 2025, prorated based on the six full calendar months of employment during 2025.
Long-Term Equity Incentive
The annual equity grant rewards performance and aligns the interests of our NEOs with those of our shareholders. One half of the target award consists of performance shares, with actual earned shares determined at the end of a 3-year performance period based on total shareholder return (“TSR”) and ROTCE metrics. The other half of this award consists of time-vested restricted stock granted based on corporate and individual performance that vests on a pro-rata basis, with 25% vesting annually over a 4-year period. Actual payout for long-term incentive awards may range from zero to 1.5 times the target award. In February 2025, the Committee granted NEOs, other than Mr. Alvarez, (i) performance awards at target level, since vesting is determined based on future (3-year) performance, and (ii) time-vested restricted stock awards above the target level for the CEO and the other NEOs, in recognition of each NEO’s strong leadership and contribution to Popular’s solid performance in 2024. Due to Mr. Alvarez’s pending June 30, 2025 retirement, he was not awarded performance shares during 2025 and the Committee approved a long-term award of 300% of Mr. Alvarez’s base salary consisting of restricted stock with vesting on the first anniversary of his retirement date and subject to certain restrictive covenants. For purposes of the February 2025 grant, the percent of base salary awarded was equal to 160% for Mr. Ferrer, 300% for Mr. Alvarez, 113% for Mr. García, 110% for Mr. Soriano and Ms. Burckhart, and 95% for Mr. Chinea. At its June 2025 meeting, the Committee granted a prorated equity award for Mr. Alvarez based on his target opportunity under the long-term equity incentive equal to 300% of current base salary, prorated based on the six full calendar months of employment during 2025, consisting of restricted stock vesting on the first anniversary of his retirement date and subject to certain restrictive covenants. In addition, at its June 2025 meeting, in recognition of Mr. Ferrer’s promotion to the CEO role, the Committee granted a one-time equity incentive award of $1,022,000 in restricted stock reflecting the difference between the prorated value of his new long-term equity incentive target opportunity for the six-month period of 2025 during which Mr. Ferrer served as President and CEO and the grant he received in February 2025 as President and COO. Our executive compensation programs are discussed in more detail in the “Compensation Discussion and Analysis” and “2025 Executive Compensation Tables and Compensation Information” sections of this Proxy Statement.
2025 Compensation Program and Pay Decisions
For 2025, the total compensation paid to or earned by our NEOs was as follows:

Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Javier D. Ferrer President and Chief Executive Officer (“CEO”)(1)	$914,000	$43,750	$2,315,076	$1,533,887	—	$18,574	$4,825,287
Ignacio Alvarez Former Chief Executive Officer(2)	634,538	600	5,085,000	1,029,041	—	313,805	7,062,984
Jorge J. García Executive Vice President and Chief Financial Officer (“CFO”)	606,679	25,444	682,282	653,081	—	27,467	1,994,953
Lidio V. Soriano Executive Vice President and Chief Risk Officer (“CRO”)	599,531	25,075	664,582	642,092	—	15,952	1,947,232

10 | 2026 POPULAR, INC. PROXY STATEMENT

Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Manuel Chinea Executive Vice President and Chief Operating Officer of Popular Bank	574,126	—	550,192	592,182	1,987	51,901	1,770,388
Camille Burckhart Executive Vice President and Chief Information and Digital Strategy Officer	531,361	22,203	591,354	568,287	1,546	11,914	1,726,665
(1)	Mr. Ferrer was appointed Chief Executive Officer of the Corporation effective July 1, 2025
(2)	Mr. Alvarez retired as Chief Executive Officer of the Corporation effective June 30, 2025.

PROXY STATEMENT SUMMARY | 11

II
CORPORATE GOVERNANCE,
DIRECTORS AND
EXECUTIVE OFFICERS

Corporate Governance
Our Board of Directors believes that high standards of corporate governance are an essential component of the strength of our corporate culture and ensure that our institutional values are embedded in our day-to-day business operations. The Board’s Corporate Governance and Nominating Committee recommends to the Board the adoption of corporate governance guidelines to protect and enhance shareholder value and to set forth the principles as to how the Board, its various committees, individual directors and management should perform their functions. The Corporate Governance and Nominating Committee considers developments in corporate governance and periodically recommends to the Board changes to our corporate governance practices.
Key Corporate Governance Features

Director Independence

Independent directors must compose at least two-thirds of the Board. Ten of our 12 current directors are independent in accordance with the standards of The Nasdaq Stock Market (“NASDAQ”). The Board has determined that Messrs. Carrión and Ferrer are not considered independent.

Lead Independent Director
Our Lead Independent Director is elected by a majority of the independent members of the Board and has robust and well-defined responsibilities.
Majority Voting in Director Elections

Directors are elected by the affirmative vote of a majority of the shares represented at the annual meeting. An incumbent director not elected by the affirmative vote of a majority of the shares represented at the annual meeting must tender his or her resignation to the Board, which may accept or reject the director’s resignation.

Annual Election of Directors
All directors are elected on an annual basis.
Board Oversight of Risk Management
The Board has a significant role in risk oversight. You can read about the role of the Board in risk oversight under “Board Oversight of Risk Management”.
Succession Planning

The Talent and Compensation Committee annually reviews a management succession plan to ensure an orderly succession of the CEO, in both ordinary course and emergency situations, and of the other executive officers.

Director Retirement Age
Directors may serve on the Board until the end of their term following their 74th birthday and may not be initially elected or re-elected after reaching age 74.
Stock Ownership

Within three years of their election, directors must hold Popular stock with a value equal to five times the annual Board retainer. Within five years of designation, the President and CEO must hold Popular stock with a value equal to six times base salary and other executive officers must hold three times their base salary.

Prohibition on Pledging, Hedging and Speculative Transactions

Popular’s directors and executive officers are prohibited from pledging securities of Popular as collateral for loans. In addition, directors and executive officers are not allowed to engage in speculative transactions, such as hedging and monetization transactions, using securities of Popular.

Annual Board, Committee and Individual Director Self-Assessments

The Board, each of its committees and each individual director conduct annual self-evaluations to determine whether they are functioning effectively. Additionally, at least every three years, the Board retains an independent consultant to facilitate the Board’s performance evaluation.

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Executive Sessions of Non-Management Directors and Independent Directors

Popular’s non-management directors hold executive sessions without Popular’s management once every regularly scheduled in-person Board meeting. Independent directors meet in executive session as frequently as determined by the independent directors, but not less than twice a year.

Limits on Board Service

To ensure that directors have sufficient time to devote to their responsibilities on Popular’s Board, Popular’s Corporate Governance Guidelines establishes that directors who also serve as CEOs or executive officers of a public company should not serve on more than one public company board in addition to Popular’s Board, and other directors should not serve on more than four public company boards, including Popular’s Board. Also, members of the Audit Committee may not serve on more than three public company audit committees, including Popular’s Audit Committee, without prior Board approval.

Shareholder’s Ability to Call a Special Meeting of Shareholders
Popular’s Amended and Restated By-laws provide shareholders holding at least 20% of the outstanding shares of common stock with the right to request a special meeting of shareholders.
Corporate Sustainability Oversight

The Board, through its Corporate Governance and Nominating Committee, Risk Management Committee and Talent and Compensation Committee, oversees Popular’s corporate sustainability strategy, as well as environmental and other risks, including climate related risks.

Board of Directors and Nominees’ Independence
Popular’s Corporate Governance Guidelines provide that at least two-thirds of the Board shall consist of directors who the Board has determined have no material relationship with Popular and who are otherwise “independent” under the director independence standards of NASDAQ. The Board, with the assistance of the Corporate Governance and Nominating Committee, conducts an annual review of any relevant relationships that each director may have with Popular and whether each director meets the independence standards of NASDAQ. The Board has determined that all of its current directors and nominees, except for Mr. Carrión, who is our former CEO and Executive Chairman, and Mr. Ferrer, who is our current President and CEO, meet the independence standards of NASDAQ.
As part of the process to determine director independence, the Board considered payments made by Popular in the ordinary course of business to various entities indirectly related to Ms. Ferré in connection with call center services and marketing and advertising activities of Popular and its affiliates. The Board also considered donations made by Popular to a non-profit organization related to Ms. Ferré as part of Popular social commitment initiatives. In the case of Mr. Carrady, it also considered payments made and received by Popular in the ordinary course of business in connection with property lease transactions with entities related to him. None of the payments made to the entities related to Ms. Ferré or entities related to Mr. Carrady were for the provision of professional or other services by a professional services firm. Applying the independence standards of NASDAQ, the Board determined that these business relationships are not material and do not impair the ability of either Ms. Ferré or Mr. Carrady to act independently.

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Board Leadership
Each year, the Board evaluates whether Popular’s leadership structure is in the best interest of Popular. The Board does not have a policy on whether the Chairman and the CEO positions should be separate or combined. Currently, Mr. Carrión serves as the Chairman of the Board of Directors and Mr. Ferrer serves as President and CEO of Popular. The Board could in the future decide to consolidate these positions if it determines that doing so would serve the best interests of Popular.
The Board believes that its present structure provides Popular and the Board with strong and objective leadership, effective engagement with and oversight of management, and continuity of experience. As a highly regulated financial services provider, Popular and our shareholders benefit from having a Chairman with deep experience and leadership in and knowledge of the financial services industry, our company, its businesses and our markets.
Popular’s Corporate Governance Guidelines require the designation of a Lead Independent Director when the Chairman of the Board is not an independent director. If a Lead Independent Director is to be designated, the independent members of the Board elect amongst themselves a Lead Independent Director, a position currently occupied by Ms. Ferré since May 2025.
The Corporate Governance Guidelines provide that the Lead Independent Director has the following responsibilities:
Lead Independent Director Responsibilities

Be available for consultation and direct communication upon request of major shareholders.
Call meetings of independent directors and preside over executive sessions of the independent directors.
Act as liaison between the independent directors and the Chairman.

Assist the other independent directors by ensuring that independent directors have adequate opportunities to meet in executive sessions and communicate to the Chairman, as appropriate, the results of such sessions and other private discussions among independent directors.

Assist the Chairman and the remainder of the Board in assuming effective corporate governance in managing the affairs of the Board.
Serve as the contact person to facilitate communications requested by major shareholders with independent members of the Board.
Approve, in collaboration with the Chairman, meeting agendas and information sent to the Board.
Approve, in collaboration with the Chairman, the meeting schedules to assure that there is sufficient time for discussion of all agenda items.
Serve temporarily as Chairman of the Board and the Board’s spokesperson if the Chairman is unable to act.
Interview Board candidates.
Recommend to the Corporate Governance and Nominating Committee nominees to Board committees and sub-committees as may come to the Lead Independent Director’s attention.
Ensure the Board works as a cohesive team.
Preside over all meetings of the Board at which the Chairman is not present.
Make such recommendations to the Board as the Lead Independent Director may deem appropriate for the retention of consultants who will report to the Board.
Retain consultants, with the approval of the Board, as the Lead Independent Director and the Board deem appropriate.

Board Committee structure
The Board has five standing committees: an Audit Committee, a Corporate Governance and Nominating Committee, a Risk Management Committee, a Talent and Compensation Committee and a Technology Committee. The Board regularly evaluates whether the number, membership and responsibilities of each of its committees are best suited to fulfill its obligations. The Board believes that the present committee structure provides the Board with effective oversight of management and Popular’s operations. The following is the current structure and composition of the committees of the Board:
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MEMBERSHIP IN BOARD COMMITTEES

Audit	Corporate Governance and Nominating Committee	Risk Management Committee	Talent and Compensation Committee	Technology Committee
Alejandro M. Ballester	M	M		C	
Robert Carrady			M	M	
Richard L. Carrión					M
Bertil E. Chappuis		M	M		C
Betty DeVita				M	M
María Luisa Ferré Rangel		C	M		M
Javier D. Ferrer					
C. Kim Goodwin	F	M	C R		
José R. Rodríguez	C F	M	R		
Alejandro M. Sánchez	M			M	
Myrna M. Soto[(1)]			R		M
Carlos A. Unanue	M			M	

C Chair
F Audit Committee Financial Expert and Committee Member
M Committee Member
R Risk Management Expert and Committee Member

(1)
On February 25, 2026, Ms. Soto informed the Board of her decision not to stand for re-election to the Corporation’s Board upon the expiration of her current term, which expires at the Corporation's 2026 Annual Meeting of Shareholders.

Committees of the Board
All five committees of the Board operate under written charters, which are posted on our website under the heading “Corporate Governance” at www.popular.com/en/investor-relations. Highlighted below are some of the key responsibilities of each committee, as well as information about committee members and their independence, number of meetings in 2025 and last charter revision date, among others. For additional information on the role of certain of the standing committees in connection with risk oversight and oversight of corporate sustainability matters, please see the “Board Oversight of Risk Management” and “Corporate Responsibility and Sustainability” sections of this Proxy Statement.
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Audit Committee
10 Meetings in 2025 8 discussed earnings releases, Form 10-K and/or Form 10-Q filings.	Members José R. Rodríguez (Chair) Alejandro M. Ballester C. Kim Goodwin Alejandro M. Sánchez Carlos A. Unanue	Independence Each member of the committee is independent	Charter Last Revised December 18, 2025

Primary Responsibilities

Assists the Board in its oversight of:

•
the outside auditors’ qualifications, independence and performance;

•
the performance of Popular’s internal audit function;

•
the integrity of Popular’s financial statements, including overseeing the accounting and financial processes, principles and policies, the effectiveness of internal controls over financial reporting and the audits of the financial statements; and

•
compliance with legal and regulatory requirements.

In addition, the Audit Committee issues a report, as required by the rules of the U.S. Securities and Exchange Commission (the “SEC”), for inclusion in Popular’s annual proxy statement. The Audit Committee was established in accordance with the requirements of the Securities Exchange Act of 1934 (the “1934 Act”).

Audit Committee Financial Experts Mr. Rodríguez and Ms. Goodwin are Audit Committee Financial Experts as defined by SEC rules.

Corporate Governance and Nominating Committee
5 Meetings in 2025	Members Maria Luisa Ferré (Chair) Alejandro M. Ballester Bertil Chappuis C. Kim Goodwin José R. Rodríguez	Independence Each member of the committee is independent	Charter Last Revised December 18, 2025

Primary Responsibilities

The Corporate Governance and Nominating Committee is responsible for:

•
exercising general oversight with respect to the governance of the Board;

•
identifying and recommending individuals qualified to become Board members and recommending director nominees and committee members to the Board;

•
evaluating and considering candidates for director recommended by shareholders and recommending to the Board, as it deems appropriate, actions with respect to such nominees in accordance with the Corporation’s organizational documents and applicable law;

•
reviewing and considering any communication received from shareholders of the Corporation;

•
reviewing and reporting to the Board on matters of corporate governance and developing and recommending to the Board a set of corporate governance principles applicable to Popular;

•
leading the Board and assisting its committees in the annual evaluation of the performance of the Board, its committees and the individual directors;

•
recommending to the Board the form and amount of compensation for Popular’s directors;

•
overseeing the Corporation’s strategy, initiatives, practices, and policies that relate to corporate sustainability and social responsibility matters;

•
reviewing and overseeing the Corporation’s reporting with respect to corporate sustainability matters; and

•
establishing and approving annually the Board’s continuing education program and annual training calendar, as well as receiving a report on the trainings completed each year by directors.

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Risk Management Committee
11 Meetings in 2025	Members C. Kim Goodwin (Chair) Robert Carrady Bertil E. Chappuis María Luisa Ferré José R. Rodríguez Myrna M. Soto	Independence Each member of the committee is independent	Charter Last Revised December 18, 2025

Primary Responsibilities

Assists the Board in its oversight of:

•
Popular’s enterprise-wide risk management program, practices and framework;

•
the monitoring, review and approval of the policies and procedures that measure, limit and manage Popular’s main risks, including credit, market, interest rate, liquidity, operational, technology, cyber and information security, compliance, legal, climate, reputational and strategic risks;

•
senior management’s activities with respect to capital management, including the development of Popular’s annual capital plan;

•
Popular’s information security and risk management with respect to cybersecurity;

•
Popular’s risk management with respect to environmental risks, including risks pertaining to climate change; and

•
Popular’s risk management with respect to emerging technologies, including artificial intelligence.

Risk Management Experts
Ms. Goodwin, Mr. Rodríguez and Ms. Soto are Risk Management Experts as defined in the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules of the Federal Reserve Board promulgated thereunder.

Talent and Compensation Committee
5 Meetings in 2025	Members Alejandro M. Ballester (Chair) Robert Carrady Betty DeVita Alejandro M. Sánchez Carlos A. Unanue	Independence Each member of the committee is independent	Charter Last Revised December 18, 2025

Primary Responsibilities

Discharges the Board’s responsibilities relating to:

•
the compensation of Popular’s CEO and all other executive officers;

•
the adoption of policies that govern Popular’s compensation and benefits programs;

•
overseeing succession planning for the CEO and advising management regarding succession and development for other executive officers;

•
reviewing and advising management regarding the Corporation’s human capital strategies, practices and initiatives, including corporate sustainability matters related to culture, talent acquisition and development and workforce engagement;

•
overseeing, in consultation with management, compliance with federal, state and local laws as they affect compensation matters;

•
considering, in consultation with the Chief Risk Officer, whether the incentives and risks arising from the compensation plans for all employees are reasonably likely to have a material adverse effect on Popular and taking necessary actions to limit any risks identified as a result of the risk-related reviews; and

•
reviewing and discussing with management the “Compensation Discussion and Analysis” section in Popular’s annual proxy statement in compliance with applicable law, rules and regulations.

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Talent and Compensation Committee Interlocks and Insider Participation:

None of the members of the Talent and Compensation Committee is or has been an officer or employee of Popular. In addition, none of our executive officers is, or was during 2025, a member of the board of directors or compensation committee (or other committee serving an equivalent function) of another company that has, or had during 2025, an executive officer serving as a member of our Talent and Compensation Committee. Other than Mr. Ballester, during 2025 none of the members of the Talent and Compensation Committee had any relationship with Popular disclosed under Item 404 of Regulation S-K. A summary of the relationship disclosed under Item 404 of Regulation S-K is included in the “Certain Relationships and Transactions” section of this Proxy Statement.

Technology Committee
4 Meetings in 2025	Members Bertil E. Chappuis (Chair) Richard L. Carrión Betty DeVita Maria Luisa Ferré Myrna M. Soto	Independence All members of the committee are independent, except for Mr. Carrión	Charter Last Revised December 19, 2024

Primary Responsibilities

Discharges the Board’s responsibilities, subject to review by the full Board, relating to:

•
overseeing the development and implementation of the Corporation’s technology strategy and major initiatives;

•
overseeing and reviewing Popular’s major technology related transactions, acquisitions, investments, projects and architecture decisions, including the financial, customer and strategic benefits thereof;

•
monitoring the risks associated with critical technology vendor relationships;

•
overseeing Popular’s plans and activities relevant to technology innovation and emerging technologies, including artificial intelligence; and

•
reviewing and receiving reports from management and third parties regarding the Corporation’s technology functions, operations, strategy and initiatives, as well as current and emerging technology trends and risks arising therefrom.

Board Oversight of Risk Management
While management has primary responsibility for managing risk, the Board has a significant role in the risk oversight of Popular. The Board performs its risk oversight functions directly and through several Board committees, each of which oversees the management of risks that fall within its areas of responsibility, as described below. In discharging their responsibilities, Board committees have full access to management and independent advisors as they deem necessary or appropriate. In addition, each Board committee reports to the Board on their risk oversight functions after each meeting. Whenever it is deemed appropriate, management gives presentations to the full Board in connection with specific risks, such as those related to compliance, cybersecurity and information security, among others. The principal roles and responsibilities of the Board committees in the oversight of risk management are described next.

Audit Committee
Risk Oversight Responsibilities:
•	Oversee accounting and financial reporting principles and policies, internal controls and procedures and controls over financial reporting.
•
Review reports from management, independent auditors, internal auditors, compliance group, legal counsel, regulators and outside experts, as considered appropriate, that include the risks Popular faces.

•	Evaluate and approve the annual risk assessment of the Internal Audit Division, which identifies the areas to be included in the annual audit plan.

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Corporate Governance and Nominating Committee
Risk Oversight Responsibilities:
•	Provide oversight of risks related to the composition and structure of the Board and its committees, including the selection and nomination of the members of the Board.
•	Review, approve and oversee the Corporation’s corporate governance practices.
•	Oversee the Corporation’s approach to corporate sustainability matters and how the Corporation advances sustainability in its business and operations.
•	Review and oversee the Corporation’s reporting with respect to corporate sustainability matters.

Risk Management Committee
Risk Oversight Responsibilities:
•
Review, approve and oversee management’s implementation of Popular’s risk management program and related policies, procedures and controls to measure, limit and manage Popular’s risks, including credit, market, interest rate, liquidity, operational, technology, cyber and information security, compliance, legal, climate, reputational, including social, and strategic risks, while taking into consideration their alignment with Popular’s strategic and capital plans.

•	Oversee the Corporation’s activities with respect to capital management, including overseeing the development of the annual capital plan of the Corporation.
•	Review and discuss with management Popular’s major financial risk exposures and the steps taken by management to monitor and control such exposures.
•	Oversee Popular’s cybersecurity and information security strategy and preparedness.
•	Oversee the Corporation’s environmental risks, including risk pertaining to climate change.
•	Review and receive reports on selected risk topics as management or the committee may deem appropriate.
•	Oversee the Corporation’s emerging technology risks, including risks relating to artificial intelligence.

Talent and Compensation Committee
Risk Oversight Responsibilities:
•	Establish Popular’s executive compensation and other incentive-based compensation programs, taking into account the risks that such programs may pose to Popular.
•
Evaluate, in consultation with the Chief Risk Officer, whether the incentives and risks arising from Popular’s compensation plans for all employees are likely to have a material adverse effect on Popular.

•	Take such action as the Committee deems necessary to limit any risks identified as a result of the risk-related reviews.

Technology Committee
Risk Oversight Responsibilities:
•	Provide oversight with respect to risks related to the development and implementation of Popular’s technology strategy and major initiatives.
•	Assess the risks associated with major technology related transactions, acquisitions, investments and projects.
•	Monitor the risks associated with critical technology vendor relationships.
•	Oversee Popular’s plans and activities relevant to technology innovation and emerging technologies, including artificial intelligence.

Corporate Responsibility and Sustainability
At Popular we are committed to elevating the social and economic well-being of our employees, customers and communities, through our core service offerings and responsible business practices. To fulfill our commitment, we have developed corporate sustainability practices that include transparently communicating our journey and progress.
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Our 2025 Corporate Sustainability Report is expected to be published during the second quarter of 2026. To learn more about Popular’s commitment to sustainability, please visit https://www.popular.com/en/corporate-sustainability/. The information contained in our Corporate Sustainability Report and on our website is not incorporated by reference in this Proxy Statement or considered to be a part of this document.
Board Meetings and Executive Sessions
The Board met 10 times during 2025. Each director attended 93% or more meetings of the Board and the meetings of committees of the Board on which each such director served. Directors also are kept informed of our business through meetings and direct communications with the Chairman and the CEO regarding matters
CORPORATE GOVERNANCE DIRECTORS AND EXECUTIVE OFFICERS  | 21

of interest to Popular and our shareholders. While Popular has not adopted a formal policy with respect to directors’ attendance at the meetings of shareholders, Popular encourages directors to attend all meetings of shareholders. All of our directors attended the 2025 annual meeting of shareholders.
The Corporate Governance Guidelines provide that the non-management directors will meet in executive sessions in-person after regularly scheduled Board meetings and that independent directors will also meet in executive sessions as frequently as determined by the independent directors, but not less frequently than twice a year. During 2025, directors met in executive sessions after each regularly scheduled in person Board meeting. The independent directors met 3 times during 2025.
Director Onboarding and Continuing Education
Popular provides an onboarding and orientation process for new directors to facilitate the integration of new members to the Board and enhance the overall functioning of the Board. The onboarding process provides new directors with background material on Popular, its business and strategic plan, risk profile and an overview of Boardroom dynamics and director roles and responsibilities. The onboarding process also includes meetings with Board leadership and senior management, as well as access to supplemental materials and training resources, as appropriate.
Director continuing education enhances the skills and knowledge necessary to fulfill director responsibilities. The Board has established a Director Continuing Education Program that includes in-boardroom training and educational sessions, promotes individual director development and provides supplemental educational materials and resources. On an annual basis, the Corporate Governance and Nominating Committee of the Board establishes an in-boardroom training calendar for the year to provide the Board with educational sessions on a variety of topics, including regulatory compliance, financial crimes compliance, cybersecurity, and banking regulatory trends, among others. Directors are also encouraged to further their individual development by participating in at least one director-related continuing education session each year provided by a recognized organization engaged in director continuing education services. Additionally, on an ongoing basis, directors receive supplemental educational materials and resources to complement their continuing education. These materials and resources include, among others, access to the National Association of Corporate Directors’ (NACD) Continuing Education Program, which offers our directors access to a wide range of in-person, peer-based and webinar educational programs on a variety of topics, including, strategic oversight, corporate governance, committee duties, succession planning, cyber and information security, board leadership and industry developments.
Annual Board Self-Evaluation process
Our Board conducts an annual self-assessment that is intended to determine whether the Board, its committees and each individual director are functioning effectively and provides them with the opportunity to evaluate, reflect and improve processes, performance and effectiveness. As part of such assessment, each director is provided a written questionnaire that is designed to gather suggestions for improving Board and committee effectiveness and solicit feedback on a wide range of issues, including, among others:

Board and Committee composition, structure and operations;
Board dynamics, culture and standards of conduct;
Adequacy of management provided materials and information;
Access to management; and
Board effectiveness and accountability.

Each of the five standing committees of the Board is also required to conduct its own written annual self-assessment, which generally evaluates matters such as: (i) responsibilities and organization of the committee, including adequacy of its charter; (ii) operations of the committee; (iii) the adequacy of meeting materials and information provided; and (iv) assessment of the committee’s performance of its assigned duties, among others. Each director also participates in an individual director self-assessment where directors evaluate their own performance and effectiveness and identify areas for improvement. Additionally, our Corporate Governance Guidelines provide that the Corporate Governance and Nominating Committee shall retain, at least every three years, an independent consultant to facilitate the Board’s performance evaluation. The most recent Board evaluation facilitated by an independent consultant was performed as part of the 2024 Board evaluation process.
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The Corporate Governance and Nominating Committee oversees the annual self-evaluation process with the input from the Chairman and the Lead Independent Director. Responses to the Board and committee self-assessments, including written comments, are tabulated to show trends compared to prior years.
Responses are not attributed to individual directors in order to promote openness, discussion and collegiality. The Board and Committee self-assessment results are discussed in the Corporate Governance and Nominating Committee, and the Chair of the Corporate Governance and Nominating Committee leads the discussion with the full Board. The committee self-assessment results are also discussed at each committee, followed by a discussion of the results with the full Board led by each Committee Chair. The results of the individual director self-assessments are shared with the Chairman and the Lead Independent Director, which then engage on one-on-one conversations with the individual directors to obtain their assessment and provide feedback, as needed. Following the discussions of the results of the evaluations, appropriate action plans are developed and executed in partnership with management.
The Corporate Governance and Nominating Committee annually reviews the format and process to be used to carry out the Board, committee and individual director self-assessment, as well as evaluates potential enhancements to the process.
The following summarizes the 2025 Board’s self-assessment process:

Framework

The Corporate Governance and Nominating Committee reviews the format and establishes the scope, process and framework for the Board, Committees and director self-assessments.

Self-Assessment

Directors complete a written self-assessment of the Board and the Committees on which they serve and an individual director self-assessment.

Analysis

The responses and feedback obtained from the Board and Committee self-assessments are collected, analyzed and aggregated into reports with a summary of the results.

Feedback

The results of the self-assessments are provided and discussed by the full Board and each of the Committees. The individual director self-assessments are shared with the Chairman and the Lead Independent Director, which then provide feedback to each director.

Action Plan

The Board and each of the Committees consider and develop action plans to address areas of improvement and monitor the progress of the implementation of the agreed upon actions.

Management Succession Planning
Popular’s Board recognizes that one of its most important duties is to ensure senior leadership continuity by overseeing the development of executive talent and planning for the efficient succession of the CEO and other executive officers. The Board has delegated primary responsibility for succession planning to the Talent and Compensation Committee. The Talent and Compensation Committee reviews annually a management succession plan, developed by the CEO, and reports annually to the Board on the management succession plan. The principal components of this plan are: (i) a proposed plan for emergency CEO succession, (ii) a proposed plan for CEO succession in the ordinary course of business, and (iii) the CEO’s plan for management succession for the other policy-making officers of Popular. The succession plan includes an assessment of the experience, performance, skills and planned career paths for possible candidates within the senior management team. Development initiatives supporting the succession plan include job enhancements and rotations, the Executive Development Program, specialized external trainings and competency assessments.
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Hedging and Pledging Policy
Our Corporate Governance Guidelines prohibit executive officers and directors of Popular from engaging in hedging or monetization transactions with respect to Popular’s securities. Such prohibited transactions include, but are not limited to, zero-cost collars, equity swaps, and forward sale contracts since they are considered speculative as they allow the shareholder to lock in the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. This allows the holder to continue to own the underlying securities without the full rewards and risks of ownership. In addition, pledging of Popular’s securities, including restricted stock and restricted stock units granted as compensation, by executive officers and directors is also prohibited under the Corporate Governance Guidelines. This prohibition includes securities pledged as collateral for margin accounts, as well as securities pledged as collateral for loans.
Code of Ethics
The Board has adopted a Code of Ethics applicable to Popular’s employees, officers and directors. The Code of Ethics reaffirms Popular’s high standards of ethics, integrity and honesty, and provides the general rules to be followed in order to act in accordance with our ethical principles. Directors, NEOs, other executive officers and employees are required to read and comply with the Code of Ethics. Popular offers a training on its Code of Ethics to all new employees shortly after their start date and also provides periodic Code of Ethics training to all employees. The Code of Ethics training is available in both English and Spanish. Moreover, on an annual basis employees must certify that they have read the Code of Ethics and complete a Declaration on Code of Ethics, Anti-Bribery/Anti-Corruption Policy and Possible Conflicts of Interest. In addition, suppliers, including vendors, service providers, consultants and contractors, among others, are subject to the Code of Ethics for Popular Suppliers.
Overall responsibility for interpreting and applying the Code of Ethics rests with the Corporate Ethics Officer, whose work is overseen by Popular’s Chief Legal Officer and the Board. At least once a year, the Corporate Ethics Officer reports to the Board on the status of the Code of Ethics, ethics training and other ethics-related matters. Our Board of Directors plays an essential oversight role over ethics-related matters of the Corporation, by among others:
•	modeling ethical standards by focusing on the character, integrity, and qualifications of its members and those of the senior management of the Corporation;
•	overseeing management’s identification, monitoring and control of internal risks, including compliance with the Code of Ethics; and
•	overseeing the management of violations to the Code of Ethics.
The Code of Ethics provides that any waivers of its terms granted to NEOs, other executive officers or directors may be made only by the independent members of the Board. Any such waivers must be promptly disclosed to the shareholders.
During 2025, Popular did not receive or grant any request from directors, NEOs or other executive officers for waivers under the provisions of the Code of Ethics. The Code of Ethics was last revised on September 2025 and is available on the Corporate Governance section of Popular’s website in English at https://investor.popular.com/eng/corporate-governance/ and in Spanish at https://investor.popular.com/esp/regencia-corporativa/. Popular posts on its website any amendments to the Code of Ethics and any waivers granted to the President and CEO, the CFO, the Corporate Comptroller or directors.
Popular expects employees to report behavior that concerns them or that may represent a violation of the Code of Ethics. Popular offers several channels by which employees may raise an issue or concern, including any actual or potential violations of the Code of Ethics. One such method is EthicsPoint, a website and telephone hotline that is available 24/7. EthicsPoint reports can be submitted anonymously.
Insider trading policy and procedures
Popular has adopted an Insider Trading Policy and Insider Trading Procedures (collectively, the “Insider Trading Policy and Procedures”) that govern the purchase, sale and/or disposition of securities of Popular by directors, officers and employees of Popular. In addition, the Insider Trading Policy and Procedures establish that Popular shall not buy or sell securities of Popular on the basis of material non-public information relating to Popular in violation of federal or state securities laws. We believe that these documents are reasonably designed to promote compliance with insider trading laws, rules and regulations and with any listing standards applicable to Popular. A copy of the Insider Trading Policy and Procedures are included as Exhibit 19.1 in our Annual Report on Form 10-K filed with the SEC on March 2, 2026.
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Nomination of Directors
The Corporate Governance and Nominating Committee Charter provides that, in nominating candidates, the Committee will take into consideration such factors as it deems appropriate, which may include judgment, skills, diversity, experience with business and other organizations, the interplay of the candidate’s experience with the experience of the existing Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.
The Corporate Governance and Nominating Committee will consider candidates for director who are recommended by its members, by other Board members, by management, by shareholders, by contacts in the communities we serve, and by third-party search firms. The Corporate Governance and Nominating Committee has the authority to engage a third-party search firm or consultant to identify and provide information on potential candidates for review, based on the criteria described in this section.
There are no differences in the manner in which the Corporate Governance and Nominating Committee will evaluate nominees for director in the event the nominee is recommended by a shareholder.
Shareholders who wish to submit nominees for director for consideration by the Corporate Governance and Nominating Committee for election at Popular’s 2027 annual meeting of shareholders may do so as set forth under the “General Information About the Meeting—Shareholder Proposals” section of this Proxy Statement.
There were no nominees for director recommended by shareholders for consideration by the Corporate Governance and Nominating Committee for election at the 2026 annual meeting of shareholders. At this year’s annual meeting, all nominees are currently incumbent directors. Under Popular’s Corporate Governance Guidelines, the Board should, based on the recommendations of the Corporate Governance and Nominating Committee, select nominees for the position of independent director by considering the following criteria:
Criteria For Nomination

Personal qualities and characteristics, accomplishments and reputation in the business community.
Current knowledge and contacts in the communities in which Popular does business and in Popular’s industry or other industries relevant to Popular’s business.
Ability and willingness to commit adequate time to Board and committee matters.
The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of Popular.
Diversity of knowledge, viewpoints, background, experience and other demographics relevant to Popular’s business.

DIRECTOR EXPERIENCE, SKILLS AND DEMOGRAPHICS
The Corporate Governance and Nominating Committee does not have a specific diversity policy with respect to the director nomination process. Rather, the committee considers diversity in the broader sense of how a candidate’s viewpoints, experience, skills, background and other demographics could assist the Board in light of the Board’s composition at the time. The Board believes that each director contributes to the overall diversity by providing a variety of personal and professional experiences and backgrounds. The Board believes that the current directors and nominees reflect a broad diversity of background, skills, experiences and other demographic.
CORPORATE GOVERNANCE DIRECTORS AND EXECUTIVE OFFICERS  | 25

BOARD OF DIRECTORS EXPERIENCE AND SKILLS

DIRECTORS' EXPERIENCE AND SKILLS	Ballester	Carrady	Carrión	Chappuis	DeVita	Ferré	Ferrer	Goodwin	Rodríguez	Sanchez	Soto[1]	Unanue
Banking or Financial Services			●		●		●	●		●		
Business Transformation	●		●	●	●	●	●	●	●			
Technology and Information Security			●	●	●	●					●	
Senior Management & Leadership	●	●	●	●	●	●	●	●	●	●	●	●
Public Company Governance			●				●		●	●	●	
Human Capital Management	●	●	●	●	●	●	●		●			●
Audit & Risk Oversight			●		●			●	●	●	●	
Capital Markets and M&A			●	●			●	●	●	●		
Understanding Popular's Primary Market	●	●	●	●		●	●					●

GENDER	Ballester	Carrady	Carrión	Chappuis	DeVita	Ferré	Ferrer	Goodwin	Rodríguez	Sanchez	Soto[1]	Unanue
Female					●	●		●			●	
Male	●	●	●	●			●		●	●		●

DEMOGRAPHIC BACKGROUND	Ballester	Carrady	Carrión	Chappuis	DeVita	Ferré	Ferrer	Goodwin	Rodríguez	Sanchez	Soto[1]	Unanue
African American or Black								●				
Alaskan Native or Native American												
Asian												
Hispanic or Latino	●		●	●		●	●		●	●	●	●
Native Hawaiian or Pacific Islander												
White	●	●	●	●	●	●	●		●	●	●	●
LGBTQ+											●

(1)
On February 25, 2026, Ms. Soto informed the Board of her decision not to stand for re-election to the Corporation’s Board upon the expiration of her current term, which expires at the Corporation's 2026 Annual Meeting of Shareholders.

26 | 2026 POPULAR, INC. PROXY STATEMENT

Communication with the Board
Any shareholder who desires to contact the Board or any of its members may do so by writing to:

Popular, Inc., Board of Directors (751), P.O. Box 362708, San Juan, PR 00936-2708
Alternatively, a shareholder may contact the Audit Committee or any of its members telephonically by calling the toll-free number (866) 737-6813 or electronically through www.popular.com/ethicspoint-en.

Popular’s Corporate Secretary reviews all correspondence addressed to the Board or any of its members and provides the Board with copies of all communications that deal with the functions of the Board or its committees, or that otherwise require Board attention. Communications received by the Audit Committee that are not related to accounting or auditing matters may, in its discretion, be forwarded by the Audit Committee or any of its members to other committees of the Board or to Popular’s management for review.
Where to Find More Information on Governance
Popular maintains a corporate governance section on its website at www.popular.com/en/investor-relations/ where investors may find copies of our principal governance documents. The corporate governance section of Popular’s website contains, among others, the following documents:

Audit Committee Charter
Code of Ethics
Code of Ethics for Popular Suppliers
Corporate Governance and Nominating Committee Charter
Corporate Governance Guidelines
Corporate Sustainability Report
Insider Trading Policy
Risk Management Committee Charter
Talent and Compensation Committee Charter
Technology Committee Charter

CORPORATE GOVERNANCE DIRECTORS AND EXECUTIVE OFFICERS  | 27

Directors and Executive Officers
Nominees for Election as Directors
Information relating to director nominee’s participation in Popular’s committees, age, principal occupation, business experience during the past five years (including positions held with Popular or its subsidiaries and the period during which each director has served in such capacity), directorships, expertise, skills and qualifications is set forth below. All of Popular’s directors are also directors of the following subsidiaries of Popular: Popular North America, Inc., Banco Popular de Puerto Rico (“BPPR”) and Popular Bank.

ALEJANDRO M. BALLESTER PRESIDENT BALLESTER HERMANOS, INC. INDEPENDENT Director Since 2010 Age 59
BACKGROUND
President of Ballester Hermanos, Inc., a major food and beverage distributor in Puerto Rico, since 2007.
QUALIFICATIONS
Mr. Ballester has a comprehensive understanding of Puerto Rico’s consumer products and distribution industries acquired through over 35 years of experience at Ballester Hermanos, Inc., a privately-owned business dedicated to the importation and distribution of grocery products, as well as beer, liquors and wine for the retail and food service trade in Puerto Rico, and food service operations in Panama. As of December 31, 2025, Ballester Hermanos had approximately $260 million in assets and annual revenues of approximately $560 million. Mr. Ballester is familiar with the challenges faced by family-owned businesses, which constitute an important market segment for Popular’s commercial banking units. He has proven to be a successful entrepreneur establishing the food service division of Ballester Hermanos in 1999, which today accounts for 48% of the firm’s revenues. During 2009, he was a director of the Government Development Bank for Puerto Rico and member of its audit and investment committees where he obtained experience in overseeing a variety of fiscal issues related to various government agencies, instrumentalities and municipalities. The experience, skills and understanding of the Puerto Rico economy and government financial condition acquired by Mr. Ballester are of great value to the Board.
Committees
Talent and Compensation (Chair)

Audit

Corporate Governance and Nominating
EXPERIENCE & SKILLS

28 | 2026 POPULAR, INC. PROXY STATEMENT

ROBERT CARRADY PRESIDENT AND CHIEF EXECUTIVE OFFICER CARIBBEAN CINEMAS INDEPENDENT Director Since 2019 Age 70
BACKGROUND
President and CEO of Caribbean Cinemas, a family-owned business and the largest movie theater chain in the Caribbean, since 2006.
QUALIFICATIONS
Mr. Carrady, as President of Caribbean Cinemas, has acquired extensive leadership and business operations experience by overseeing and managing a theater operation of approximately 615 cinema screens in 75 locations across Puerto Rico, the Dominican Republic and several other Caribbean islands, as well as in Guyana, Panama and Bolivia. His entrepreneurial skills have helped develop Caribbean Cinemas into the largest movie theater chain in the Caribbean and transformed the company, which today manages in-house the construction of new sites, theatre operations, film buying, food concessions, screen advertising, game room concessions, film production and commercial real estate leasing and management. Mr. Carrady’s experience as a business leader and entrepreneur, as well as his thorough understanding of the Caribbean region, one of the markets where Popular operates, brings great value to our Board.
COMMITTEES
Risk Management

Talent and Compensation
EXPERIENCE & SKILLS

CORPORATE GOVERNANCE DIRECTORS AND EXECUTIVE OFFICERS  | 29

RICHARD L. CARRIÓN CHAIRMAN OF THE BOARD OF DIRECTORS POPULAR, INC. Director Since 1991 Age 73
Background
Chairman of Popular since 1993 and Executive Chairman from July 2017 to July 2019. CEO of Popular from 1994 to June 2017 and President from 1991 to January 2009 and from May 2010 to September 2014. Executive Chairman of BPPR from July 2017 to July 2019, Chairman since 1993 and CEO from 1989 to June 2017. President of BPPR from 1985 to 2004 and from May 2010 to September 2014. Executive Chairman of Popular Bank from July 2017 to July 2019 and Chairman since 1998. Chairman of Popular North America, Inc. and other direct and indirect wholly-owned subsidiaries of Popular and CEO until 2017. Director of the Federal Reserve Bank of New York from January 2008 to December 2015. Chairman of the Board of Trustees of Fundación Banco Popular, Inc. since 1991. Chairman and Director of Popular Foundation, Inc. since 2005. Member of the Board of Directors of Verizon Communications, Inc. from 1995 to May 2019. Member of the International Olympic Committee since 1990 and Chairman of the International Olympic Committee Finance Commission from 2002 to 2013. Managing Member of RCA3 Investments, LLC, an entity engaged in financial consulting since October 2017. Chairman of the Board of Vall Banc, an Andorra-based bank, from October 2017 to February 2022. Member of the Supervisory Board of NIBC Holdings N.V., a commercial bank in the Netherlands, from September 2017 to February 2021. Member of the Board of Directors of First Bank, an entity engaged in banking in Romania, from November 2018 to June 2024. Member of the Board of Directors of Insigneo Financial Group, an international wealth management firm, since 2022. Member of the Board of Heymondo Travel Services S.L., a Spanish-based digital travel insurance provider, since March 2025.
QUALIFICATIONS
Mr. Carrión’s 49 years of banking experience, over 33 years heading Popular, give him a unique level of knowledge of the Puerto Rico financial system. Mr. Carrión is a well-recognized leader with a vast knowledge of the Puerto Rico economy, and is actively involved in major efforts impacting the local economy. His knowledge of the financial industry led him to become a director of the Federal Reserve Bank of New York for eight years.
Committees
Technology
EXPERIENCE & SKILLS

30 | 2026 POPULAR, INC. PROXY STATEMENT

BERTIL E. CHAPPUIS CO-FOUNDER AND CHIEF EXECUTIVE OFFICER XTILLION, LLC INDEPENDENT Director Since 2024 Age 59
BACKGROUND
Chief Executive Officer and Co-Founder of Xtillion, LLC, a data engineering and artificial intelligence services firm serving major enterprises, since September 2023. Senior Partner at McKinsey & Company, Inc. from August 1995 until June 2022. Co-Founder and Partner at Intellect Partners, Inc., a Silicon Valley based intellectual property firm focused on technology licensing and commercialization, from August 1992 until August 1995. Founding Member and Chairman of Platform for Social Impact, a not-for-profit organization dedicated to the eradication of childhood poverty through economic mobility for families in Puerto Rico, since October 2022. Member of the Legacy Council of the Boys and Girls Club of Puerto Rico from December 2017 until October 2022.
QUALIFICATIONS
Mr. Chappuis has over 28 years of experience advising Fortune 500 technology companies and financial services firms on corporate strategy, mergers and acquisitions, commercial operations and private equity investments. He also led the strategic advisory work that underpinned the fiscal restructuring program for the Financial Oversight and Management Board for Puerto Rico to restructure more than $120 billion of Puerto Rico’s debt and pension liabilities and establish balanced budgets for the Government of Puerto Rico. As co-founder and CEO of Xtillion, he is deeply involved in digital and artificial intelligence transformation of enterprises. Mr. Chappuis brings extensive organizational transformation experience, a deep understanding of the impact of technology on organizations and financial markets, and a thorough understanding of Puerto Rico’s economy and financial condition.
COMMITTEES
Technology (Chair)

Corporate Governance and Nominating

Risk Management
EXPERIENCE & SKILLS

CORPORATE GOVERNANCE DIRECTORS AND EXECUTIVE OFFICERS  | 31

BETTY DEVITA CHIEF EXECUTIVE OFFICER AND FOUNDER BET DEV SOLUTIONS LLC INDEPENDENT Director Since 2021 Age 65
BACKGROUND
Chief Executive Officer and Founder of Bet Dev Solutions LLC, a fintech advisory and consulting firm, since 2019. Member of the Board of Directors of FinConecta, a privately held global technology company focused on the digitalization of finance and open banking, since February 2019. Chief Business Officer of FinConecta from February 2019 to December 2024. Member of the Board of Directors of People’s Group, a Canadian bank, trust company and payments company, since February 2025. Chief Commercial Officer of Digital Payments & Labs at Mastercard Worldwide where she oversaw the company’s research, development, and deployment of payment innovations across a wide range of global markets, from May 2015 to February 2019. President of Mastercard Canada, Inc., from September 2010 to April 2015. Before joining Mastercard, Ms. DeVita held various positions of increasing responsibility at Citigroup, Inc. from 1981 to 2010, including leadership roles in North America, Latin America, and Korea, culminating in her position as Chairman and CEO of Citibank Canada Inc. Member of the Board of Directors of Molson Coors Brewing Co., a publicly traded brewing company, from May 2016 to May 2020. Member of the Board of Directors of Home Capital Group Inc., from November 2021 to September 2023. Member of the Advisory Board of VoPay International Inc., a private fintech-as-a-service technology company, from January 2024 to December 2024. Member of the Board of the NACD New York Chapter since 2023.
QUALIFICATIONS
Ms. DeVita has over 44 years of experience in the banking and payments industry, including as a well-recognized leader integrating technology and digital solutions to financial services. Her extensive senior leadership experience in banking and payments and her deep understanding of the role of technology in the financial services industry is of great value to our Board.
COMMITTEES
Talent and Compensation

Technology
EXPERIENCE & SKILLS

32 | 2026 POPULAR, INC. PROXY STATEMENT

MARÍA LUISA FERRÉ RANGEL CHIEF EXECUTIVE OFFICER GRUPO FERRÉ RANGEL INDEPENDENT Director Since 2004 Age 62 LEAD INDEPENDENT DIRECTOR OF POPULAR, INC.
BACKGROUND
Chief Executive Officer of Grupo Ferré Rangel (FRG, LLC & 5S, LLC), a diversified family enterprise with operations in media, real estate, energy, event production and contact centers across Puerto Rico, the United States and Latin America, since 2003. Publisher of GFR Media, LLC, Puerto Rico’s leading media ecosystem, encompassing El Nuevo Día, Primera Hora, multiple digital platforms, event production company and education services, since 2006, and Chair of its Board of Directors from 2006 to 2016. Trustee and President of the Board of Trustees of The Luis A. Ferré Foundation, Inc., since 2003, which operates the Museo de Arte de Ponce, one of the most important art museums in the Caribbean and Latin America. President of the Board of Multisensory Reading Center of PR, Inc., a nonprofit organization advancing literacy through innovative educational methods, since 2012. Member of the Latin American and Caribbean Fund of The Museum of Modern Art (MoMA), New York, since 2013.
QUALIFICATIONS
Ms. Ferré Rangel has over 27 years of experience as Chief Executive Officer of Grupo Ferré Rangel, with consolidated assets of approximately $300 million and annual net revenues of approximately $107 million as of December 31, 2025. Lead director of a fifth-generation family enterprise impacting Puerto Rico’s civic and economic development. She possesses a deep understanding of Puerto Rico, Popular’s principal market, has extensive governance experience across public, private and nonprofit boards, and knowledge in organizational transformation. Her leadership and experience allow her to make significant contributions to the Board while providing thoughtful insight regarding the communications needs of Popular.
COMMITTEES
Corporate Governance and Nominating (Chair)

Risk Management

Technology
OTHER CURRENT PUBLIC COMPANY BOARDS
W.R. Berkley Corporation (since May 2017)
EXPERIENCE & SKILLS

CORPORATE GOVERNANCE DIRECTORS AND EXECUTIVE OFFICERS  | 33

JAVIER D. FERRER PRESIDENT AND CHIEF EXECUTIVE OFFICER POPULAR, INC. Director Since 2025 Age 64
Background
President and Chief Executive Officer of Popular, BPPR, Popular Bank and Popular North America, Inc. since July 2025. President and Chief Operating Officer (“COO”) of Popular, BPPR and Popular North America, Inc. and President of Popular Bank, from May 2024 to June 2025. Before assuming his role as President and Chief Operating Officer, Mr. Ferrer served as Executive Vice President, COO and Head of Business Strategy of Popular; Executive Vice President, COO and Head of Business Strategy of Popular North America, Inc.; Senior Executive Vice President, COO and Head of Business Strategy of BPPR and Senior Executive Vice President and Head of Business Strategy of Popular Bank from January 2022 to May 2024. From October 2014 to January 2022, Mr. Ferrer served as Executive Vice President, Chief Legal Officer and General Counsel of the Corporation, Popular North America, Inc., BPPR and Popular Bank. He further served as Secretary of the Corporation, Popular North America, Inc., BPPR and Popular Bank from October 2014 to May 2024. Mr. Ferrer has been a member of the Board of Directors of BPPR since March 2015 and a member of its Trust Committee since September 2019, and a member of the Board of Directors of Popular Bank since April 2024. Member of the Board of Trustees of Fundación Banco Popular, Inc. since June 2025 and of Popular Foundation, Inc. since November 2024. Member of the Board of Directors of the Puerto Rico Bankers Association since July 2025, member of the Board of Directors of SER de Puerto Rico since August 2025 and member of the Advisory Council of The Conservation Trust of Puerto Rico since October 2025.
QUALIFICATIONS
As President and Chief Executive Officer and, previously, as Chief Operating Officer of Popular, Mr. Ferrer has demonstrated solid strategic and analytical skills and understanding of Popular’s main markets. He has further overseen all business lines, directed Popular’s strategic planning and data and analytics functions, and has been instrumental in the design and execution of Popular’s Transformation program. Prior to joining Popular in 2014 as its Chief Legal Officer and Secretary, Mr. Ferrer was a founding partner of Pietrantoni Méndez & Alvarez LLC, a Puerto Rico-based law firm, where he worked from September 1992 to December 2012 and from August 2013 to September 2014. From January 2013 to July 2013, Mr. Ferrer served as President of the Government Development Bank for Puerto Rico and Vice Chairman of its Board of Directors, as well as Chairman of the Economic Development Bank for Puerto Rico. His years in private law practice and public service give him vast experience in corporate and regulatory matters, including banking, corporate and commercial law, mergers and acquisitions, securities and capital markets.
EXPERIENCE & SKILLS

34 | 2026 POPULAR, INC. PROXY STATEMENT

C. KIM GOODWIN PRIVATE INVESTOR INDEPENDENT Director Since 2011 Age 66
BACKGROUND
Private investor since 2008. Independent director of TJX Companies, Inc. since October 2020 and member of its Audit and Compensaton Committees. Non-executive director of PineBridge Investments, LLC, a global asset management firm with over $157.1 billion in assets under management, from May 2011 to December 2025, and Chair of the Audit Committee and member of the Remuneration Committee. Member of the Board of Directors of General Mills, Inc. from June 2022 until September 2025 and member of its Compensation and Finance Committees. Member of the Advisory Board of Grupo Ferré Rangel Holdings from 2017 to 2019 and the Board of Trustees of Princeton University from 2004 to 2008 and from 2014 to 2022. Member of the Board of Directors of the Princeton University Investor Company (Princo) since 2017.
QUALIFICATIONS
Ms. Goodwin’s experience as chief investment officer at several global financial services firms provides the Board with insight into the perspective of institutional investors. Her analytical skills and understanding of global financial markets have proved to be valuable assets. As Head of Equities at Credit Suisse Asset Management from 2006 to 2008, Ms. Goodwin oversaw enterprise risk and investment functions for her global department and spent the last decade of her career restructuring and transforming investment teams for optimal performance. Through her experiences as a member of the Audit Committee of Akamai Technologies, Chair of the Audit Committee of PineBridge Investments and Chair of Popular’s Risk Management Committee, Ms. Goodwin has developed profound knowledge of the risks related to our business. She has also developed expertise in identifying, assessing and managing risk exposure, successfully leading the Board’s efforts on risk oversight. Finally, Ms. Goodwin also provides Popular with valuable insight regarding the use of technology by financial firms.
COMMITTEES
Risk Management (Chair and Risk Management Expert)

Audit (Financial Expert)

Corporate Governance and Nominating
OTHER CURRENT PUBLIC COMPANY BOARDS
The TJX Companies, Inc. (since October 2020)

EXPERIENCE & SKILLS

CORPORATE GOVERNANCE DIRECTORS AND EXECUTIVE OFFICERS  | 35

JOSÉ R. RODRÍGUEZ BUSINESS CONSULTANT INDEPENDENT Director Since 2021 Age 67
BACKGROUND
Business Consultant on business processes and governance matters since March 2021. Certified public accountant since March 1984. Audit partner at KPMG LLP from 1995 until his retirement in 2021. For more than 25 years with KPMG, Mr. Rodríguez held diverse leadership positions, including Partner in Charge and Executive Director of KPMG’s Audit Committee Institute from June 2016 to April 2021, member of KPMG US’s Board of Directors from 2006 to 2011, including as Ombudsman responsible for leading the firm’s internal regulatory investigations. He also served as Chief Operating Officer for KPMG’s Global Audit Practice from 2012 to September 2015 and Office Managing Partner for the firm’s Global Service Center from 2013 to September 2015. Chairman of the Board of Directors of CareMax, Inc., from February 2022 to February 2025 and a director from June 2021 to February 2025. Chairman and member of the board of the Latin Corporate Directors Association, member of Marymount University’s Board of Trustees and member of Belmont Abbey College Board of Trustees. Chair of the Board of Overseers of the University of Miami School of Business from March 2016 to May 2024. Member of the Advisory Board of Wake Forest University School of Business from 2010 to 2024.
QUALIFICATIONS
Mr. Rodríguez has over 41 years of experience as a Certified Public Accountant and is a well-recognized leader in the field of accounting. His vast knowledge and expertise in accounting, auditing and financial sectors, as well as his many roles as a trusted advisor brings an invaluable and essential perspective to our Board. Mr. Rodríguez is NACD (National Association of Corporate Directors) Directorship Certified™.
COMMITTEES
Audit (Chair and Financial Expert)

Corporate Governance and Nominating

Risk Management (Risk Management Expert)
OTHER CURRENT PUBLIC COMPANY BOARDS
Primoris Services Corporation (since May 2021)
EXPERIENCE & SKILLS

36 | 2026 POPULAR, INC. PROXY STATEMENT

ALEJANDRO M. SÁNCHEZ PRESIDENT AND CHIEF EXECUTIVE OFFICER SALVA FINANCIAL GROUP OF FLORIDA INDEPENDENT Director Since 2023 Age 68
BACKGROUND
President and Chief Executive Officer of Salva Financial Group of Florida, a financial services consulting and advisory firm, since January 2024. Executive Advisor to Nasdaq, Inc., since February 2024. Chief Executive Officer Emeritus of the Florida Bankers Association, an industry association representing Florida’s banks, since November 2023, President and Chief Executive Officer from 1998 until November 2023, and Senior Vice President from 1993 until 1998. Member of the Board of Directors of TrustCo Bank Corp. from October 2022 to April 2023. Member of the Advisory Committee of the Export-Import (EXIM) Bank of the United States of America from July 2019 until September 2021. Member of the Federal Retirement Thrift Investment Board from November 2002 until November 2011. Since March 2022, he has been a member of the Board of Directors of Apalachee Center Hospital, Inc., a Florida treatment center facility dedicated to helping patients recover from mental illness, substance abuse and emotional and behavioral problems. Honorary Professor at the University of Edinburgh Business School since December 2024.
QUALIFICATIONS
Mr. Sánchez has over 30 years of banking industry experience, with over 25 years leading the Florida Bankers Association. He has served on various federal boards and agencies under different U.S. Presidents and held several gubernatorial appointments in the State of Florida. He has been a promoter and advocate for the banking industry before regulatory and legislative bodies in the State of Florida and Washington D.C. He brings a deep knowledge of the banking industry and the regulatory environments in which Popular operates, as well as his political insights, to our Board. Mr. Sánchez is a Lawyer and a US Air Force Veteran.
COMMITTEES
Audit

Talent and Compensation
OTHER CURRENT PUBLIC COMPANY BOARDS
Republic Bancorp, Inc. (since April 2024)

Business First Bancshares, Inc. (since March 2025)
EXPERIENCE & SKILLS

CORPORATE GOVERNANCE DIRECTORS AND EXECUTIVE OFFICERS  | 37

CARLOS A. UNANUE PRESIDENT GOYA DE PUERTO RICO, INC. INDEPENDENT Director Since 2010 Age 62
BACKGROUND
President of Goya de Puerto Rico, Inc. since 2003 and of Goya Santo Domingo, S.A. since 1994, food processors and distributors.
QUALIFICATIONS
Mr. Unanue has 39 years of experience at Goya Foods, Inc., a privately-held family business with operations in the United States, Puerto Rico, Spain and the Dominican Republic that is dedicated to the sale, marketing and distribution of Hispanic food, as well as to the food processing and canned food manufacturing business. Through his work with Goya, Mr. Unanue has developed a profound understanding of Popular’s two main markets, Puerto Rico and the United States. His experience in distribution, sales and marketing has provided him with the knowledge and experience to contribute to the development of Popular’s business strategy, while his vast experience in management at various Goya entities has allowed him to make valuable contributions to the Board in its oversight functions.
COMMITTEES
Audit

Talent and Compensation
EXPERIENCE & SKILLS

38 | 2026 POPULAR, INC. PROXY STATEMENT

Executive Officers
The following information sets forth the names of our executive officers, their age, business experience and directorships during the past five years, as well as the period during which each such person has served as executive officer of Popular.
JAVIER D. FERRER

PRESIDENT AND CHIEF EXECUTIVE OFFICER

Mr. Ferrer, age 64, has been President and Chief Executive Officer of Popular, BPPR and Popular Bank, since July 1, 2025. President of Popular, BPPR and Popular Bank since May 2024 and Chief Operating Officer of Popular and BPPR from January 2022 to June 30, 2025. Prior to that, he was Executive Vice President, Chief Legal Officer and General Counsel of Popular from October 2014 until December 2021. For additional information, please refer to the “Nominees for Election as Directors” section of this Proxy Statement.

Camille Burckhart

EXECUTIVE VICE PRESIDENT, CHIEF INFORMATION AND
DIGITAL STRATEGY OFFICER
DIGITAL, INNOVATION AND TECHNOLOGY GROUP

Ms. Burckhart, age 46, has been Executive Vice President and Chief Information and Digital Strategy Officer of Popular since July 2015. Prior to becoming Executive Vice President, Ms. Burckhart was the Senior Vice President in charge of the Technology Management Division from December 2010 to June 2015. She has been a member of the Board of Trustees of Fundación Banco Popular since October 2018. Member of the Board of Directors of Nuestra Escuela from August 2016 to August 2025.

Beatriz Castellví

EXECUTIVE VICE PRESIDENT AND CHIEF SECURITY OFFICER
CORPORATE SECURITY AND OPERATIONS GROUP

Ms. Castellví, age 58, has been Executive Vice President and Chief Security Officer of Popular in charge of cybersecurity, data privacy and fraud since May 2018. In October 2025, she assumed the oversight of the business operations function of the Corporation. Prior to becoming Executive Vice President, she was Senior Vice President and General Auditor of the Corporation from November 2012 to April 2018, after having held various other roles in the Corporation for the previous 15 years. Since January 2021, Ms.Castellví has been a member of the Board of the Jane Stern Dorado Community Library and Chairman of its Technology Committee since March 2022 and as Vice President of the Board since September 2025. Ms. Castellví served as a member of the Executive Council of the Puerto Rico Ellevate Chapter from 2013 to 2024 and as Treasurer from 2013 to January 2019.

CORPORATE GOVERNANCE DIRECTORS AND EXECUTIVE OFFICERS  | 39

Luis E. Cestero

EXECUTIVE VICE PRESIDENT
RETAIL AND BUSINESS SOLUTIONS GROUP

Mr. Cestero, age 52, has been Executive Vice President of BPPR in charge of the Retail and Business Solutions Group since May 2023. Previously, from July 2017 until April 2023, he was Executive Vice President of BPPR in charge of the Retail Banking Group. Prior to becoming Executive Vice President, Mr. Cestero was the Senior Vice President in charge of Retail Banking Administration from May 2009 to June 2017.

Manuel Chinea

EXECUTIVE VICE PRESIDENT
CHIEF OPERATING OFFICER OF POPULAR BANK

Mr. Chinea, age 60, has been Executive Vice President of Popular since January 2016 and Chief Operating Officer of Popular Bank since February 2013. He has served as a member of the Board of Trustees of Popular Foundation since October 2013, member of the Board of Directors of the Hispanic Federation since June 2016, Treasurer since July 2023 and Chairman from July 2020 to July 2023, and a member of the Board of Junior Achievement New York from October 2017 until March 2021. In January 2022, he joined the New York State Department of Financial Services Advisory Council on community development financial institutions (“CDFI”) and minority depository institutions (“MDI”). In September 2024, he was appointed to the Community Development Advisory Board of the U.S. Treasury Department’s Community Development Financial Institutions Fund.

José R. Coleman Tió

EXECUTIVE VICE PRESIDENT AND CHIEF LEGAL OFFICER
GENERAL COUNSEL AND CORPORATE MATTERS GROUP

Mr. Coleman Tió, age 45, has been Executive Vice President, Chief Legal Officer and General Counsel since January 2022, and Secretary of the Board of Directors of Popular and its banking subsidiaries since May 2024. In October 2025, he assumed the oversight of the Corporation’s strategic planning functions. From April 2017 to May 2024, he served as Assistant Secretary of the Board of Directors of Popular and its banking subsidiaries. From February 2017 until December 2021, he was Senior Vice President and Deputy General Counsel of Popular. Prior to joining Popular, Mr. Coleman Tió was an independent provider of legal and financial advisory services from May 2016 until January 2017. He also served in senior roles in the Government Development Bank for Puerto Rico, including as Executive Vice President and General Counsel, from January 2013 until May 2016. Mr. Coleman Tió was an associate at Cravath Swaine & Moore LLP from 2008 to 2013. Member of the Board of Directors of Coalición Legal para Puerto Rico from February 2020 to February 2026. He serves as a member of the Board of Directors of Instituto Nueva Escuela since December 2025, and a member of the Board of Trustees of Museo de Arte de Puerto Rico since January 2026.

40 | 2026 POPULAR, INC. PROXY STATEMENT

HÉCTOR ALEJANDRO (ALEX) FLORES

EXECUTIVE VICE PRESIDENT
SPECIALIZED BUSINESS GROUP

Mr. Flores, 49, has served as Executive Vice President of BPPR’s Specialized Business Group since January 2026, with responsibility for the mortgage, auto and insurance businesses. From January 2023 to December 2025, he served as Division Manager of Popular Mortgage, BPPR’s mortgage business. From March 2015 to December 2022, Mr. Flores served as Division Manager of deShow, a BPPR division he helped establish to manage the bank’s foreclosed properties. From 2010 to 2015, also as Division Manager, he led several strategic initiatives, including the reorganization of BPPR’s auto lending business and the acquisition of significant consumer and mortgage loan portfolios. Before joining BPPR, Mr. Flores was a management consultant with McKinsey & Company from 2005 to 2007, advising clients in the telecommunications, utilities, banking, and consumer goods industries. From 1998 to 2003, he held various leadership roles at The Coca-Cola Company, where he managed channel marketing and distribution systems in the Caribbean region.

Jorge J. García

EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
CORPORATE FINANCE GROUP

Mr. García, age 53, has been Executive Vice President and Chief Financial Officer of Popular, since April 1, 2024. Mr. García served as Senior Vice President, Corporate Comptroller and Chief Accounting Officer of Popular from March 2012 to April 2024. He has served as Director of BPPR since April 2024. From June 2009 to March 2012, Mr. García served as Senior Vice President and Director of Finance and Accounting of Popular Bank, Popular’s banking subsidiary in the mainland United States.

MARÍA Cristina (MC) González

EXECUTIVE VICE PRESIDENT AND CHIEF COMMUNICATIONS AND PUBLIC AFFAIRS OFFICER
CORPORATE COMMUNICATIONS AND PUBLIC AFFAIRS GROUP

Ms. González, age 51, has been Executive Vice President and Chief Communications and Public Affairs Officer of Popular since April 2021. Prior to joining Popular, Ms. González was the Senior Vice President of Global Public Affairs of The Estée Lauder Companies, Inc. from July 2016 to March 2021. From July 2013 to May 2015, Ms. González was the Director of Communications to First Lady Michelle Obama and Special Assistant to President Barack Obama. She served as a member of the Board of Directors of Unidos US, the largest Latino civil rights and advocacy organization in the United States, from fall of 2016 until June 2022. Ms. González has been a member of the Board of Directors of Televisa-Univision Communications, Inc., the leading Hispanic media company, since November 2020.

CORPORATE GOVERNANCE DIRECTORS AND EXECUTIVE OFFICERS  | 41

Eduardo J. Negrón

EXECUTIVE VICE PRESIDENT AND CHIEF ADMINISTRATION OFFICER
ADMINISTRATION GROUP

Mr. Negrón, age 61, has been Chief Administration Officer of Popular since February 2022 and Executive Vice President of Popular since April 2008. He has been in charge of the Administration Group since December 2010 responsible for human resources, marketing and real estate. Prior to that, he held various positions at Popular, including Assistant Secretary of the Board, Deputy Chief Legal Officer and head of Government Affairs. He has served as Member of the Board of Trustees and Treasurer of Fundación Banco Popular and of the Popular Foundation since March 2008. Since 2015, Mr. Negrón has served as Trustee of Fundación Ángel Ramos and Chairman of its Finance and Investment Committee. Mr. Negrón also served as a Director of the Fundación Puertorriqueña de las Humanidades and as a member of its Executive Committee from June 2017 until May 2023. Since 2019, Mr. Negrón has been the Chairman of the Board of the Corporación de Desarrollo del Centro Financiero de Hato Rey, an entity engaged in promoting the economic and urban development of the district of Hato Rey, Puerto Rico. Since March 2025, Mr. Negrón has served as Director and Treasurer of the Board of Director of Casa de Niños Popular.

Eli S. Sepúlveda

EXECUTIVE VICE PRESIDENT
COMMERCIAL CREDIT AND SERVICES GROUP

Mr. Sepúlveda, age 63, has been Executive Vice President of Popular since February 2010 and of BPPR since December 2009. He has been the supervisor in charge of the Commercial Credit and Services Group since May 2023, and from January 2010 to April 2023, of the Commercial Credit Group in Puerto Rico. Mr. Sepúlveda has been a member of the Board of Managers of the Puerto Rico Idea Seed Fund, LLC since December 2016. Mr. Sepúlveda also served as a trustee of the Ricky Martin Foundation from November 2020 to June 2024.

Lidio V. Soriano

EXECUTIVE VICE PRESIDENT AND CHIEF RISK OFFICER
CORPORATE RISK MANAGEMENT GROUP

Mr. Soriano, age 57, has been the Executive Vice President and Chief Risk Officer of Popular since August 2011 and a Director of Popular Bank since October 2014. He served as a Director of BPPR from October 2014 to September 2019. Prior to joining Popular, Mr. Soriano served for 17 years as Chief Financial Officer, Head of Retail Bank and Mortgage Operations, Head of Commercial and Construction Mortgage and Head of Interest Rate Risk, among other positions, for other banks. He has been a member of the Board of Directors of the Puerto Rican League Against Cancer since August 2018.

42 | 2026 POPULAR, INC. PROXY STATEMENT

Certain Relationships and Transactions
We may be party to transactions, arrangements or relationships with our directors, director nominees, executive officers, shareholders owning more than 5% of the Corporation’s voting securities, or their immediate family members (each, a “Related Party”). We have adopted a written Policy on Related Party Transactions (the “Related Party Policy”) to identify and evaluate potential conflicts of interest, independence factors and disclosure obligations arising out of transactions, arrangements or relationships between Related Parties and us.
Transactions covered by the Related Party Policy may also be subject to restrictions pursuant to the Federal Reserve Board’s regulation on Loans to Executive Officers, Directors, and Principal Shareholders of Member Banks (Regulation O), which is the subject of a separate policy.
Our Policy on Related Party Transactions
The Related Party Policy governs the review, approval or ratification of transactions, arrangements or relationships: (i) in which Popular or any of its subsidiaries is a participant; (ii) the aggregate amount involved will or may be expected to exceed $120,000; and (iii) a Related Party has or will have a direct or indirect material interest. These transactions must be submitted to the Audit Committee for their review, evaluation and approval, unless pre-approved under the Related Party Policy.
Directors and executive officers must notify Popular’s Chief Legal Officer (“CLO”) of any transaction with a Related Party in which they, or their immediate family members, have a material interest. Any unit or division proposing a transaction with a Related Party must also notify the CLO, the Corporate Comptroller and the General Auditor by completing a Related Party Transaction Request Form. After review by the CLO, the form is submitted for consideration and approval of the Audit Committee of the Board. The form must contain, among other things, a description of the proposed transaction, its benefits to Popular and an assessment of whether the proposed transaction with a Related Party is on terms that are comparable to the terms available to an unrelated third party or to employees generally. Only disinterested members of the Audit Committee of the Board participate in the review and determination of whether a transaction with a Related Party is approved. The Audit Committee of the Board will approve or ratify transactions with Related Parties when the transaction is deemed to be in, or is not inconsistent with, the best interest of Popular.
Pre-Approved Categories of Related Party Transactions
In accordance with the terms of the Related Party Policy, certain types of transactions are pre-approved and certain recurring transactions are approved annually, without the need to submit the corresponding form to the Audit Committee. Pre-approved transactions include certain banking-related services and transactions in the ordinary course of business involving financial products and services provided by, or to, Popular, including loans, provided such transactions comply with the Sarbanes-Oxley Act of 2002, Regulation O and other applicable laws and regulations. Other pre-approved instances include transactions in which the rate or charges involved in the transaction are determined by competitive bids. In the event Popular becomes aware of a transaction with a Related Party that has not been approved under the terms of the Related Party Policy, the Audit Committee considers all relevant facts and circumstances regarding the transaction with the Related Party and evaluates all options available to Popular, including ratification, revision or termination. The Audit Committee of the Board also examines the facts and circumstances pertaining to the failure of reporting such transaction with a Related Party to the Audit Committee, as required by the Related Party Policy, and may take such actions as it deems appropriate.
Related Party Transactions
Fundación Banco Popular, Inc. (the “BPPR Foundation”) is a Puerto Rico not-for-profit corporation created to improve the quality of life in Puerto Rico. As BPPR’s philanthropic arm, it provides a scholarship fund for employees’ children and supports education and community development projects. BPPR and the Puerto Rico employees of Popular, through voluntary personal donations, are a significant source of funds for the BPPR Foundation. In 2025, Popular and its subsidiaries contributed approximately $1.1 million to the BPPR Foundation through the matching of employee contributions. During 2025, Popular contributed an additional $1.0 million to support the BPPR Foundation’s activities. Popular also provided human and operational resources to support the activities of the BPPR Foundation, which during 2025 amounted to approximately $1.6 million, including maintenance and the amortization of leasehold improvements for the BPPR Foundation’s headquarters. The Board of Trustees of the BPPR Foundation appoints its eleven members. Mr. Carrión is the Chairman, while Messrs. Ferrer and Negrón and Ms. Burckhart are members, of the Board of Trustees of the BPPR Foundation.
The Popular Foundation, a New York not-for-profit corporation, was created to strengthen the social and economic well-being of the communities served by Popular Bank. Popular Bank and its employees, through
CORPORATE GOVERNANCE DIRECTORS AND EXECUTIVE OFFICERS  | 43

voluntary personal donations, are the main source of funds of the Popular Foundation. During 2025, Popular Bank contributed approximately $234,000 to the Popular Foundation through the matching of employee contributions. In addition, Popular provides human resources to support the activities of the Popular Foundation, which during 2025 amounted to approximately $103,000. As Popular Bank’s philanthropic arm, it provides support to charitable organizations with a focus on community development and education. Mr. Carrión is the Chairman, while Messrs. Chinea, Ferrer and Negrón are members, of the Board of Directors of the Popular Foundation.
A daughter of Ignacio Alvarez, Popular’s Chief Executive Officer until June 2025, is employed as a Counsel in the Legal Division of the Corporation. She received total compensation of approximately $136,500 during fiscal year 2025 and participated in the Corporation’s general benefit plans available to all employees. Her compensation was established in accordance with the Corporation’s employment and compensation practices applicable to employees with similar qualifications and responsibilities or holding similar positions. Her employment relationship and compensation structure was approved and ratified by the Audit Committee under the Related Party Policy.
In September 2022, an entity indirectly owned by Ms. Ferré Rangel and her siblings (the “Contracted Entity”) entered into a one-year contract (renewable for subsequent one-year periods) with BPPR to provide call center services in Puerto Rico to the Customer Contact Center Division of BPPR. As part of the procurement process, BPPR conducted a request for proposal for the call center services and obtained proposals from three different service providers, including the Contracted Entity. After evaluating the proposals, the Customer Contact Center Division of BPPR selected the Contracted Entity based on its service experience in Puerto Rico, system capabilities, experience with the financial services industry and the cost structure of the proposal. In June 2022, the Audit Committee approved the transaction with the Contracted Entity in accordance with the Related Party Policy. The contract was extended on September 1, 2023, on September 1, 2024 and on September 1, 2025, each time for a one-year term. The total amount of the contract for the current one-year term is estimated to be approximately $862,000. During 2025, BPPR paid the Contracted Entity approximately $817,000 for services rendered under the contract.
In 2025, Popular donated $155,000 to the Luis A. Ferré Foundation, Inc. (the “LAF Foundation”), a non-profit organization created for the development of the arts and education in Puerto Rico. Ms. Ferré Rangel serves as the President and a Trustee of the LAF Foundation. This donation was made pursuant to a Donation Agreement entered into in August 2024 between Popular and the LAF Foundation (the “Donation Agreement”), under which Popular committed to annual donations over a five-year period of $80,000 to support the repair of the LAF Foundation’s facilities, which were damaged by a series of earthquakes that affected the southern part of Puerto Rico in January 2020, and $75,000 to support the LAF Foundation’s educational and outreach programs. These donations are part of Popular’s social commitment to support the arts and educational programs throughout Puerto Rico and are made subject to terms and conditions available to other unrelated third parties that qualify and comply with the purpose and requirements established for Popular’s social commitment initiatives generally. In April 2024, the Audit Committee approved the Donation Agreement in accordance with the Related Party Policy.
Furthermore, BPPR has loan transactions with Popular’s directors and officers, and other Related Parties, and intends to continue such transactions in the ordinary course of its business, on substantially the same terms, including interest rates and collateral, as those prevailing for comparable loan transactions with third parties. Except as discussed below, the extensions of credit have not involved and do not currently involve more than the normal risks of collection or present other unfavorable features or otherwise require disclosure under Item 404 of Regulation S-K of the Securities and Exchange Commission:
Related Parties of Mr. Ballester have outstanding loans made prior to the borrowers on such loans having become Related Parties of Mr. Ballester. These loans—five commercial loans made to entities that are wholly-owned by one brother-in-law of Mr. Ballester—were acquired by BPPR in 2010 as part of the Westernbank FDIC-assisted transaction. The loans are secured by real estate and personally guaranteed by the brother-in-law of Mr. Ballester. The loans were originated by Westernbank between 2001 and 2005 and had an aggregate outstanding principal balance of approximately $33.5 million when they were acquired by BPPR. Between 2011 and 2014, the loans were restructured to consist of: (i) five notes with an aggregate outstanding principal balance of $19.8 million with a 6% annual interest rate (“Notes A”) and (ii) five notes with an aggregate outstanding balance of $13.5 million with a 1% annual interest rate, to be paid upon maturity (“Notes B”). The restructured notes had an original maturity of September 30, 2016 and, thereafter, various interim renewals were approved to allow for the negotiation of a longer-term extension. On April 2022, one of these interim extensions decreased the interest rate applicable to the Notes A to 4.25% and maintained the Notes B at an interest rate of 1%. In November 2022, BPPR and the Related Parties of Mr. Ballester entered into a five-year extension of the loans, until November 2027. The five-year extension, among other things: (i) increased the interest rate applicable to Notes A to 5.25% and maintained the Notes B at an interest rate of 1% and (ii) established a principal repayment schedule for Notes A, including a
44 | 2026 POPULAR, INC. PROXY STATEMENT

$700,000 mandatory prepayment. The five-year extension of the loans was approved by the Audit Committee in accordance with the Related Party Policy. The largest outstanding balance of the loans during 2025 was approximately $27.7 million, of which approximately $14.2 million corresponded to Notes A and approximately $13.5 million to Notes B. During 2025, the borrower paid approximately $786,727 and $738,735 in principal and interest, respectively. The aggregate outstanding balance on the loans as of December 31, 2025, was approximately $27.0 million, of which approximately $13.5 million corresponded to Notes A and approximately $13.5 million to Notes B.
Mr. Carrión is President of and owns, together with his siblings, an entity which in turn owns 35% of a corporation that is the owner of a commercial building in Puerto Rico. In addition, Mr. Carrión’s sister is the owner of an entity that has a participation of 21.5% in the same corporation. In June 2001, this corporation obtained a $30.4 million commercial loan from Doral Bank to provide financing for the development of the commercial building. In March 2007, Westernbank acquired the loan from Doral Bank and increased the loan amount to $40.5 million through additional borrowings. The loan had a 40-year amortization schedule, an interest rate of LIBOR plus 1.40% and a maturity date of March 2017. The loan was secured by the commercial building developed with the proceeds of the loan and guaranteed by the owners of the borrower. The loan was acquired by BPPR in 2010 as part of the Westernbank FDIC-assisted transaction. In May 2017, the loan was sold by BPPR to the Corporation, and in August 2017, after another interim renewal, the Corporation refinanced the then-current $37.9 million principal balance of the loan at an interest rate of 5.15%, a maturity date of February 2019 and a 30-year amortization schedule. In February 2019, the loan was renewed for a period of 36-months at an interest rate of 5.75% and a 30-year amortization schedule. In December 2021, after receiving the approval of the Audit Committee under the Related Party Policy, the Corporation refinanced the then-current $36.0 million principal balance of the loan at an interest rate of 4.50%, a maturity date of December 2026 and a 20-year amortization schedule. The largest outstanding balance of the loan during 2025 was approximately $31.1 million. Payments of principal and interest of approximately $1.34 million and $1.39 million, respectively, were made during 2025. As of December 31, 2025, the outstanding balance of the loan was approximately $29.8 million. The borrower is current on its payments.
CORPORATE GOVERNANCE DIRECTORS AND EXECUTIVE OFFICERS  | 45

III
Executive
and Director
Compensation

Compensation Discussion and Analysis
In this section, we describe the key features of Popular’s executive compensation program, 2025 compensation payments and rewards, and the factors that we considered in making 2025 compensation decisions regarding our NEOs. For 2025, Popular’s NEOs were:

Javier D. Ferrer	President and Chief Executive Officer (“CEO”)
Ignacio Alvarez (1)	Former CEO
Jorge J. García	Executive Vice President and Chief Financial Officer (“CFO”)
Lidio V. Soriano	Executive Vice President and Chief Risk Officer (“CRO”)
Manuel Chinea	Executive Vice President, Chief Operating Officer of Popular Bank
Camille Burckhart	Executive Vice President and Chief Information and Digital Strategy Officer

(1)
Mr. Alvarez retired as CEO of the Corporation on June 30, 2025. He was succeeded by Mr. Ferrer, who was appointed President and CEO effective July 1, 2025. Mr. Ferrer previously served as President and Chief Operating Officer until June 2025.

The Corporation reports its financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). A reconciliation of the GAAP to non-GAAP financial measures referred to herein is provided in Appendix A to this Proxy Statement. This discussion includes statements regarding financial and operating performance targets in the specific context of Popular’s executive compensation program. Shareholders should not interpret these statements in any other context.
Overview
2025 Corporate Performance and Highlights
2025 was an excellent year for Popular. The Corporation reported GAAP net income of $833.1 million, $219 million higher than in 2024, driven by strong loan growth, stable credit quality and continued capital returns to shareholders. After excluding a partial release of the FDIC special assessment reserve, the Corporation’s after-tax adjusted net income was $823.5 million, representing a 27% increase over the prior year. This growth was primarily driven by strong loan expansion across most business segments, led by commercial and construction lending at Banco Popular de Puerto Rico (“BPPR”) and Popular Bank and mortgage growth at BPPR. During 2025, Popular also maintained a robust capital position and executed significant transactions to continue returning capital to shareholders. For incentive purposes, we use Non-GAAP after-tax adjusted net income of $823.5 million as the key financial metric for incentive compensation because we believe it best reflects the underlying performance of our ongoing operations. The Talent and Compensation Committee’s (the “Committee”) use of adjusted net income ensures that participants are neither rewarded nor penalized for items that are non-recurring, unusual or not indicative of ongoing operations. Refer to the GAAP to Non-GAAP reconciliation in Appendix A.
During 2025, Popular launched a new strategic framework aimed to sharpen Popular’s focus and enable the Corporation to move faster, work more cohesively, amplify its impact and deliver better financial results. As part of its Transformation initiative, Popular also continued making significant progress in the modernization of its customer channels to provide customers with an exceptional experience across all points of interactions, no matter what channel they use.
Popular’s (“BPOP”) common stock closed 2025 at $124.52, 32% higher than year-end 2024. Popular's stock outperformed the Nasdaq Composite, the KBW Regional Bank Index, and the Nasdaq Bank Index, which increased by 20%, 4%, and 3% respectively, during the same period.
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Some of Popular’s additional key corporate highlights during 2025 included:

Lending
• Increased our loan portfolio to $39.3 billion, $2.2 billion or 6% higher than 2024.
• Grew BPPR loan balances in most business segments, led by commercial, construction and mortgage loans. Popular Bank achieved growth in commercial and construction loans.
Deposits
• Secured 2025 year-end deposits of $66.1 billion, an increase of $1.3 billion, or 2%. Excluding Puerto Rico public deposits, customer deposits increased $1.4 billion, or 3%.
Profitability and Credit Quality
• Increased the Corporation’s net interest margin by 25 basis points (year-over-year) to 3.49%.

•
Credit quality remained stable across our loan portfolio. Net charge-offs of 52 bps in 2025 were 16 bps lower than in 2024. In 2025, the non-performing loan ratio was 1.27% compared with 0.95% in 2024, driven, in part, by two unrelated commercial loans in BPPR with a combined value of $188 million.

Capital Strategy
• Increased our quarterly common stock dividend from $0.70 to $0.75 per share, and repurchased 4.6 million shares for approximately $502 million.
• Maintained strong capital levels with a year-end Tier 1 Common Equity ratio of 15.7%.
• Increased our tangible book value per share by 21.3% compared to 2024, to $82.65.
Organizational Excellence and Human Capital

•
Continued working on initiatives related to the multi-year corporate Transformation designed to provide our customers with more personalized and accessible services, increase employee performance and satisfaction with more agile work processes, and generate sustainable profitable growth and value for our shareholders.

•
Equipped leaders with improved tools for effective performance conversations. Led strategic leadership development sessions and launched a parallel program for middle managers to strengthen alignment on values and behaviors to drive meaningful change.

•
Strengthened our health and wellness offerings by opening a state-of-the-art fitness center to promote an active and balanced lifestyle and expanded mental health support in our in-house wellness facilities.

• Our current Employee Loyalty score remained stable at 81% which is higher than the Qualtrics global benchmark and above the average benchmark of the financial industry.
For additional information on the Corporation’s human capital initiatives, please refer to the Human Capital Management disclosure included in our Form 10-K for the year ended December 31, 2025.
Environmental and Social Commitment

•
As part of Popular’s steadfast social commitment, financial and in-kind assistance was provided through Fundación Banco Popular, the Popular Foundation and corporate donations and social programs impacting communities in Puerto Rico, the mainland United States and the Virgin Islands in the areas of education, financial inclusion and entrepreneurship. Our total social investment during 2025 amounted to approximately $13.5 million.

• As part of our commitment to the environment, during 2025, Popular allocated approximately $505,000 to environmental initiatives aimed at reforestation, biodiversity and renewable energy.

Highlights of Our 2025 Executive Compensation Program and Pay Decisions
•
Performance-Linked Pay. Popular’s overarching compensation philosophy has always been to provide our executive officers with pay that is linked to performance and supports the long-term interests of our shareholders, while deterring improper sales practices and excessive risk-taking.

As illustrated in the following graph, performance-based short- and long-term incentives represent the majority of our NEOs’ target total compensation opportunity (81% for the President and CEO and an average of 65% for the other NEOs). The following graph reflects our current CEO and other NEOs’ target compensation.
48 | 2026 POPULAR, INC. PROXY STATEMENT

•
2025 Base Salary. Each NEO, except for the current and former CEO, received a salary increase adjustment in March 2025, ranging from 1.5% to 7.2%, determined based on market benchmarking and each NEO's individual performance. Effective, July 1, 2025, the Committee increased the base salary of Mr. Ferrer by 32.9% in connection with his appointment as President and CEO.

•
2025 Short-Term Incentives. Based on the Committee’s assessment of performance under our 2025 short-term incentive (“STI”) plan, our NEOs’ 2025 STI payouts ranged from 128% to 136% of target, reflecting the Corporation’s financial and transformation results, and individual performance against pre-established financial and non-financial goals. For more information, refer to the “2025 Executive Compensation Program and Pay Decisions” section of this Proxy Statement.

•	2025 Long-Term Awards. Our long-term equity incentive (“LTI”) program is based on two equally weighted components:
•
One-half (50%) of the target opportunity is granted as performance shares, with actual value based on future performance over a 3-year period. One-half of the target performance share award is based on Total Shareholder Return (“TSR”) relative to banks with assets between $25 billion and $500 billion, and the other half is based on an absolute 3-year average Return on Tangible Common Equity (“ROTCE”) goal. The performance shares are always granted at target since vesting reflects performance upon completion of the three-year period.

•
One-half (50%) of the target opportunity is granted as time-vested restricted stock, which vests ratably over a four-year period. The time-vested restricted stock has a target value of 50% of each executive’s LTI opportunity, but the actual grant of restricted stock may be less than or greater than target based on the Committee’s assessment of prior-year Popular and individual performance.

In February 2025, the Committee awarded NEOs, other than Mr. Alvarez, performance shares in line with their target opportunity and time-vested restricted stock above target in recognition of their leadership and contributions to Popular’s strong 2024 performance. For Mr. Alvarez, the Committee approved an award equal to his total long-term incentive target opportunity entirely in restricted stock that vest on the first anniversary of his retirement date (June 30, 2026), subject to his compliance with certain restrictive covenants, including customary confidentiality covenants, as well as non-competition and non-solicit restrictions that apply through the vesting date. In light of his pending retirement in June 2025, Mr. Alvarez’s February LTI excluded performance shares. In June 2025, the Committee granted additional restricted stock award to (i) Mr. Alvarez due to the Company’s and Mr. Alvarez’s performance during the first six months of 2025, and (ii) Mr. Ferrer in connection with his promotion to CEO on July 1, 2025 and associated compensation increase. For more information, refer to the “June 2025 Grants in Connection with CEO Transition” section of this Proxy Statement.
Mr. Alvarez’s performance during the first six months of 2025, and Mr. Ferrer received a grant of restricted shares in June 2025 to recognize his promotion and reflect prorated compensation for his service as CEO during 2025. For more information, refer to the “June 2025 Grants in Connection with CEO Transition” section of this Proxy Statement.
•	2023-2025 Performance Share Vesting. Upon the conclusion of the 2023-2025 performance cycle, performance results indicated, and the Committee approved, vesting based on the following results:
EXECUTIVE AND DIRECTOR COMPENSATION  | 49

(i) 3-year TSR in the 97.6th percentile (2nd out of the 42 comparator banks) relative to an industry index of U.S. banks with assets between $25 billion and $500 billion, resulting in a maximum award (150% of target shares), and (ii) 3-year average ROTCE of 11.02%, which was located between the threshold of 9.5% and target of 13%, thereby yielding an award of 71.76% of the target number of shares. On a combined basis, the total number of shares distributed corresponds to 110.88% of the total target award opportunity (plus dividend equivalents).
The Committee approves Popular’s compensation programs upon consideration of market competitive trends, regulatory guidelines and leading practices. Furthermore, our executive compensation program is designed to discourage excessive or unnecessary risk taking and improper sales practices through the adequate balance of short-term and long-term incentives, thresholds and caps to limit payouts, and a mix of financial and non-financial goals, among other design features.
The following summarizes the key features of our executive compensation program:

What we do

Use a combination of performance metrics to deter excessive risk-taking by eliminating focus on any single performance goal. The Committee may adjust incentive payouts if results are not aligned with Popular’s risk appetite and tolerance.

Balance short-term (cash) and long-term (equity) compensation to discourage short-term risk-taking at the expense of long-term results.

Use equity incentives to align executives’ interests with those of shareholders, reward long-term performance and support executive retention. 50% of our target LTI opportunity is based on future performance.

Require significant stock ownership from our executive officers to align their interests with shareholders’ interests. Our CEO has a stock ownership requirement equal to six times his base salary, and executive officers must own stock totaling three times their base salaries.

Apply clawback features to executive officer variable pay, including potential triggers for executive misconduct in addition to the financial results restatement trigger compliant with the requirements of Rule 10D-1 of the Securities Exchange Act of 1934 and the Nasdaq Stock Market (“Nasdaq”) Listing Rule 5608.

Employ “double-trigger” vesting of equity awards in the event of a change in control (i.e., vesting is only triggered upon a qualifying termination of employment following a change in control).
Conduct annual incentives and sales practices risk reviews in coordination with Popular’s Chief Risk Officer.
Assess the competitiveness of our executive compensation program through benchmarking of industry and peer group practices.

Prohibit speculative transactions in Popular’s securities by executive officers, including: hedging and monetization transactions, such as zero-cost collars, forward sale contracts and short sales, equity swaps, options, and other derivative transactions.

Engage an independent compensation consultant who advises and reports directly to the Committee.

What we don’t do
No excessive perquisites for executives.
No encouragement of excessive risk-taking.
No special executive retirement programs or severance programs specific to executive officers.
No employment or change in control agreements with our executive officers.
No tax gross-ups provided for any compensation or benefits.
No pledging of common stock or other securities of the Corporation as collateral for margin accounts or loans.
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2025 Say on Pay Results
At Popular’s annual shareholders meeting in May 2025, 97.6% of voting shareholders approved our overall executive compensation policies and practices. We believe that this strong backing illustrates our shareholders’ support of our compensation philosophy and performance-based pay program. Shareholders’ perspectives and industry leading practices were taken into consideration by management and the Committee as they developed strategic objectives, business plans and compensation elements that underpinned the Corporation’s 2025 compensation decisions. The Committee considers our shareholders’ perspective on an annual basis through the results of the Say on Pay vote.
Compensation Objectives and Components
Compensation Objectives
The key compensation objectives and guiding principles of Popular’s executive compensation program and practices are described below. They are supported and reinforced by the Committee’s review and advice on human capital strategies (encompassing succession, culture, employee engagement, and talent acquisition and development).

Motivate and Reward High Performance

Ensuring and sustaining a proper pay-for-performance relationship is one of our key objectives. For Popular, performance means a combination of financial results (e.g., net income, TSR, ROTCE), strategic accomplishments and leadership, all designed to drive the Corporation’s business plans in support of our customers, employees and communities, while generating long-term shareholder value.

Base salary, as well as short- and long-term incentive compensation opportunities, are generally targeted at market median, with actual pay varying based on corporate and individual performance. Our short-term incentive and equity awards provide the opportunity to earn increased pay (up to 1.5 times target) for superior performance and similar downside (no payout) should we not achieve our performance goals.

Align Executives’ Interests with Shareholders’ Interests and Build Long-Term Shareholder Value

A significant component of our compensation program is equity-based pay designed to promote long-term value by rewarding sustained earnings growth, long-term return on shareholders’ investment and the retention of key high-performing talent. Performance shares promote value creation by rewarding executives for future increases in profitability and stock appreciation depending on the degree of achievement against pre-established 3-year goals for ROTCE (absolute) and our TSR (relative to a broad industry index). Restricted stock is awarded upon consideration of corporate and individual performance. These awards are designed to promote executive stock ownership and retention as the shares vest over time, further aligning our executives’ interests with those of our shareholders. We also require significant stock ownership from our executive officers.

Attract, Motivate and Retain Highly Qualified Executives

Popular’s executive compensation program seeks to attract, motivate and retain the talent needed to successfully deliver future earnings stability and growth. Our mix of salary and performance-based short- and long-term incentives provides a competitive offering to attract the best executive talent and promote engagement and long-term career retention. In consultation with management and its independent compensation consultant, the Committee balances competitiveness and retention features, while considering individual performance, experience and qualifications, as well as market practices and Popular’s financial performance.

Ensure Effective Controls and Sound Risk Management

Our incentive design seeks to dissuade our executives from taking excessive or unnecessary risks or promoting improper sales practices and ensures sound risk management and effective controls. The Corporation takes a balanced approach to incentive compensation design, utilizing both short-term (cash) and long-term (equity) components, multiple performance perspectives (financial, strategic, leadership, shareholder value), and the use of threshold performance requirements and payout caps, focusing on long-term performance periods and rewards. The Corporation’s Compensation Recoupment Policy, which applies to cash and equity-based incentives, covers financial restatement and executive misconduct. The Committee may also adjust individual awards based on the executive’s compliance with policies, guidelines, laws and regulations; results and follow-up of audits and examinations; and operation within Popular’s risk appetite.

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Compensation Components – Purpose and Key Design Features
The following key components of our compensation program, combined with succession and talent development initiatives, drive our ability to secure top executive-level talent over the long-term.

Base Salary *Fixed*	Fixed compensation to reflect each executive's role, contribution, experience, amongst other variables.
Short-Term Cash Incentive *Variable*	Short-term incentive that aligns performance measures with Popular's annual goals and business strategy. Actual pay depends on the prior-year achievement of pre-defined performance goals (based on Popular's net income and ROTCE results, strategic priorities, and each NEO's individual performance).
Long-Term Equity Incentive *Variable*	Annual equity grant that rewards performance and aligns the NEOs with the interests of our shareholders. The award is granted during the first quarter of each year and consists of two components.
	PERFORMANCE SHARES (50% OF TARGET OPPORTUNITY) Actual earned shares determined at the end of a 3-year performance period: • 1/2 based on TSR – relative to an industry index of banks • 1/2 based on ROTCE – an absolute profitability goal based on a 3-year average **RESTRICTED STOCK (50% OF TARGET OPPORTUNITY)** Shares are granted and may vary from target opportunity based on the Committee's consideration of corporate and individual performance. Supports NEO stock ownership and retention. Shares vest 25% annually over 4 years.

We also provide limited perquisites to support our objectives of attracting and retaining talent for key positions, as well as to address security concerns. We do not provide employment or change in control agreements.
2025 Executive Compensation Program and Pay Decisions
Base Salary
Each NEO, except for the current and former CEOs, received a salary increase adjustment in March 2025, ranging from 1.5% to 3.5%, upon consideration of market benchmarking and each NEO’s individual performance. The Committee approved a base salary adjustment of 32.9% for Mr. Ferrer effective July 1, 2025 in connection with his promotion to CEO.

NEO	2025 Base Salary(a)	% of Adjustment
Javier D. Ferrer	$1,050,000	32.9%
Ignacio Alvarez(b)	1,130,000	0
Jorge J. García	610,650	3.5
Lidio V. Soriano	601,800	2.0
Manuel Chinea	576,300	2.0
Camille Burckhart	532,875	1.5
(a)	Base salary for the NEOs as of December 31, 2025.
(b)	Mr. Alvarez retired as CEO on June 30, 2025.
52 | 2026 POPULAR, INC. PROXY STATEMENT

Short-Term Incentive Compensation Opportunity
Popular’s short-term incentive rewards the achievement of annual financial and non-financial goals that reinforce our business strategy and priorities. Actual payouts depend on performance and are capped at 1.5 times the target award. Pre-defined threshold levels of performance must be achieved for any payouts to be awarded.
Each executive has a defined short-term incentive target opportunity expressed as a percentage of the executive’s base salary and a payout range. Target incentive opportunities are defined by role and consider market practice and target pay mix. The CEO’s target is defined as 135% of base salary; and the other NEOs’ target is defined as 80% of their base salary. The Committee also defined the performance criteria that would be used to determine payouts. Actual payouts for each component of the STI plan can range from 50% of target (for threshold performance) to 150% of target (for stretch performance). Actual performance below threshold results in no payout. Threshold performance is defined as 85% of target, whereas stretch performance is defined as 115% of target.
Our 2025 STI plan rewards executives for achieving critical corporate-wide financial objectives and strategic goals, in addition to individual goals. The 2025 STI plan goals were based on:
•	Corporate Performance (50% weight): Financially driven and based on the Corporation’s 2025 adjusted after-tax net income (35% weight) and 2025 adjusted after-tax ROTCE (15% weight).
•
Strategic Priorities (25% weight): Aligned to the achievement of key milestones tied to a multi-year Transformation initiative which aims to scale Popular’s successes, enabling the Corporation to tackle business challenges and ensure sustained growth and market leadership for years to come. This encompasses customer and employee experience, and digital, technological, and business process transformation, enabling the opportunity for growth in the Corporation’s primary market and within the existing customer base. This award component is based on the collective transformation results led by the executive management team and is paid at the same degree of achievement for all NEOs. The collective nature of this component promotes collaboration among organizational groups to achieve common long-term strategic objectives.

•	Individual Performance (25% weight): Specific, predetermined financial and non-financial objectives based on each NEO’s role.
Determination of 2025 Short-Term Annual Cash Incentive (Paid in 2026)
The following table summarizes the 2025 short-term cash incentive paid to the NEOs related to the achievement of the corporate, strategic and individual goals described below.

	Corporate Performance		Strategic Priorities	Individual Performance	Total Payout(a) (b) (c) (d)
	Net Income	ROTCE
	35% weight	15% weight	25% weight	25% weight
NEO	% of Target Earned				% of Target Earned	Total Award ($)
Javier D. Ferrer	150%	150%	110%	133%	136%	$1,531,087
Ignacio Alvarez	150	150	100	137	134	1,023,441
Jorge J. García	150	150	110	123	133	650,281
Lidio V. Soriano	150	150	110	121	133	639,292
Manuel Chinea	150	150	110	102	128	589,382
Camille Burckhart	150	150	110	121	133	565,487
(a)
Pursuant to Mr. Alvarez’s retirement on June 30, 2025, the Committee granted a pro-rated short-term cash incentive award of $1,023,441 (134% of his target incentive opportunity), based on corporate and individual performance for the period he served as CEO from January 1, 2025 through June 30, 2025. His target incentive opportunity under the CEO plan was 135% of his base salary.

(b)
Mr. Ferrer was appointed CEO effective July 1, 2025. For 2025, his short-term cash Incentive was calculated using the formula applicable to his prior COO role for the first six months of the year (with a target opportunity equal to 80% of base salary) and the formula applicable to the current CEO role for the remaining six months (with a target opportunity equal to 135% of base salary).

(c)	Total target awards opportunity for 2025 was 80% of base salary for the other NEOs.
(d)	Note that the percentages shown in the above table are rounded to the nearest whole percentage point.
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Corporate Performance
Corporate Net Income (35% Weight)
During 2025, Popular delivered results that reflect the strength of our franchise and the continued stability of Puerto Rico’s economy. The Corporation’s results reflected higher revenues, solid loan growth throughout multiple sectors, stable credit quality and continued customer growth. We have also reached important milestones, showcasing significant progress in our Transformation and quickly building a new cultural framework and improving customer service for long-term benefits.
Popular’s GAAP net income for 2025 was $833.1 million, compared to $614.2 million for the year 2024. Excluding the impact of the partial release of the FDIC special assessment reserve imposed on banks to recover from losses in connection with the receivership of several banks in 2023, the adjusted net income for 2025 was $823.5 million, an increase of 27% compared to the previous year. This growth increase was primarily driven by (i) higher net interest income due to higher loan balances, fixed-rate asset repricing in our investment portfolio and lower deposit costs in Puerto Rico public deposits and online deposits at Popular Bank, (ii) higher operating income and (iii) lower provisions for credit losses. Credit quality remained stable throughout the year, and capital levels continue to be strong. Furthermore, as part of our Transformation initiative, Popular continued making significant progress in the modernization of its customer channels to provide customers with an exceptional experience across all points of interactions, no matter what channel they use.
For incentive purposes, we use Non-GAAP after-tax adjusted net income as the key financial metric for incentive compensation because we believe it best reflects the underlying performance of our ongoing operations. The Committee’s use of adjusted net income is to ensure that participants are neither rewarded nor penalized for items that are non-recurring, unusual or not indicative of ongoing operations.
The adjusted net income for incentive purposes of $823.5 million represented 115.5% of the 2025 target of $712.8 million. This level of performance triggered the maximum payout on the Corporate Net Income component of the annual cash incentive. As a result, NEOs earned 150% of their respective targets for this component. Refer to the GAAP to non-GAAP reconciliation in Appendix A.
Return on Tangible Common Equity (15% Weight)
The Committee uses annual after-tax adjusted ROTCE as a performance measure given its increasing focus in our communications with shareholders and due to its incorporation of both earnings and capital management. ROTCE is calculated based on our adjusted earnings for the year divided by our tangible shareholder’s equity plus the after-tax unrealized loss on debt securities.
The 2025 after-tax adjusted ROTCE of 12.88% represented 114.9% of the 2025 target of 11.21%. This level of performance resulted in a payout just shy of the maximum for the ROTCE component of the annual cash incentive. As a result, NEOs earned 149.9% of their respective award targets for this component.
Strategic Priorities (25% weight)
The Strategic Priorities component is tied to certain strategic objectives of the Corporation’s multi-year Transformation. In determining the 2025 payout, the Committee evaluated management’s progress along four strategic priorities: growth and expense management, customer experience (including net promoter score), employee engagement and overall progress on the execution of targeted initiatives. Each of those priorities was grounded in one or more key results reviewed by the Committee.
At its January 2026 meeting, the Committee, in consultation with the President and CEO, reviewed the degree to which the Corporation’s Strategic Priorities goals were achieved. The goal relating to growth and expense management was measured based on organic growth in both the consumer and commercial portfolios, as well as our efficiency ratio metric. Customer experience was measured based on net promoter scores achieved and the increase in consumer and commercial digitally led sales. Employee experience was reviewed based on loyalty scores obtained from our employee surveys. The overall progress on the execution of transformation initiatives was assessed based on team-based goals for each initiative, which included on time releases and business value metrics.
After discussion with the President and CEO and based on a holistic review of the progress made during 2025, the Committee determined that the overall achievement of Strategic Priorities goals was 103%. This level of performance yielded a payout slightly above target on the Strategic Priorities component of the STI plan. As a result, all NEOs excluding Mr. Alvarez earned 110% of their respective award targets for this component. Mr. Alvarez earned 100% of the award target for this component.
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Individual Annual Goals (25% Weight)
In this performance component of the STI plan, each NEO has specific predetermined quantitative and qualitative goals related to financial performance, efficiency and milestones in key corporate strategic projects, among other factors. The Committee reviews each NEO’s achievements against the individual goals to determine payouts. Mr. Alvarez’s STI of $1,023,441 (134% of his target incentive opportunity) was granted under the CEO STI plan of 135% of the base salary prorated based on the six full calendar months of employment during 2025. In June 2025, the Committee reviewed and discussed Mr. Alvarez’s year-to-date performance for his individual annual goals.
The following is a summary of the individual goal achievements considered by the Committee in determining each NEO’s annual goals award:

Javier D. Ferrer, President and CEO	133% of target earned

•
Assumed the role of Chief Executive Officer of Popular and executed a successful transition, introducing a new corporate strategic framework establishing a unified direction focused on delivering stronger, sustainable financial results. The framework was well received by employees, investors and other stakeholders.

•	Continued to advance the Corporation’s Transformation initiatives while aligning ongoing efforts with the newly established strategic framework.
•
Grew the Corporation’s loan portfolio to $39.3 billion, or 6% over 2024, while maintaining strong credit quality metrics. Net charge offs (“NCO”) declined by $43 million, which resulted in a reduction of the NCO ratio from 0.68% in 2024 to 0.52% in 2025.

•	Oversaw company-wide initiatives to achieve permanent expense reductions, resulting in $20 million in annual savings.
•	Delivered strong shareholder returns, with BPOP shares appreciating 32% during 2025, significantly outperforming both the KWP Nasdaq Regional Banking Index and the S&P 500 Index.
•	Implemented organizational changes to strengthen coordination, unify leadership across related functions, and elevate critical capabilities to improve execution and efficiency.
•	Maintained strong compliance and governance practices throughout 2025, including sustaining regulatory standing and reinforcing oversight through enhanced controls and risk management.
•
Oversaw Popular’s $13.5 million investment in community initiatives, including corporate contributions, financial inclusion and entrepreneurship programs, and funding through the Corporation’s Puerto Rico and U.S. foundations.

Ignacio Alvarez, Former CEO	137% of target earned

•	Led the Corporation to achieve strong above-budget financial results through June 2025.
•	Led the growth of the Corporation’s loan portfolio, reflecting a 1.6% increase over 2024, while maintaining strong credit quality metrics.
•	Controlled total expenses to be 3% below budget.
•	Supported the development of the 2026 capital plan.
•	Drove the continued Transformation of Popular’s processes, technology and culture to better position the Corporation for long-term success.
•
Successfully executed the CEO leadership transition with investors, customers, employees and other stakeholders, ensuring a seamless handover of responsibilities and continuity of key strategic efforts.

Jorge J. García, Executive Vice President and CFO	123% of target earned

•
Led the execution of capital actions, including the increase of 7% in quarterly dividends to common shareholders to $0.75 per share and the repurchase of approximately $502 million in shares of common stock during 2025. Additionally, led advocacy and outreach efforts with rating agencies that resulted in outlook upgrades to “positive” on Popular’s senior unsecured ratings by two major rating agencies.

•	Led an effort to realize approximately $20 million in sustainable expense reductions during the year. The efforts included savings in technology, personnel and other operating expenses.
•	Led an effort to explore and implement tax strategies, including the acquisition of tax credits, to reduce the effective income tax rate for our Puerto Rico operations.
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•	Assisted in the CEO transition with investors and other stakeholders, ensuring continuity in leadership, investor outreach, and key strategic efforts.

Lidio V. Soriano, Executive Vice President and CRO	121% of target earned

•	Delivered disciplined cost management, maintaining Corporate Risk Management Group controllable expenses below budget.
•
Designed and advanced a Credit Card Line Management model, completing a feasibility assessment and detailed implementation roadmap, with formal governance, roles and multidisciplinary oversight established.

•	Executed key milestones in the Financial Crimes Compliance (FCC) technology strategy, including:
-
Successful completion of transaction monitoring and sanctions screening system implementations; and
-
Advancement of cloud migration and modernization initiatives across transaction monitoring, customer due diligence, and sanctions screening platforms.
•
Strengthened first line risk management capabilities by supporting the implementation of a Business Risk and Controls function within the Retail and Business Solutions Group, including governance design, control gap assessments, residual risk analysis and issue tracking.

Manuel Chinea, Executive Vice President, COO of Popular Bank	102% of target earned

•	Grew total loans by $740 million or 7% and total deposits by $330 million or 3% in Popular Bank.
•	Expanded Popular Bank’s net interest margin (“NIM”) resulting in an annual average NIM of 2.94% for the year 2025, up from 2.66% in 2024.
•	Continued diversifying Popular Bank’s revenue sources and achieved $27 million in non-interest income, up 1.7% from 2024.
•	Actively engaged in driving financial inclusion in low-to-moderate income neighborhoods through close collaboration with not-for-profit organizations and governmental programs.
•
Led the restructuring of certain supporting functions, continued rationalizing retail network and discontinued origination of residential mortgage loans. These measures were designed to improve the efficiency ratio while strengthening focus on commercial-led business activities.

•	Directed multiple transformation initiatives focused on improving customer experience, achieving a year-over-year increase in the Net Promoter Score ahead of plan.

Camille Burckhart, Executive Vice President and Chief Information and Digital Strategy Officer	121% of target earned

•
Co-led the Corporate Transformation program to strengthen Popular’s long term competitiveness and operational effectiveness through technology modernization, digital enablement and more efficient business processes.

•
Advanced the Technology Modernization plan by successfully completing enterprise-wide systems migrations such as Wires, Collections and Enterprise Resource Planning for Finance and Human Resources, leading to increased efficiency and automation.

•	Implemented new IT service management tools, enhanced enterprise architecture practices, and established automated controls to support secure and efficient cloud adoption.
•
Implemented a new Cash Management platform and mobile app for commercial customers, and deployed ApplePay integration for debit and credit cards, advancing self-service functionalities and sustaining usage of digital channels, with over 1.5 million registered customers in our digital applications.

•
Deployed new digital origination capabilities, including fully digital personal loan and credit card origination, enhanced commercial loan processes and deposit account opening. These initiatives increased customer acquisition and drove the Bank's recognition by Global Finance as the Best Consumer Digital Bank in the region.

•
Established an artificial intelligence (“AI”) framework and governance structure to facilitate the adoption of AI use cases. Led initiatives to broaden the utilization of AI tools and elevate AI literacy across the organization.

56 | 2026 POPULAR, INC. PROXY STATEMENT

Long-Term (Equity) Incentive Compensation Opportunity
2025 long-term target incentive opportunities
Popular’s long-term equity incentives align our executives’ compensation with sustained long-term performance and the interests of our shareholders. Each NEO has a target long-term equity award opportunity that reflects market practice pursuant to the program in place since 2024. Our former CEO had a target of 300% of salary. Our current CEO had an initial target for 2025 of 140% of salary, reflecting his role as President and COO. The Committee increased Mr. Ferrer’s target to 300% of salary in connection with his promotion to CEO. The LTI targets for our other NEOs ranged from 90% to 100% of their base salary.
•
One-half (50%) of the LTI compensation target opportunity is granted as performance shares (based on relative and absolute metrics), with actual vesting (and value) based on future performance over a 3-year period. Payouts can range between zero and 1.5 times the target award based on performance.

•
The other half (50%) is granted as time-vested restricted stock that vests ratably over four years. The size of the award at grant can vary above or below target (ranging from 0% to 150% of target) based on the prior year’s corporate results and individual contributions, as determined by the Committee.

Determination of 2025 Long-Term Incentive Awards
In February 2025 the Committee approved NEO equity grants, as follows:
Performance Shares
Performance shares, reflecting 50% of the target LTI opportunity, reward our future performance and vest only if pre-defined performance goals are achieved. Awards were granted at target award level and vest three years following the grant based on actual performance during the 2025-2027 period. Two measures, weighted equally, are used to determine vesting:
•	3-year relative TSR compared to an industry index of United States banks with assets between $25 billion and $500 billion (50% of performance shares); and
•	absolute 3-year simple average ROTCE (50% of performance shares).
Each performance measure has a pre-defined threshold (minimum result for which an incentive would be payable), target and maximum (stretch) level of performance that determines vesting at the end of the 3-year period. Performance below threshold results in forfeiture of the shares allocated to the corresponding performance measure.
Dividend equivalents are accrued and paid at the end of the performance period upon vesting based on the actual number of shares earned.
The TSR portion pays at 100% of target if Popular’s 3-year relative TSR is at the 50th percentile of the Corporation’s comparator group, scaling down to 50% of target if Popular’s 3-year relative TSR is at the 25th percentile. Performance below the 25th percentile results in forfeiture of allocated shares. Conversely, if Popular’s 3-year relative TSR is at or above the 75th percentile, the TSR portion pays the maximum of 150% of target. If Popular’s 3-year absolute TSR is negative, payout will be capped at 100% of target, even if Popular’s relative positioning is above the 50th percentile.
The ROTCE portion sets a goal for 3-year average ROTCE whereby target reflects an expectation that is achievable yet challenging, aligns with investor expectations and company guidance, and considers our Board-approved budget. Threshold for the 3-year period represents the minimum level of ROTCE that should warrant a reduced (i.e., 50%) payout. The maximum goal reflects superior performance over the 3-year period that represents stretch performance that is possible, but less likely to be achieved and results in a maximum award (i.e., 150%).
We do not disclose in advance the internal absolute performance targets set for the 3-year performance period because such disclosure could be construed as earnings guidance. The Committee believes the target levels for absolute performance are challenging, yet achievable, based upon consideration of historical performance, budget forecasts and peer practices, among others. While we do not disclose forward-looking goals, we commit to disclosing target performance and performance achievement in the Compensation Discussion and Analysis (“CD&A”) each year as performance awards vest. Nevertheless, if the Corporation does not meet the threshold projected for the 3-year period ending December 31, 2027, no payment will be made.
Our historical performance share payouts for the absolute metric to date have averaged 97.67% of target during the last 9 performance cycles.
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Restricted Stock
Time-vested restricted stock, reflecting 50% of the target LTI opportunity, supports our goals to encourage executive stock ownership and retention. The value of awards granted may vary from zero to 1.5 times the executive’s target award based upon consideration of the prior year’s corporate and individual performance assessed by the Committee on a holistic basis. Once granted, shares vest on a pro-rata basis, with 25% vesting annually over 4 years.
The Committee granted 2025 restricted stock awards above target level for each NEO excluding Mr. Alvarez (as shown in the table below), recognizing each NEO’s strong leadership and contributions to Popular’s solid performance in 2024. Due to Mr. Alvarez’s pending June 30, 2025 retirement, on February 2025, the Committee approved an LTI award in an amount equal to his target of 300% of salary, solely in the form of time-based restricted stock consistent with historical practice for retiring executives. Mr. Alvarez’s award vests on the first anniversary of his retirement date (June 30, 2026), subject to his compliance with certain restrictive covenants, including customary confidentiality covenants, as well as non-competition and non-solicit restrictions that extend for one year after his retirement date. The Committee did not grant performance shares to Mr. Alvarez during 2025 due to his retirement.
The awards, indicated in the table below, will vest as previously described to the extent that the corresponding service and performance conditions are met. The terms of the awards include covenants that prohibit the solicitation of the Corporation’s employees and customers.
February 2025 Grants

	Performance Shares			Restricted Stock			Total Grant (value based on grant date stock price)(a) (b)
NEO	% of Target	% of Base Salary	Value ($)	% of Target	% of Base Salary	Value ($)	% of Target	% of Base Salary	Value ($)
Javier D. Ferrer	100%	70%	$553,000	129%	90%	$711,000	114%	160%	$1,264,000
Ignacio Alvarez	−	−	−	100	300	3,390,000	100	300	3,390,000
Jorge Garcia	100	50	295,000	126	63	371,700	113	113	666,700
Lidio V. Soriano	100	50	295,000	120	60	354,000	110	110	649,000
Manuel Chinea	100	45	254,250	111	50	282,500	106	95	536,750
Camille Burckhart	100	50	262,500	120	60	315,000	110	110	577,500
(a)	The number of shares granted was determined by dividing the Total Grant Value by the Corporation’s closing stock price of $100.37 on the date of the grant (February 25, 2025).
(b)	Note that the percentages shown in the table above are rounded to the nearest whole percentage point.
June 2025 Grants in Connection with CEO Transition
On June 2025, the Committee granted a prorated equity award to Mr. Alvarez based on his target opportunity under the long-term equity incentive equal to 300% of his base salary, prorated based on the six full calendar months of employment during 2025 (the “Prorated Equity Award”). This corresponded to $1,695,000 or 15,393 shares. The terms of the Prorated Equity Award were consistent with those of the restricted shares received by Mr. Alvarez in February 2025. In addition, on June 2025, in recognition of Mr. Ferrer’s promotion to CEO, the Committee granted a one-time equity incentive award of $1,022,000 or 9,281 shares (the “Promotion Award”), reflecting the difference between the prorated value of his new long-term equity incentive target opportunity for the six-month period of 2025 during which Mr. Ferrer served as President and CEO and the grant he received in February 2025 as President and COO. The terms of the Promotion Award were consistent with the restricted stock granted to Mr. Ferrer in February 2025.
Performance Shares Payout: 2023-2025 Performance Cycle
The Committee approved a grant of performance shares in February 2023 designed to reward performance over the 3-year performance period (2023-2025). The awards were granted at target with a potential payout ranging from 0%-150% of target, weighted 50% based on relative TSR compared to an industry index of United States banks with assets between $25 billion and $500 billion, and 50% based on absolute average ROTCE over the performance period. Results are based on a formula comparing the Corporation’s results to
58 | 2026 POPULAR, INC. PROXY STATEMENT

the pre-defined goals set in 2023. In February 2026, the Committee reviewed Popular’s 2023-2025 performance and determined the degree to which the goals were attained. On a combined basis, the total number of shares distributed corresponds to 110.88% of the total target award opportunity (plus dividend equivalents). The following is a summary of the payout:
2023-2025 Relative TSR (50% of Performance Shares)
Popular’s final 3-year TSR of 85.3% ranked at the 97.5th percentile (which was 2nd out of the 42 comparator banks) relative to the industry index of United States banks with assets between $25 billion and $500 billion. As a result, shares for this component were earned at the maximum level of achievement (>75th percentile), yielding a payout of 150% of target on this component, as follows:

2023-2025 Absolute ROTCE (50% of Performance Shares)
Absolute ROTCE for the 2023-2025 performance cycle, as outlined on Appendix A of this Proxy Statement, resulted in 3-year average ROTCE of 11.02%, between threshold of 9.5% and target of 13.0%, yielding a payout of 71.76% of the target number of shares on this component. In determining our 2023-2025 adjusted ROTCE values, the Committee made the same adjustment to GAAP net income as those made for the short-term annual cash incentive award determination.

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Profit Sharing Incentive
Popular’s compensation program includes a profit-sharing component, with eligibility extended to all employees. The annual contribution is determined by the Board at its discretion, considering: (i) the extent to which Popular exceeded the minimum level of 103% of budgeted after-tax net income before profit sharing in the prior year (up to a maximum of 115%), and (ii) other factors such as risk management and credit quality, and the execution of critical corporate growth and efficiency projects, among others. Awards may range up to 8% of each employee’s prior-year total cash compensation, with eligible compensation capped at $70,000. The first 4% of the contribution is payable in cash, with anything above 4% paid as a tax-deferred contribution by Popular to the retirement savings and investment plans.
In January 2026, upon consideration of the Corporation’s 2025 net income results (over 115%), the Board approved the maximum award of 8% of each employees’ prior year total cash compensation. This yielded a total payout of approximately $40 million, which includes a payout to each NEO (other than Mr. Alvarez) of $5,600, with $2,800 paid in cash and $2,800 paid as a contribution by Popular to employee Savings and Investment Plan accounts (respectively shown as Non-Equity Incentive Plan Compensation and Other Compensation in the Summary Compensation Table). Mr. Alvarez received $5,600 as tax-deferred retirement savings.
Perquisites and Benefits
Perquisites and other executive benefits do not represent a significant portion of our executive compensation program. We do not provide employment agreements, change in control arrangements, tax gross-ups, supplemental retirement benefits or club memberships to our executives.
During 2025, limited perquisites, such as the use of a company-owned automobile, and tickets to events sponsored by Popular, were offered to NEOs.
FORMER CEO SERVICE AGREEMENT
Mr. Alvarez retired from his position as CEO of the Corporation on June 30, 2025 (the “CEO Retirement Date”). In connection with Mr. Alvarez’s retirement, on February 25, 2025, the Corporation and Mr. Alvarez entered into a service agreement (the “CEO Service Agreement”) pursuant to which Mr. Alvarez provided consulting services to Popular for a six month period following the CEO Retirement Date to facilitate the transition of the CEO responsibilities to his successor and provide additional business support as needed. Under the CEO Service Agreement, Mr. Alvarez received a monthly consulting fee in an amount equal to $47,000 and the use of office space. Mr. Alvarez is also subject to certain restrictive covenants for a period of one year from the CEO Retirement Date, including customary confidentiality covenants, as well as non-competition and non-solicit restrictions.
The Corporation and Mr. Alvarez also entered into an award agreement that specified the terms of Mr. Alvarez’s February 2025 LTI award as described above. Additionally, the Committee approved Mr. Alvarez’s eligibility to receive incentive compensation based on his service during the 2025 performance year including the Prorated Equity Award and a prorated short-term incentive cash award. For details of these awards, refer to the 2025 Executive Compensation Program and Pay Decisions’ section of this Proxy Statement.
Executive Compensation Program Changes for 2026
In February 2026, the Committee approved the following changes to the Executive Compensation Program covering the Corporation’s NEOs to improve their competitive market positioning and motivate and reward high levels of performance while further aligning the interests of our executives and our shareholders. The changes also reflected competitive practices among Popular’s peers.
Base Salary:
•	The base salary of Mr. Ferrer increased by approximately 14% to $1,200,000.
•	The base salary of Mr. García increased by approximately 10% to $670,000.
Long-term incentives:
•	The target equity incentive opportunity for Mr. Ferrer increased from 300% to 325%.
•	The target equity incentive opportunity for Messrs. García and Soriano and Ms. Burckhart were increased from 100% to 120%, and for Mr. Chinea from 90% to 100%.
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These revised target opportunities will continue to be offered according to the existing program’s term, with target based one-half on performance shares and one-half on time-vested restricted stock. These revised targets were effective for the February 2026 equity grants.
Short-term incentives:
•
For the corporate financial goals (net income and ROTCE), commencing with the 2026 performance year, above-target performance will be compensated using an accelerated payout scale. At maximum or “stretch” performance (120% of the goal), the maximum incentive payout would be 2 times the executive’s target award. Previously, maximum performance of 115% corresponded to 1.5 times the target award. The incentive for below-target performance remains unchanged.

Governance and Assessment of Executive Compensation
Role of the Talent and Compensation Committee
In accordance with its charter, a copy of which is available at www.popular.com/en/investor-relations, the Committee establishes Popular’s general compensation philosophy and oversees the compensation program for executive officers, including our NEOs. It also reviews and approves the overall purpose and goals of our incentive compensation system and benefits plans. In addition, the Committee reviews and advises management regarding human capital strategies, including matters related to culture, talent acquisition and development, workforce engagement and succession planning.
The Committee met five times during 2025. Furthermore, throughout the year, the Committee maintained ongoing communication with its external advisors (including its independent compensation consultant), other directors and management to discuss topics such as talent-related trends and strategies, emerging legislative and regulatory trends and leading practices. As needed, the Committee also seeks information and advice from external legal counsel on regulatory and legal aspects of executive compensation, employee benefits and board committee governance.
The Committee assesses the effectiveness of its compensation program by reviewing its strategic objectives and business plans, considering each NEO’s scope of responsibility, reviewing market reference data and assessing the relationship between pay and performance (Popular relative to its compensation peer group and executives relative to their performance goals). The Committee also evaluates whether our compensation programs meet Popular’s goals by monitoring engagement and retention of executives, and by assessing the relationship between the Corporation’s performance, individual performance and actual payouts. Furthermore, in conjunction with the annual review of the compensation plans with the CRO, the Committee monitors and evaluates whether the design of incentive plans and sales practices fosters an environment of appropriate risk-taking and sound business decisions.
The Committee may modify payments or adjust the compensation program in light of economic or business results, regulatory requirements, risk assessments or results of the annual shareholders advisory vote on executive compensation. It must also recoup previously awarded excess incentive-based compensation in the event of a required financial statement restatement and may recoup cash and equity-based incentives due to misconduct, in each case in accordance with the Corporation’s Compensation Recoupment Policy.
The Committee’s main activities in 2025 included:
Governance
•
Reviewed and administered the Corporation’s Compensation Recoupment Policy intended to comply with the requirements of Rule 10D-1 of the Securities Exchange Act of 1934 and the Nasdaq Stock Market Listing Rule 5608.

•	Reviewed and approved compensation disclosures in the 2025 Proxy Statement and Form 10-K for the year ended December 31, 2024.
•	Evaluated the services provided by its compensation consultant.
Benefits
•
Reviewed the annual report of Popular’s Benefits Committee, including information on the cost, funding, participation and utilization trends related to the Corporation’s health, welfare and retirement benefits.

•	Reviewed the liability-driven investment strategy implemented for the Banco Popular de Puerto Rico Retirement Plan (the “Retirement Plan”).
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Maintaining a high-performance organization
The table below outlines the key focus areas through which the Committee links executive pay decisions to corporate, strategic and individual performance.

Human Capital Strategies
•	Examined key human resources indicators, including headcount, personnel costs, turnover and employee engagement, among others.
•
Received updates on, among other things, attraction and retention, developing and enabling talent, employee experience, hybrid work strategies, human resources legal and regulatory compliance, and compensation strategy impact.

The Committee met in executive session after each meeting.
62 | 2026 POPULAR, INC. PROXY STATEMENT

Although the Committee exercises its independent judgment in reaching compensation decisions, it also receives advice from its independent compensation consultant as well as the Chairman, CEO and other key senior leaders of the Corporation. The leaders work with the Committee to ensure that the compensation programs are aligned with Popular’s strategic objectives. They also discuss corporate strategy and business goals with the Committee and provide feedback regarding NEO performance. The CEO may not be present during deliberations or voting on his compensation.
Role of the Compensation Consultant
The Committee engages the services of compensation consultant Meridian Compensation Partners, LLC (“Meridian”) to serve as its independent advisor. Meridian reviews Popular’s executive compensation program competitiveness in light of market practices among our peer group and applicable regulations. During 2025, Meridian attended Committee meetings and conferred on multiple occasions with the Committee Chair and various Committee members to provide updates and guidance on compensation matters. Meridian reported directly to the Committee regarding these matters, and Meridian had no other relationship with, nor provided any other services to, Popular.
The Committee has reviewed and concluded that Meridian’s consultation services comply with the standards adopted by the SEC and by NASDAQ with regard to compensation advisor independence and conflicts of interest. The Committee performs this independence assessment on an annual basis.
Compensation Information and Peer Group
The Committee periodically assesses the competitiveness of its executive pay practices through external studies conducted by Meridian, as well as through supplemental internal research based on proxies and compensation surveys (Willis Towers Watson and others). The Committee also considers executive compensation information from financial institutions in its headquarters market of Puerto Rico.
The Committee utilizes the information from internal and external analyses to assess the appropriateness of compensation levels (relative to market practice and individual performance) and considers the information when setting compensation program guidelines, including base salary ranges, incentive targets and equity compensation. An individual’s relative compensation with respect to executives employed by peer group companies may vary according to the individual’s role, Popular’s financial performance, individual qualifications, experience and performance as assessed by the Committee.
The Committee periodically uses a peer group of comparable banks for pay and performance comparisons as well as reviews of our compensation structure and design. Entering 2025, our compensation peer group comprised the banks listed in the following table based on the Committee’s June 2024 review. Popular’s total assets were positioned near the median of the group.
Assisted by Meridian, the Committee re-evaluated the Corporation’s peer group in June 2025, with no changes resulting from the review.

PEER GROUP
BOK FINANCIAL CORP	OLD NATIONAL BANCORP
CADENCE BANK	REGIONS FINANCIAL CORPORATION
COMERICA INCORPORATED	SOUTHSTATE CORPORATION
CULLEN/FROST BANKERS INC.	SYNOVUS FINANCIAL CORP
EAST WEST BANCORP INC.	VALLEY NATIONAL BANCORP
F.N.B. CORPORATION	WEBSTER FINANCIAL CORPORATION
FIRST HORIZON CORPORATION	WESTERN ALLIANCE BANCORPORATION
HUNTINGTON BANCSHARES INCORPORATED	WINTRUST FINANCIAL CORPORATION
KEYCORP	ZIONS BANCORPORATION
M&T BANK CORPORATION
EXECUTIVE AND DIRECTOR COMPENSATION  | 63

Other Aspects of Our Executive Compensation Program
Stock Ownership Guidelines
Our NEOs are subject to stock ownership guidelines to reinforce their commitment to creating long-term shareholder value. Within five years of appointment, the CEO must reach and subsequently retain shares equivalent to six times his base salary; the requirement for the other NEOs is three times their base salary. Any unvested performance shares are not considered to satisfy the requirement. As of February 2026, all NEOs had met the requirement or were targeted to reach their requirement by the applicable deadline.
Compensation Recoupment (Clawback) Policy
In 2023, the Committee approved the Corporation’s Compensation Recoupment Policy, which is designed to comply with the requirements of Rule 10D-1 of the Securities Exchange Act of 1934 and the Nasdaq Stock Market Listing Rule 5608. The policy provides for: (i) the recovery or “clawback” of excess incentive-based compensation earned by current or former executive officers of the Corporation in the event that the Corporation is required to prepare an accounting restatement due to the material noncompliance of the Corporation with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period; and (ii) the recovery or “clawback” of covered awards (including time-based incentive awards) earned by current or former executive officers of the Corporation, as well as other employees designated by the Committee from time to time, in the event of misconduct. The policy defines misconduct as the willful violation of any law, rule or regulation that causes material financial or reputational harm to the Corporation; the material breach of any written policy of the Corporation; the willful or reckless disclosure of the Corporation’s confidential information or trade secrets; or the commission of an act of fraud, dishonesty or recklessness in the performance of duties, which is not in good faith and which subjects the Corporation to excessive risk, financial loss or materially disrupts, damages, impairs or interferes with the business of the Corporation.
Exhibit 97.1 of our Form 10-K for the year ended December 31, 2025 includes a copy of the Corporation’s Compensation Recoupment Policy.
Equity Award Grant Procedures
The Committee adopted an Equity Award Grant Procedure to standardize the process of granting equity in accordance with applicable law and regulatory requirements and avoid the possibility or appearance of timing of equity grants for the personal benefit of executives or employees. Under these procedures, equity awards to executive officers and the Principal Accounting Officer are granted at the Committee’s first regularly scheduled meeting taking place in the month of February, and equity awards to other employees are granted on the first business day that NASDAQ is open following the second complete day of trading following the release of the Corporation’s earning results for the first quarter of the calendar year. Equity grants to certain newly hired employees or promoted individuals, including executive officers, are made on the last business day prior to the 15th day of each month or the last business day of each month, whichever day first follows the date on which the newly-hired individual commences providing active services to the Corporation or the promoted individual commences providing active services to the Corporation at the promoted level. All equity awards are granted under a shareholder-approved plan. Equity awards are not granted in anticipation of the release of material non-public information, and the release of material non-public information is not timed on the basis of equity grant dates. Since 2005 we have not granted, and currently have no plan to grant, option awards and, consequently, we have not adopted a policy with respect to the timing of option awards relative to the disclosure of material non-public information.
Tax Deductibility of Executive Compensation
As part of its role, the Committee considers the deductibility of executive compensation under Section 162(m) of the U.S. Internal Revenue Code. The Committee is cognizant of and will continue to consider the impact of the U.S. Tax Cuts and Jobs Act of 2017, which expanded the number of individuals covered by Section 162(m) of the Internal Revenue Code and eliminated the exception for performance-based compensation (generally effective beginning for the 2018 tax year) on the Corporation’s compensation programs and design. In addition, for NEOs who are residents of Puerto Rico, compensation is deductible for income tax purposes if it meets the reasonable compensation test of the P.R. Internal Revenue Code. It is the Committee’s intention that the compensation paid to Popular’s NEOs be deductible, to the extent practicable, but the Committee reserves the ability to grant or pay compensation that is not deductible. For the fiscal year 2025, all NEOs (except Mr. Chinea) were residents of Puerto Rico.
64 | 2026 POPULAR, INC. PROXY STATEMENT

Risk Mitigation
Appropriate risk management is a key consideration in Popular’s daily operations and decisions. We seek to design compensation programs that do not promote improper sales practices or encourage excessive or unnecessary risk taking by employees. We share with management regular communications concerning the regulatory requirements governing sound sales and incentive practices.
The Committee conducts an annual review of incentive and sales practice risks in coordination with the CRO. During the December 2025 Committee meeting, the CRO outlined the results of his evaluation, which covered absolute levels and year-over-year changes in number of participants and incentive award payouts, trends in customer claims and complaints, and an in-depth review of specific plans in multiple sales and support divisions. The review encompassed sales practices and the reinforcing framework of incentives, policies and procedures, monitoring and controls, customer inquiries/complaints, employee training, and feedback mechanisms. Based on the review, the CRO did not identify any incentive plans or sales practices that would encourage employees to take unnecessary or excessive risks.
The compensation programs are designed to adequately balance risks and rewards through: appropriate use of base salary, short-term incentives (cash) and long-term incentives (stock); thresholds and caps to limit payouts; mix of financial and non-financial components; link to company performance; and competitive pay practices. Furthermore, an executive’s incentive payout may be adjusted by the Committee at its discretion if results are not aligned with Popular’s risk appetite. The Committee will continue to monitor our compensation programs to ensure that they do not promote improper sales practices or inappropriate risk-taking, and that they comply with current and emerging regulations and industry leading practices.
Report of the Talent and Compensation Committee
The Talent and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and recommended to the Board that it be included in this Proxy Statement.
Respectfully submitted,
The Talent and Compensation Committee
Alejandro M. Ballester, Chair
Robert Carrady
Betty DeVita
Alejandro M. Sánchez
Carlos A. Unanue
EXECUTIVE AND DIRECTOR COMPENSATION  | 65

2025 Executive Compensation Tables and Compensation Information
2025 Summary Compensation Table
The following table summarizes the compensation of our NEOs for the year ended December 31, 2025, which reflects the full year of the equity (stock) and non-equity (cash) components of our current executive compensation program for our NEOs.

Name And Principal Position	Year	Salary (a)	Bonus (b)	Stock Awards (c)	Non-Equity Incentive Plan Compensation (d)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (e)	All Other Compensation (f)	Total
Javier D. Ferrer President and Chief Executive Officer(g)	2025	$914,000	$43,750	$2,315,076	$1,533,887	—	$18,574	$4,825,287
	2024	790,000	32,917	1,297,335	598,267	—	15,774	2,734,293
	2023	782,308	32,917	1,134,107	621,335	—	15,774	2,586,441
Ignacio Alvarez Former Chief Executive Officer(h)	2025	634,538	600	5,085,000	1,029,041	—	313,805	7,062,984
	2024	1,130,000	47,083	3,491,878	1,438,942	—	50,507	6,158,410
	2023	1,130,000	47,083	3,081,501	1,466,740	—	43,120	5,768,444
Jorge J. García Executive Vice President and Chief Financial Officer	2025	606,679	25,444	682,282	653,081	—	27,467	1,994,953
	2024	540,529	24,583	666,724	382,173	—	10,872	1,624,881
	2023	—	—	—	—	—	—	—
Lidio V. Soriano Executive Vice President and Chief Risk Officer	2025	599,531	25,075	664,582	642,092	—	15,952	1,947,232
	2024	590,000	24,583	666,724	429,107	—	13,152	1,723,566
	2023	585,481	24,583	486,157	433,355	—	22,868	1,552,444
Manuel Chinea Executive Vice President and Chief Operating Officer Popular Bank	2025	574,126	—	550,192	592,182	1,987	51,901	1,770,388
	2024	564,991	—	552,041	380,132	—	48,606	1,545,770
	2023	560,340	—	464,082	384,031	4,799	47,725	1,460,977
Camille Burckhart Executive Vice President, Chief Information and Digital Strategy Officer	2025	531,361	22,203	591,354	568,287	1,546	11,914	1,726,665
	2024	—	—	—	—	—	—	—
	2023	—	—	—	—	—	—	—
(a)
Salary differences for the NEOs between 2024 and 2025 are attributable to salary increase adjustments, ranging from 1.5% to 3.5% of base salary. Amounts shown in the Salary column reflect amounts deferred under the Puerto Rico Nonqualified Deferred Compensation Plan by Mr. Ferrer, $74,000 and by Mr. Alvarez, $59,107. Annual base salary as of December 31, 2025 was: J. García, $610,650; L. Soriano, $601,800; M. Chinea, $576,300; and C. Burckhart, $532,875. Due to Mr. Alvarez’s retirement on June 30, 2025, his earned salary was $634,538. On July 1, 2025, Mr. Ferrer’s base salary was increased as a result of his promotion to CEO of the Corporation, and his annual salary as of December 31, 2025, was $1,050,000. The amount paid to Mr. Ferrer reflects his salary paid as COO from January to June 2025 and his salary as CEO from July to December 2025. Salary increases were awarded to the NEOs in March 2025, with the exception of Mr. Ferrer who received a salary adjustment in connection with his appointment on July 1, 2025.

(b)
Includes Popular’s customary Christmas bonus provided to its Puerto Rico-based employees, equal to 4.17% of annual base salary. Amounts shown in the Bonus column reflect amounts deferred under the Puerto Rico Nonqualified Deferred Compensation Plan by Mr. Ferrer, $13,125. Due to Mr. Alvarez’s retirement on June 30, 2025, he was not eligible for the customary Christmas bonus provided to Puerto Rico-based employees. Mr. Alvarez received a $600 Christmas bonus as required by Puerto Rico law for employees hired before January 1, 2018, who worked 700 hours or more between October 1, 2024 and September 30, 2025, and who are no longer employed by the Corporation.

(c)
The awards reported in the “Stock Awards” column were provided in the form of restricted stock and performance shares granted on February 25, 2025, and Mr. Alvarez’s Prorated Equity Award and Mr. Ferrer’s Promotion Award granted on June 26, 2025. The value in the column above represents the aggregate grant date fair value of the restricted stock and performance shares determined in accordance with FASB ASC Topic 718. The fair value applicable to restricted stock and performance share grants based on internal financial metrics is the closing price of Popular’s common stock on the grant date (the closing price on February 25, 2025 was $100.37, and on June 26, 2025 was

66 | 2026 POPULAR, INC. PROXY STATEMENT

$110.12). The fair value applicable to the market based relative TSR performance share awards, derived from a Monte Carlo simulation is $110.91 for February 25, 2025. Refer to the Corporation’s consolidated financial statements included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2025.
With regards to the restricted stock, shares will vest (i.e., no longer be subject to forfeiture) in equal annual instalments over four years, with the exception of Mr. Alvarez, whose restricted stock awards received in 2025 will vest one year after his retirement date (June 2026), and are subject to certain restrictive covenants, including customary confidentiality covenants, as well as non-competition and non-solicit restrictions that extend through the vesting period. The grant date fair value of the restricted stock award is as follows: J. Ferrer, $1,733,000; I. Alvarez, $5,085,000; J. García, $371,700; L. Soriano, $354,000; M. Chinea, $282,500; and C. Burckhart, $315,000.
The performance shares vest after the end of a 3-year performance cycle (2025-2027). The number of shares actually earned will depend on Popular’s achievement of goals related to: (i) TSR relative to an industry index of United States banks with assets between $25B - $500B; and (ii) an absolute 3-year simple average ROTCE goal. Each metric corresponds to one-half of the target performance share incentive opportunity. Actual earned awards may range from 0 to 1.5 times the target opportunity based on performance. The amounts in the table reflect the target (or 100%) level of achievement, as follows: J. Ferrer, $582,076; J. García, $310,582; L. Soriano, $310,582; M. Chinea, $267,692; and C. Burckhart, $276,354. The potential maximum value for each performance shares award is as follows: J. Ferrer, $873,220; J. García, $465,873; L. Soriano, $465,873; M. Chinea, $401,643; and C. Burckhart, $414,531. As a result of his retirement on June 30, 2025, Mr. Alvarez was not awarded performance shares in 2025.
(d)
The amounts reported in the Non-Equity Incentive Plan Compensation column reflect the amounts earned by each NEO under Popular's annual STI plan for the applicable performance year (which are paid in the first quarter of the following calendar year). NEOs were eligible to participate in a 2025 annual cash incentive opportunity based on the achievement of their annual corporate, strategic and individual goals. The “2025 Executive Compensation Programs and Pay Decisions” section of the CD&A describes how the 2025 short-term incentive awards to the NEOs were determined. Amounts shown in the Non-Equity Incentive Plan Compensation column reflect amounts deferred under the Puerto Rico Nonqualified Deferred Compensation Plan by Mr. Ferrer, $179,480 and by Mr. Alvarez, $615,595. Due to Mr. Alvarez’ retirement on June 30, 2025, the Committee granted a prorated short-term cash incentive of $1,023,441 (134% of target), based on corporate and individual performance for the period he served as CEO from January 1, 2025 through June 30, 2025. His target incentive opportunity was 135% of his base salary. The profit-sharing cash incentive of $2,800 awarded to each NEO (except for Mr. Alvarez) is also included. For Mr. Alvarez, the amount also includes $5,600 received as tax-deferred retirement savings under the profit sharing incentive.

(e)
No additional benefits in the defined benefit retirement plan were earned in 2025 as they have been frozen since 2009. This column contains the required accounting representation of the annual change in present value of the pension benefit as of December 31, 2025. Present values for changes in pension value were determined using year-end Statement of Financial Accounting Standard Codification Topic 715, Compensation - Retirement Benefits (ASC 715) assumptions with the following exception: payments are assumed to begin at the earliest possible retirement date at which benefits are unreduced. The age to receive retirement benefits with no reductions is 55, provided the participant has completed 10 years of service. Among the participating NEOs, Mr. Chinea has reached the aforementioned unreduced retirement eligibility.

(f)
The amounts reported in the “All Other Compensation” column reflect, for each NEO, the sum of (i) the incremental cost to Popular of all perquisites and other personal benefits with an aggregate amount greater than or equal to $10,000, (ii) the amounts contributed by Popular to the Savings and Investment Plan, (iii) the imputed cost of coverage in excess of $50,000 for group-term life insurance, and (iv) the change in value of the retiree medical insurance coverage. The contribution to the USA Savings and Investment Plan for Mr. Chinea was $14,000. The amount reported in the “All Other Compensation” column for Mr. Alvarez also reflects $282,000, which corresponds to the monthly fee of $47,000 that Mr. Alvarez received during 2025 under the CEO Service Agreement described in the section titled “Former CEO Service Agreement” of this CD&A.

To the extent that an individual’s aggregate amount of perquisites received is less than $10,000, such amounts have been excluded from the “Other Compensation” calculation, but all perquisites have been included by type in the table below.

Name	Non Work Related Security	Use Of Company-Owned Vehicle	Other(i)
Javier D. Ferrer		•	•
Ignacio Alvarez	•	•	•
Jorge J. García		•	•
Lidio V. Soriano		•	•
Manuel Chinea			•
Camille Burckhart		•	•
(i)
Includes benefits provided to certain NEOs, the value of which does not exceed the greater of $25,000 or 10% of the total amount of perquisites received by each NEO, such as personal tickets to events sponsored by Popular, the cost of routine preventive medical examination for executives, and car allowance for non-Puerto Rico based executives.

(g)	Mr. Ferrer was appointed President and Chief Executive Officer of the Corporation, succeeding Mr. Alvarez, effective July 1, 2025.
(h)	Mr. Alvarez retired as Chief Executive Officer of the Corporation, effective June 30, 2025.
EXECUTIVE AND DIRECTOR COMPENSATION | 67

2025 Grants of Plan-Based Awards
The following table details equity and non-equity plan-based awards granted to each of the NEOs during fiscal year 2025 (values below have been rounded to the nearest dollar or whole share, as applicable).

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(a)			Estimated Future Payouts Under Equity Incentive Plan Awards(b)			All Other Stock Awards: Number of Shares of Stock or Units (#)(c)	Grant Date Fair Value of Stock and Option Awards ($)(d)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Javier D. Ferrer(e)
2025 Short-Term Cash Incentive			$564,375	$1,128,750	$1,693,125
Restricted Stock	25-Feb-2025								7,084	$711,000
Restricted Stock	26-June-2025	25-Feb-2025							9,281	1,022,000
Performance Shares	25-Feb-2025					2,756	5,510	8,266		582,076
Ignacio Alvarez(f)
2025 Short-Term Cash Incentive			1,023,441
Restricted Stock	25-Feb-2025								33,776	3,390,000
Restricted Stock	26-June-2025	25-Feb-2025							15,393	1,695,000
Performance Shares	25-Feb-2025					—	—	—
Jorge J. García
2025 Short-Term Cash Incentive			244,260	488,520	732,780
Restricted Stock	25-Feb-2025								3,704	371,700
Performance Shares	25-Feb-2025					1,470	2,940	4.410		310,582
Lidio V. Soriano
2025 Short-Term Cash Incentive			240,720	481,440	722,160
Restricted Stock	25-Feb-2025								3,527	354,000
Performance Shares	25-Feb-2025					1,470	2,940	4,410		310,582
Manuel Chinea
2025 Short-Term Cash Incentive			230,520	461,040	691,560
Restricted Stock	25-Feb-2025								2,815	282,500
Performance Shares	25-Feb-2025					1,280	2,534	3,802		267,692
Camille Burckhart
2025 Short-Term Cash Incentive			213,150	426,300	691,450
Restricted Stock	25-Feb-2025								3,139	315,000
Performance Shares	25-Feb-2025					1,308	2,616	3,924		276,354

(a)
This section contains the 2025 STI. The amounts shown in the “Threshold” column assume that NEOs are awarded with the minimum level for the corporate, strategic and individual goals; however, these portions are not guaranteed. The actual STI awards for 2025 performance were as follows: J. García, $653,081; L. Soriano, $642,092; M. Chinea, $592,182; and C. Burckhart, $568,287. Due to Mr. Alvarez’s retirement on June 30, 2025, the Committee approved a prorated Short-Term cash Incentive of $1,023,441, based on its assessment of corporate, strategic and individual performance related to the six full calendar months of employment during 2025. In connection with Mr. Ferrer’s promotion to CEO, his STI Award was prorated taking into account the six full calendar months of employment under the COO incentive grid and the six full calendar months of employment under the CEO incentive grid. His actual STI Award was $1,531,087.

(b)
This section contains the performance shares awarded on February 25, 2025. The number of shares was determined based on the closing price of Popular’s common stock on the grant date of February 25, 2025 ($100.37). The shares vest on the day of the first scheduled meeting of the Committee in February 2028, subject to the Corporation’s achievement of the 2025-2027 performance goals as certified by the Committee in such meeting. The performance goals will be based on two performance metrics weighted equally: TSR and absolute simple average ROTCE. The performance cycle is a three-year period beginning on January 1 of the calendar year of the grant date and ending on December 31 of the third year. Each performance goal will have a defined threshold (i.e., minimum result for which an incentive would be earned) equal to one-half of the target number of shares, a target (i.e., result at which 100% of the incentive would be earned) and a maximum level of performance (i.e., result at which 1.5 times the target number of shares would be earned). Dividend equivalents are accrued and paid at the end of the performance period based on the actual number of shares earned. As a result of his retirement on June 30, 2025, Mr. Alvarez was not awarded performance shares in 2025.

(c)
This section contains the restricted stock awarded on February 25, 2025 and June 26, 2025. The number of shares was determined based on the closing price of Popular’s common stock on the grant dates of February 25, 2025 ($100.37) and June 26, 2025 ($110.12). The shares will vest (i.e., no longer to be subject to forfeiture) in substantially equal annual instalments during the four years following the grant date. The Committee approved on February 25, 2025 a Long-Term

68 | 2026 POPULAR, INC. PROXY STATEMENT

Award of 300% of Mr. Alvarez’ base salary consisting of 33,776 shares of restricted stock determined based on the closing price of the Corporation’s common stock on the grant date, February 25, 2025, with a one-year and four months vesting period, ending on June 30, 2026 (one year after his retirement). The restricted stock awarded to Mr. Alvarez is subject to certain restrictive covenants, including customary confidentiality covenants, as well as non-competition and non-solicit restrictions that extend for one year after his retirement date. On June 2025, the Committee granted the Prorated Equity Award for Mr. Alvarez based on his target opportunity under the long-term equity incentive equal to 300% of current base salary, prorated based on the six full calendar months of employment during 2025. This corresponded to $1,695,000 or 15,393 shares. The terms of the Prorated Equity Award were consistent with those of the restricted shares received by Mr. Alvarez in February 2025. In addition, at its June meeting, in recognition of Mr. Ferrer’s promotion to CEO, the Committee granted the Promotion Award, a one-time equity incentive award of $1,022,000 or 9,281 shares, based on the prorated value of his long-term equity incentive target opportunity for the six-month period of 2025 during which Mr. Ferrer was President and CEO. The terms of the Promotion Award were consistent with the restricted stock granted to Mr. Ferrer in February 2025.
(d)
Represents the grant date fair value, in accordance with FASB ASC Topic 718, of the performance shares and restricted stock granted in 2025. We also included Mr. Alvarez Prorated Equity Award and Mr. Ferrer’s Promotion Award granted by the Committee on June 26,2025.

(e)	Mr. Ferrer was appointed President and Chief Executive Officer of the Corporation, succeeding Mr. Alvarez, effective July 1, 2025.
(f)	Mr. Alvarez voluntarily retired as Chief Executive Officer of the Corporation, effective June 30, 2025.
2025 Outstanding Equity Awards at Fiscal Year End
The following table sets forth certain information with respect to the value of all outstanding restricted stock and performance shares previously awarded to the NEOs (based on the closing price of Popular’s common stock as of December 31, 2025, which was $124.52).

Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(a)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(b)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Javier D. Ferrer	43,107	$5,367,684	18,205	$2,266,887
Ignacio Alvarez	72,808	9,066,052	30,459	3,792,755
Jorge J. García	10,741	1,337,469	9,711	1,209,214
Lidio V. Soriano	19,738	2,457,776	9,711	1,209,214
Manuel Chinea	10,777	1,341,952	8,371	1,042,357
Camille Burckhart	17,626	2,194,790	8,644	1,076,351
(a)	Vesting dates of shares or units of stock that have not vested:

	Restricted Stock Awards											Performance Shares Award 2023(vii)	Total
Name	2011- 2014(i)	2015(i)	2016(i)	2017(i)	2018(i)	2019(i)	2020(ii)	2022(iii)	2023(iv)	2024(v)	2025(vi)
Javier D. Ferrer	0	1,820	2,166	840	992	992	1,194	1,520	4,567	6,188	15,852	6,976	43,107
Ignacio Alvarez(viii)	0	0	0	0	0	0	0	0	0	0	49,169	23,639	72,808
Jorge J. García(ix)	0	614	747	480	473	423	483	0	637	3,180	3,704	0	10,741
Lidio V. Soriano	0	1,690	1,968	764	901	902	1,035	744	1,725	3,080	3,416	3,513	19,738
Manuel Chinea	0	368	530	409	481	531	637	259	1,014	1,514	1,680	3,354	10,777
Camille Burckhart	1,184	365	1,118	473	652	877	1,037	755	2,095	2,830	3,139	3,101	17,626
(i)	The shares will vest upon termination of employment on or after age 55 and completing 10 years of service.
(ii)
80% of the shares vest in equal annual installments during the four years following the grant date (February 27, 2020) and 20% vest upon retirement, defined as termination of employment after attaining age 55 with 10 years of service or age 60 with 5 years of service.

(iii)
Shares vest in substantially equal annual installments during the four years following the grant date (February 22, 2022). Mr. García's grant was awarded in his role as a Division Manager, with a vesting period of three years.

(iv)	Shares vest in substantially equal annual installments during the four years following the grant date (February 27, 2023).
EXECUTIVE AND DIRECTOR COMPENSATION | 69

(v)	Shares vest in substantially equal annual installments during the four years following the grant date (February 22, 2024).
(vi)
Shares vest in substantially equal annual installments during the four years following the grant date (February 25, 2025). The amount shown for Mr. García and Ms. Burckhart reflect their status as retirement non-eligible employees. All other amounts shown reflect the corresponding accelerated withholding available for retirement eligible employees. Due to Mr. Alvarez’s retirement on June 30, 2025, the shares corresponding to Mr. Alvarez’s award will vest on June 30, 2026.

(vii)
The number of shares shown in the tables above are actual shares earned based on the degree to which the goals were attained during the 2023 - 2025 performance cycle that ended on December 31, 2025. The shares were subject to continued time-based vesting until February 25, 2026. The dividend equivalents earned as of December 31, 2025 and subject to continued time-based vesting until February 25, 2026, were as follows: J. Ferrer, 637 shares; I. Alvarez, 2,157 shares; L. Soriano, 321 shares; M. Chinea, 307 shares; and C. Burckhart, 284 shares.

(viii)	Mr. Alvarez retired as CEO of the Corporation, effective June 30, 2025.
(b)	Vesting dates of unearned shares, units or other rights that have not vested:

Name	2024 Performance Shares Award(i)	2025 Performance Shares Award(ii)	Total
Javier D. Ferrer	9,939	8,266	18,205
Ignacio Alvarez	30,459	—	30,459
Jorge J. García	5,301	4,410	9,711
Lidio V. Soriano	5,301	4,410	9,711
Manuel Chinea	4,569	3,802	8,371
Camille Burckhart	4,720	3,924	8,644
(i)
The number of performance shares shown in the tables above is based on achievement of maximum performance. The shares vest on the day of the first scheduled meeting of the Committee in February 2027, subject to the Corporation’s achievement of the 2024-2026 performance goals as certified by the Committee in such meeting.

(ii)
The number of performance shares shown in the tables above is based on achievement of maximum performance. The shares vest on the day of the first scheduled meeting of the Committee in February 2028, subject to the Corporation’s achievement of the 2025-2027 performance goals as certified by the Committee in such meeting. Refer to Note (b) of the Grants of Plan-Based Awards Table.

2025 Option Exercises and Stock Vested Table
The following table includes certain information with respect to the vesting of stock awards during 2025.

	Stock Awards
Name	Number Of Shares Acquired On Vesting (#)	Value Realized On Vesting ($)(i)
Javier D. Ferrer	12,895	$1,299,262
Ignacio Alvarez	93,064	9,857,143
Jorge Garcia	2,146	216,081
Lidio V. Soriano	6,811	684,702
Manuel Chinea	5,874	590,087
Camille Burckhart	6,240	627,437
(i)
Value represents the number of shares that vested multiplied by the closing market value of our common stock on the applicable vesting dates. The amount shown for Mr. Alvarez is attributed to his partial retirement vesting, which took effect on June 30, 2025.

70 | 2026 POPULAR, INC. PROXY STATEMENT

Post-Termination Compensation
Pension and Retirement Benefits
Popular offers comprehensive retirement benefits to all eligible employees, including NEOs, as summarized below:
2025 Pension Benefits
The following table sets forth certain information with respect to the value of Pension Benefits accrued as of December 31, 2025 under Popular’s pension plan for the NEOs eligible to participate in such plan. Messrs. Ferrer, Alvarez, García and Soriano are not eligible to participate in the Retirement Plan.

Name	Plan Name	Number of Years of Credited Service Through April 30, 2009(a)	Present Value of Accumulated Benefit ($)(b)	Payments During Last Fiscal Year ($)
Manuel Chinea	Retirement Plan	11.750	$172,386	—
Camille Burckhart	Retirement Plan	4.417	19,668	—
(a)
The number of years of credited service shown in this column were the number of years accumulated by Mr. Chinea and Ms. Burckhart until April 30, 2009, when the Retirement Plan was frozen with regard to all future benefit accruals.

(b)
This column represents the present value of all future expected pension benefit payments. Values were determined using year-end ASC 715 assumptions with the exception that payments are assumed to begin at the earliest possible retirement date at which benefits are unreduced. Among the participating NEOs, Mr. Chinea has reached the aforementioned unreduced retirement eligibility. Normal retirement is upon reaching age 65 and completing 5 years of service. The normal retirement benefit is equal to the sum of (a) 1.10% of the average final compensation multiplied by the years of credit up to a maximum of 10 years, plus (b) 1.45% for each additional year of credit up to a maximum of 20 additional years. Participants become eligible for early retirement upon the earlier of: (a) attainment of age 50 with sum of age and years of service equal or greater than 75 or (b) attainment of age 55 with 10 or more years of service.

Retirement Plan. The Retirement Plan is a defined benefit pension plan that is tax-qualified under the Puerto Rico Internal Revenue Code and the United States Internal Revenue Code and is subject to the Employee Retirement Income Security Act of 1974 (“ERISA”). The plan was frozen with regard to all future benefit accruals after April 30, 2009. The Retirement Plan’s benefit formula is based on a percentage of average final compensation and years of service. Normal retirement age under the Retirement Plan is age 65 with 5 years of service.
Savings and Investment Plans
Puerto Rico Savings and Investment Plan. The Popular, Inc. Puerto Rico Savings and Investment Plan is tax-qualified under the Puerto Rico Internal Revenue Code of 2011, as amended. It allows eligible Puerto Rico-based employees to defer a portion of their eligible annual cash compensation on a pre-tax or after-tax basis, subject to the maximum amount permitted by applicable tax laws.
USA Savings and Investment Plan. The Popular, Inc. 401(k) USA Savings and Investment Plan is a United States tax-qualified plan that permits eligible United States based employees to defer a portion of their eligible annual cash compensation on a pre-tax basis, subject to the maximum amount permitted by applicable tax laws.
Matching contribution to the Savings and Investment Plans. Popular matches 50% of employee pre-tax contributions up to eight percent of the participant’s cash compensation.
2025 Non-Qualified Deferred Compensation
The following table shows nonqualified deferred compensation activity and balances attributable to NEOs who participate in the corresponding plan.

Name	NEO Contribution in Last FY 2025(a)	Registrant Contribution in Last FY (2025)	Aggregate Earnings in Last FY (2025)(b)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE (12/31/2025)(c)
Javier D. Ferrer	$266,605	—	$239,674	—	$2,250,075
Ignacio Alvarez	674,703	—	453,748	—	4,486,550
Manuel Chinea	—	—	252,056	—	$3,530,463
(a)	Amounts reported in this column are included in the Salary, Bonus and Non-Equity Incentive Plan Compensation columns of the 2025 Summary Compensation Table.
EXECUTIVE AND DIRECTOR COMPENSATION | 71

(b)
Based on notional earnings and losses from notional investments made by participants in a slate of investment options available under the plan. As such, said earnings are not included as compensation in the Summary Compensation Table.

(c)
Amounts reported in this column were reported in the Salary column of the Summary Compensation Table of previous years or in the Aggregate Earnings in the Last FY column of the Non-Qualified Deferred Compensation table of previous years.

Puerto Rico Nonqualified Deferred Compensation Plan. The Popular, Inc. Puerto Rico Nonqualified Deferred Compensation Plan allows certain management or highly compensated Puerto Rico-based employees to defer receipt of a portion of their annual cash compensation in excess of the amounts allowed to be deferred under the Popular, Inc. Puerto Rico Savings and Investment Plan. Participants are fully vested in their deferrals at all times. The plan is not tax-qualified and is unfunded.
Benefits are normally distributed upon termination of employment, death or disability. Installment distributions are also permitted to qualifying participants. Withdrawals during participant’s service are allowed due to financial hardship and post-secondary education. During 2025, Messrs. Ferrer and Alvarez participated in this plan.
Popular North America, Inc. Deferral Plan. The Popular North America, Inc. Deferral Plan (“PNA Deferral Plan”) is an unfunded plan of deferred compensation for a select group of management or highly compensated employees of Popular North America, Inc. or its subsidiaries. Under this plan, participants may elect to defer a portion of their annual cash compensation. The PNA Deferral Plan is not tax-qualified and is unfunded.
Benefits are normally distributed upon termination of employment, death or disability. Installment distributions are also permitted to qualifying participants. Withdrawals during participant’s service are allowed due to financial hardship and post-secondary education. During 2025, Mr. Chinea participated in this plan.
The Puerto Rico and North America deferral plans maintain irrevocable “rabbi” trusts as a source of funds for payment of deferred compensation obligations to participants.
Potential Payments Upon Termination or Change In Control
No Employment or Change in Control Agreements; No Gross-ups. The Corporation does not have any employment or change in control agreements with our NEOs and does not provide for any tax gross-ups. Please refer to the section titled “Former CEO Service Agreement” for information regarding post-retirement agreements entered into by Mr. Alvarez.
2020 Omnibus Plan. On May 12, 2020, the shareholders of the Corporation adopted the Popular, Inc. 2020 Omnibus Incentive Plan (the “2020 Omnibus Plan”), which provides for cash and equity-based compensation incentives for the Corporation’s executives and employees. Upon the adoption of the 2020 Omnibus Plan, no new awards are made under the Popular, Inc. 2004 Omnibus Incentive Plan, the Corporation’s previous incentive plan (the “2004 Omnibus Plan”). The 2004 Omnibus Plan continues to govern awards outstanding under the 2004 Omnibus Plan. Both the 2020 Omnibus Plan and the 2004 Omnibus Plan contain provisions governing change in control with respect to outstanding equity awards. The terms of the 2020 and 2004 Omnibus Plans provide for “double-trigger” vesting in the event of a change in control, which means that awards subject to time-based vesting will only vest if the holder’s employment is terminated without Cause, or if the holder terminates employment for Good Reason (each as defined in the 2020 and 2004 Omnibus Plans) within two years after a change in control. Except as otherwise set forth in an award agreement, awards subject to performance-based vesting will be deemed earned at the greater of target or actual performance through the change in control date (or if no target level is specified, the maximum level) and will be subject to time-based vesting through the end of the original performance cycle for each such award, subject to accelerated vesting on a termination without Cause or for Good Reason within two years after the change in control. Awards granted before April 30, 2013 under the 2004 Omnibus Plan are generally subject to a single trigger requirement for accelerated vesting in the event of a change in control. Under the 2020 Omnibus Plan, a change in control generally occurs: (i) if, during any period of two years or less, the individuals of the Board of Directors of the Corporation cease to constitute a majority of the Board; (ii) if any person is or becomes a beneficial owner of securities of the Corporation representing 30% or more of the combined voting power of the Corporation’s then-outstanding securities eligible to vote for the election of the Board; (iii) upon the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Corporation that requires the approval of the Corporation’s shareholders, except in certain circumstances; (iv) upon the consummation of a sale of all or substantially all of the Corporation’s assets; or (v) if the Corporation’s shareholders approve a plan of complete liquidation or dissolution of the Corporation.
Puerto Rico Statutory Severance. Under Puerto Rico law, if any employee hired prior to January 26, 2017 (including all of our Puerto Rico-based NEOs) is terminated from employment without “just cause”, as defined by Puerto Rico Law No. 80 of May 30, 1976 (“Law 80”), the employee is entitled to statutory severance, which is calculated as follows: (i) employees with less than five years of employment—two months
72 | 2026 POPULAR, INC. PROXY STATEMENT

of compensation plus an additional one week of compensation per year of service; (ii) employees with five through fifteen years of employment—three months of compensation plus two weeks of compensation per year of service; (iii) employees with more than fifteen years of employment—six months of compensation plus three weeks of compensation per year of service.
Retirement of CEO. As previously disclosed, and outlined in the 2025 Summary Compensation Table, Mr. Alvarez retired from the position of CEO on June 30, 2025. In connection with his voluntary retirement, the Committee approved: (i) a long-term equity incentive award of $3,390,000 in restricted stock corresponding to Mr. Alvarez LTI target opportunity of 300% of base salary upon consideration of the Corporation’s and Mr. Alvarez’ performance during fiscal year 2024; (ii) a prorated equity award for his performance during the first six months of 2025 of $1,695,000 in restricted stock (based on his full-year 300% LTI target opportunity); and (iii) a prorated short-term incentive cash award upon consideration of the Corporation’s and Mr. Alvarez’ performance during the first six months of 2025 of $1,023,441 (prorated for six full calendar months based on his full-year target opportunity of 135% of base salary). In addition, the Corporation and Mr. Alvarez entered into a six-month service agreement pursuant to which Mr. Alvarez would provide consulting services to facilitate the transition of CEO responsibilities to his successor and support general business needs. During the term of the service agreement, Mr. Alvarez received a monthly consulting fee of $47,000 and was subject to certain restrictive covenants.
The following table and footnotes describe certain potential payments that each NEO that is a current employee would receive upon termination of employment or a change in control as of December 31, 2025. The table does not include:
•	compensation or benefits previously earned by the NEO or equity awards that are fully vested, including benefits under the Savings and Investment Plans described above;
•	the value of pension benefits that are disclosed in the Pension Benefits table above;
•	the amounts payable under deferred compensation plans that are disclosed in the Nonqualified Deferred Compensation Plan table above; and
•	the severance amounts payable under Law 80.

		Long-Term Incentive Plan($)(b)
Name and Termination Scenarios(a)	Total ($)	Restricted Stock	Performance Shares
Javier D. Ferrer
Retirement(c)	$5,367,684	$5,367,684	$—
Death & Disability	6,878,858	5,367,684	1,511,175
Change in Control(d)	6,878,858	5,367,684	1,511,175
Resignation(e)	5,367,684	5,367,684	—
Termination With Cause	—	—	—
Termination Without Cause(e)	6,146,432	5,367,684	778,748
Jorge J. García
Retirement(c)	—	—	—
Death & Disability	2,143,611	1,337,469	806,142
Change in Control(d)	2,143,611	1,337,469	806,142
Resignation(e)	—	—	—
Termination With Cause	—	—	—
Termination Without Cause(e)	1,299,701	884,302	415,399
Lidio V. Soriano
Retirement(c)	2,457,776	2,457,776	—
Death & Disability	3,263,918	2,457,776	806,142
Change in Control(d)	3,263,918	2,457,776	806,142
Resignation(e)	2,457,776	2,457,776	—
Termination With Cause	—	—	—
Termination Without Cause(e)	2,873,175	2,457,776	415,399
EXECUTIVE AND DIRECTOR COMPENSATION | 73

		Long-Term Incentive Plan($)(b)
Name and Termination Scenarios(a)	Total ($)	Restricted Stock	Performance Shares
Manuel Chinea
Retirement(c)	1,341,952	1,341,952	—
Death & Disability	2,036,774	1,341,952	694,822
Change in Control(d)	2,036,774	1,341,952	694,822
Resignation(e)	1,341,952	1,341,952	—
Termination With Cause	—	—	—
Termination Without Cause(e)	1,699,989	1,341,952	358,037
Camille Burckhart
Retirement(c)	—	—	—
Death & Disability	2,912,274	2,194,790	717,484
Change in Control(d)	2,912,274	2,194,790	717,484
Resignation(e)	—	—	—
Termination With Cause	—	—	—
Termination Without Cause(e)	1,823,624	1,453,883	369,741
(a)	The annual performance incentive is not guaranteed; therefore, if termination of employment takes place before the date the award is paid, the NEO would not be entitled to receive the award.
(b)
Values of equity grants are based on $124.52, the closing price of Popular’s common stock as of December 31, 2025. Amounts paid with respect to incentive awards granted after September 25, 2014 are subject to clawback in accordance with Popular’s Incentive Recoupment Guideline and Compensation Recoupment Policy, as applicable, as previously discussed in the “Other Aspects of Our Executive Compensation Program” section. Termination provisions based on type of termination prior to vesting are detailed in the table below. The termination provisions identified in the following table as Become Vested and Prorated Vesting, entail a lump sum payment by the Corporation. The termination provision identified as Contingent Vesting, entails a payment by the Corporation at the end of the performance cycle.

	Regular Restricted Stock	Performance Shares
Retirement	Become Vested	Contingent Vesting
Death & Disability	Become Vested	Become Vested
Change in Control	Become Vested	Become Vested
Resignation	Forfeiture	Forfeiture
Termination With Cause	Forfeiture	Forfeiture
Termination Without Cause	Prorated Vesting	Prorated Vesting

(c)
For grants prior to January 2014, retirement is defined as termination of employment on or after attaining age 55 and completing 10 years of service (except when termination is for cause). For grants after January 2014, the retirement definition was modified to be termination of employment on or after attaining the earlier of: (x) age 55 and completing 10 years of service, or (y) age 60 and 5 years of service (except when termination is for cause). Upon retirement, (i) regular restricted stock becomes vested and (ii) performance shares become vested with respect to the service requirement, but the actual number of shares earned is determined based on the achievement of the performance goals at the end of the performance period.

(d)
Outstanding awards are subject to double trigger for accelerated vesting in the event of a change in control. The following amounts are subject to double trigger: J. Ferrer, $6,878,858; J. García, $2,143,612; L. Soriano, $3,263,918; M. Chinea, $2,036,774; and C. Burckhart, $2,900,444. Only one grant for Ms. Burckhart is subject to single trigger and the amount for such outstanding award is: $11,829.

(e)
For J. Ferrer, L. Soriano and M. Chinea with respect to restricted stock, any resignation or termination without cause would be considered retirement since they are retirement eligible. Upon a termination without cause for NEOs that are not retirement eligible, outstanding regular restricted stock and performance shares are awarded on a prorated basis based on the number of full months in the vesting schedule in which the person was an active employee and such reduced award will vest immediately upon the termination of employment, calculated in the case of performance shares as if the target number of performance shares had in fact been earned.

74 | 2026 POPULAR, INC. PROXY STATEMENT

CEO Pay Ratio
The table below sets forth comparative information regarding (A) the 2025 annual total compensation of Mr. Ferrer, our current CEO, (B) the 2025 annual total compensation of our median employee identified in 2025, and (C) the ratio of our CEO’s 2025 annual total compensation compared to the 2025 annual total compensation of our median employee. For 2025, the ratio of Mr. Ferrer’s 2025 annual total compensation to the 2025 annual total compensation of our median employee was approximately 102 to 1.

CEO 2025 annual total compensation (A)	$5,679,859
Median employee 2025 annual total compensation (B)	$55,618
Ratio of (A) to (B)	102:1
The pay ratio rules allow issuers to use the same median employee for comparison purposes for up to three years. Since we last identified our median employee in 2022 (for 2023 Proxy Statement), a new median employee was selected in 2025 (for 2026 Proxy Statement). As of December 14, 2025, when our median employee was selected, our global employee population consisted of 9,442 individuals, including full-time, part-time, temporary, and seasonal employees. U.S. employees comprised 9,352 of global employees and 90 were non-U.S. employees. In determining the identity of our median employee, we excluded 90 employees from the following countries, which in aggregate represents less than 5% of our workforce: Costa Rica (19 employees); Colombia (36 employees) and British Virgin Islands (35 employees). After excluding the countries and employees described above, we determined the identity of our median employee from a total population of 9,352 U.S. employees as of December 14, 2025, which was the closing date for the last payroll period in 2025 for our non-exempt employees.
Compensation data for these employees was gathered as of the last date of the 2025 payroll period for non-exempt and exempt employees, December 14, 2025 and December 21, 2025, respectively (excluding our CEO). Total annual compensation was determined by applying a consistent compensation measure to all employees and using data reflected in our payroll records that included all elements of compensation paid in 2025 (salary, overtime pay, commissions, cash bonus, the value of vested restricted shares, dividends paid on nonvested restricted shares, etc.). We annualized base compensation for full-time and part-time employees who did not work for us the entire year. No full-time equivalent adjustments were made for part-time employees.
In accordance with SEC rules, the 2025 annual total compensation of the median employee and our CEO were determined using the same methodology that we use to determine our NEOs’ annual total compensation for the 2025 Summary Compensation Table in this Proxy Statement. Since Mr. Ferrer served as President and CEO of the Corporation for the last six months of 2025, we calculated his 2025 compensation for purposes of the CEO Pay Ratio disclosure as if he had served as CEO for the full year.
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between “compensation actually paid” to our CEO Javier Ferrer and former CEO Ignacio Alvarez and to our Non-CEO NEOs and certain financial performance of the Corporation. Compensation actually paid, as determined under SEC requirements, does not reflect the actual amount of compensation earned by or paid to our executive officers during a covered year. For further information concerning the Corporation’s pay-for-performance philosophy and how we align executive compensation with the Corporation’s performance, refer to the CD&A.
Pay Versus Performance Table

Fiscal Year	Summary Compensation Table Total for Current CEO(i)	Summary Compensation Table Total for Former CEO(i)	Compensation Actually Paid to Current CEO(ii)	Compensation Actually Paid to Former CEO(ii)	Average Summary Compensation Table Total for Non-CEO NEOs(i)	Average Compensation Actually paid to Non-CEO NEOs(ii)	Value of Fixed $100 Investment Based on(iii):		Net Income(iv) ($ in thousands)	Company Selected Measure: ROTCE adjusted(v)
							Total Shareholder Return	Peer Group Total Shareholder Return
(a)	(b)		(c)		(d)	(e)	(f)	(g)	(h)	(i)
2025	$4,825,287	$7,062,984	$7,088,367	$11,378,580	$1,859,810	$2,830,443	$255.34	$149.11	$833,159	11.02%
2024	2,734,293	6,158,410	3,196,403	7,533,058	1,782,187	2,024,715	187.73	139.29	614,212	10.00%
2023	2,586,441	5,768,783	3,392,503	8,623,364	1,910,127	2,524,242	159.32	115.53	541,342	10.19%
2022	2,573,296	6,323,708	2,278,598	5,415,141	2,022,253	1,811,951	124.06	119.64	1,102,641	15.47%
2021	1,917,319	5,119,158	3,078,226	10,039,211	1,761,108	2,847,634	149.05	142.91	934,889	18.47%
(i)	On July 2025 Mr. Ferrer was appointed to CEO and from January 2021 through June 2025 our former CEO was
EXECUTIVE AND DIRECTOR COMPENSATION | 75

Mr. Alvarez. Non-CEO NEOs refers to our NEOs other than the CEO. For the years 2021, 2022 and 2023, the Non-CEO NEOs were: Messrs. C. Vázquez, J. Ferrer, L. Soriano, and M. Chinea. For 2024 the Non-CEO NEOs were: Messrs. J. García, C. Vázquez, J. Ferrer, L. Soriano and M. Chinea. For 2025, the Non-CEO NEOs were: Messrs. J. García, L. Soriano and M. Chinea and Ms. C. Burckhart.
(ii)
Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (1) for restricted stock awards, closing price on applicable year-end dates or, in the case of vesting dates, the actual vesting price, (2) for performance-based awards (excluding TSR Awards), the same valuation methodology as restricted stock awards above except year-end and vesting date values are multiplied by the probability of achievement as of each such date, and (3) for TSR-based performance awards, the fair value calculated by a Monte Carlo simulation model as of the applicable year-end date(s) or, in the case of vesting date, the actual vesting price and probability of achievement.

(iii)	The adjustments (exclusions and additions) made to the Summary Compensation Total (SCT) to calculate the Compensation Actually Paid (CAP) amount are the following:

	Current CEO			Former CEO			Non-CEO NEOs
	Stock Awards Excluded from SCT	Change in Pension Value Excluded from SCT(a)	Value of Stock Awards Added to CAP Amount(b)	Stock Awards Excluded from SCT	Change in Pension Value Excluded from SCT(a)	Value of Stock Awards Added to CAP Amount(b)	Average Stock Awards Excluded from SCT	Average Change in Pension Value Excluded from SCT(a)	Average Value of Stock Awards Added to CAP Amount(b)
2025	$2,315,076	—	$4,578,156	$5,085,000	—	$9,400,596	$622,103	$883	$1,593,619
(a)
This column contains the required accounting representation of the annual change in present value of the pension benefit as of December 31st. No additional pension benefits were earned in 2025, as the Corporation’s defined benefit plans have been frozen since 2009. The 2025 increase for Non-CEO NEOs was mainly due to a decrease in the interest rates used for measuring plan liabilities. Present value for changes in pension value was determined using year-end Statement of Financial Accounting Standard Codification Topic 715 assumptions with the following exception: payments are assumed to begin at the earliest possible retirement date at which benefits are unreduced (age 55 with 10 years of service).

(b)	The amounts deducted or added in calculating the equity award adjustments are as follows:

	Year	Year-end fair value of equity awards granted during the year ($)	Year over year change in fair value of outstanding and unvested equity awards ($)	Fair value as of vesting date of equity awards granted and vested in the year ($)(A)	Year over year change in fair value of equity awards granted in prior years that vested in the year ($)	Fair value at the end of the prior year of equity awards that failed to meet vesting conditions in the year ($)	Value of dividends or other earnings paid on stock or option awards not otherwise reflected in fair value or total compensation ($)	Total equity award adjustments ($)(B)
Current CEO	2025	$2,964,730	$1,398,112	$54,327	$84,329	—	$76,659	$4,578,156
Former CEO	2025	6,122,524	2,496,853	—	626,127	—	155,092	9,400,596
Non-CEO NEOs	2025	867,514	625,365	31,265	33,749	—	35,726	1,593,619
(A)
The values in this column reflect the fair value of a portion of a restricted stock award that was vested and withheld upon the grant of such award to a retirement eligible NEO for purposes of satisfying applicable tax obligations of the retirement eligible NEO in connection with the restricted stock award.

(B)	The values shown in this column have been rounded to the nearest dollar.
(iv)	The peer group selected for TSR is the Nasdaq Bank Index, as reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
(v)
Adjusted Return on Tangible Common Equity (“ROTCE”) measures how well the Corporation’s management is using its capital from investors to generate profits. ROTCE is computed by dividing net earnings applicable to common shareholders by average tangible common shareholders’ equity. Goodwill, other intangible assets (i.e., intellectual property, licenses, patents, etc.), and unrealized gains and losses from available for sale and held to maturity investments are excluded from the equity calculation. The value derived from the foregoing calculation is adjusted for items that are non-recurring, unusual or not indicative of ongoing operations.

Relation Between “Compensation Actually Paid” and Performance Measures
We believe the Pay versus Performance table above shows the alignment between compensation actually paid to the NEOs and the Corporation’s performance, consistent with our compensation philosophy cited in our CD&A section titled “Highlights of Our 2025 Executive Compensation Program and Pay Decisions”. In particular, a large portion of the NEOs’ compensation is dependent on TSR performance, and the value of compensation increased when our TSR performance increased but declined when our TSR performance declined.
76 | 2026 POPULAR, INC. PROXY STATEMENT

Compensation Actually Paid vs. TSR
The graph below compares the Corporation's cumulative TSR to that of the Nasdaq Bank Index, assuming an initial $100 investment on December 31, 2020 and the value at the end of 2021, 2022, 2023, 2024 and 2025, based on the respective stock prices and reinvestment of dividends. In addition, the graph below describes the 5-year (2021-2025) relationship between the current CEO, former CEO and other Non-CEO NEOs compensation actually paid and the Corporation’s TSR.

Compensation Actually Paid vs. Net Income
The graph below describes the 5-year (2021-2025) relationship between the current CEO, former CEO and other Non-CEO NEOs’ compensation actually paid and the Corporation’s net income.

EXECUTIVE AND DIRECTOR COMPENSATION | 77

Compensation Actually Paid vs. ROTCE (adjusted)
The graph below describes the 5-year (2021-2025) relationship between the current CEO, former CEO and other Non-CEO NEOs’ compensation actually paid and the Corporation’s adjusted ROTCE.

The following were the most important financial performance measures, as determined by the Corporation, that link compensation actually paid to our current CEO, former CEO and Non-CEO NEOs to the Corporation’s performance for the most recently completed fiscal year:

Most Important Performance Measures
Net Income
Total Shareholder Return (TSR)
Return on Tangible Common Equity (ROTCE – adjusted)

78 | 2026 POPULAR, INC. PROXY STATEMENT

Compensation of Non-Employee Directors
Compensation of Directors
2025 Compensation Program
The Corporate Governance and Nominating Committee has primary responsibility for reviewing and recommending director compensation levels, subject to approval by the full Board. In making its recommendations, the committee reviews the Board’s responsibilities and the compensation practices of our peers. In 2024, the Corporate Governance and Nominating Committee engaged Meridian Compensation Partners, LLC to perform an analysis of the Corporation’s non-employee director compensation. Compensation was compared to the compensation of non-employee directors in the peer group used for executive compensation benchmarking, which is comprised of all publicly traded companies similar in asset size to the Corporation. After considering peer practices and various compensation structures, and upon recommendation of the Corporate Governance and Nominating Committee, in September 2024, the Board unanimously approved the following revised director compensation program which became effective on the date of the 2025 annual meeting of shareholders:
The following table summarizes the compensation program for non-management directors in effect since May 2025:

Compensation	Amount
Equity Grant	$135,000
Retainer	85,000
Additional Retainers
Chairman Retainer	150,000
Lead Independent Director Equity Grant	35,000
Audit and Risk Committee Chair Retainer	35,000
Talent and Compensation, Technology and Corporate Governance and Nominating Committee Chair Retainer	25,000
The compensation program corresponds to the 12-month period that commences on the date of the annual meeting of shareholders.
Under the current director compensation program, all retainers are paid in either cash or equity, at the director’s election. Similarly, all equity awards granted to the director may be paid in either common stock or restricted stock units under the Corporation’s 2020 Omnibus Incentive Plan. All equity awards will vest and become non-forfeitable on the one-year anniversary of the grant date of such award. At the director’s option, the shares of common stock underlying the restricted stock unit award are delivered to the director either on the 15th day of August immediately following the date of retirement of the director or in equal annual installments on each 15th of August of the 1st, 2nd, 3rd, 4th and 5th year after the date of retirement of the director. To the extent that cash dividends are paid on the Corporation’s outstanding common stock, the director will receive an additional number of restricted stock units that reflect reinvested dividend equivalents.
Popular reimburses directors for travel expenses incurred in connection with attending Board, committee and shareholder meetings, participating in continuing director education programs and for other Popular-related business expenses, including the travel expenses of spouses if they are specifically invited to attend the event for appropriate business purposes.
On July 1, 2019, after serving two years as Executive Chairman and 26 years as Chief Executive Officer of the Corporation, Mr. Carrión transitioned into service as non-executive Chairman of the Board. Upon Mr. Carrión’s transition, the Corporate Governance and Nominating Committee approved a compensation structure for Mr. Carrión in his role as non-executive chairman. Such compensation structure was determined after considering peer practices, the Chairman’s additional significant responsibilities and required time commitment, as well as the contributions that Mr. Carrión brings to the Board due to his experience and leadership in, and knowledge of, the financial services industry, the Corporation, its business and markets. The compensation program for the Chairman of the Board consists of an annual chairman retainer (payable either in cash or equity, at the chairman’s option), as well as the regular non-employee director compensation described herein.
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Director Stock Ownership Requirements
Each non-employee director must own common stock with a dollar value equal to five times the non-employee director’s annual retainer. Non-employee directors are required to achieve that ownership level within three years of being named or elected as a director. If at any time a director's stock ownership level falls below the stock ownership requirement, the director will be required to retain an amount equal to 100% of the net shares received as a result of vesting or payment of any equity awards until the ownership level is achieved. Pledging of common stock as collateral for loans or in margin accounts is prohibited. Each director is currently in compliance with his or her common stock ownership requirements or on track to comply with such requirements within the designated timeframe.
2025 Non-Employee Director Summary Compensation Table
The following table provides a summary of the compensation awarded to Popular’s non-employee directors during 2025.

Name	Fees Earned or Paid in Cash ($)(a)	Stock Awards ($)(b)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(c)	Total ($)
Alejandro M. Ballester	$110,000	$178,535	—	—	—	$—	$288,535
Robert Carrady	—	289,080	—	—	—	—	289,080
Richard L. Carrión	235,000	177,395	—	—	—	22,665	435,060
Bertil E. Chappuis	—	252,845	—	—	—	—	252,845
Betty DeVita	85,000	158,665	—	—	—	—	243,665
John W. Diercksen(d)	—	76,622	—	—	—	—	76,622
María Luisa Ferré	110,000	214,011	—	—	—	—	324,011
C. Kim Goodwin	120,000	178,535	—	—	—	—	298,535
José R. Rodríguez	—	293,480	—	—	—	—	293,480
Alejandro M. Sánchez	85,000	135,000	—	—	—	—	220,000
Myrna M. Soto(e)	85,000	190,972	—	—	—	—	275,972
Carlos A. Unanue	—	289,080	—	—	—	—	289,080
(a)
Represents the cash value of the $85,000 annual retainer for all directors, the $150,000 Chairman retainer for Mr. Carrión and the Committee Chair retainers for Mr. Ballester and Mss. Goodwin and Ferré each of whom elected to receive their Committee Chair retainers in cash.

(b)
Represents the award of common stock or restricted stock units (“RSUs”) granted to non-employee directors during 2025 under the Popular’s 2020 Omnibus Incentive Plan with a grant date fair value determined in accordance with FASB ASC Topic 718. All directors received their stock awards in RSUs, except for Mr. Sánchez and Ms. Soto who elected to receive their respective stock awards in common stock of the Corporation. The awards reported in this column include the annual equity grant of $135,000 and the awards of RSUs granted to each director as dividend equivalents with a grant date fair value as follows: Mr. Ballester, $43,535; Mr. Carrady, $69,080; Mr. Carrión, $42,395; Mr. Chappuis, $7,845; Ms. Devita, $23,665; Mr. Diercksen, $76,622; Ms. Ferré, $44,011; Ms. Goodwin, $43,535; Mr. Rodríguez, $38,480; Ms. Soto, $55,972 and Mr. Unanue, $69,080. In the case of Messrs. Carrady, Chappuis, Rodríguez and Unanue, the amounts also include the $85,000 annual retainer which they elected to receive in RSUs instead of cash. The amounts for Messrs. Chappuis and Rodríguez also include the $25,000 Technology Committee Chair retainer and the $35,000 Audit Committee Chair retainer, respectively. The amount for Ms. Ferré also includes the $35,000 Lead Independent Director Equity Grant.

The following represents the common stock or RSUs granted to each director as stock awards during 2025 under Popular’s 2020 Omnibus Incentive Plan: Mr. Ballester, 1,344; Mr. Carrady, 2,190; Mr. Carrión, 1,344; Mr. Chappuis, 2,439; Ms. DeVita 1,344; Ms. Ferré, 1,692; Ms. Goodwin, 1,344; Mr. Rodríguez, 2,712; Mr. Sánchez, 1,344; Ms. Soto, 1,344 and Mr. Unanue, 2,190. The following amounts represent the RSUs granted to each director as dividend equivalents during 2025: Mr. Ballester, 416; Mr. Carrady, 660; Mr. Carrión, 405; Mr. Chappuis, 71; Ms. DeVita, 225; Mr. Diercksen, 743; Ms. Ferré, 420; Ms. Goodwin, 416; Mr. Rodríguez, 365; Ms. Soto, 538; and Mr. Unanue, 660.

The shares of restricted stock granted under Popular’s Omnibus Incentive Plans to directors as stock awards that remained outstanding at December 31, 2025 are as follows: Mr. Ballester, 21,606; Mr. Carrady, 1,052; Ms. Ferré, 34,400; Ms. Goodwin, 34,692; Mr. Sánchez, 1,344; Ms. Soto, 4,109 and Mr. Unanue, 36,657, which represent in the aggregate 133,860 outstanding shares for all directors. Restricted stock awards granted prior to May 2019 are subject to restrictions on transferability until the retirement of the director, when the awards become vested. Restricted stock awards granted on or after May 2025 vest on the one-year anniversary of the grant date of the award. The RSUs granted under Popular’s Omnibus Incentive Plan to directors as stock awards that remained outstanding at December 31, 2025 are as follows: Mr. Ballester, 15,728; Mr. Carrady, 25,178; Mr. Carrión, 15,335; Mr. Chappuis, 3,922; Ms. DeVita, 8,734; Mr. Diercksen, 22,734; Ms. Ferré, 16,080; Ms. Goodwin, 15,728; Mr. Rodríguez, 14,527; Ms. Soto, 19,527, and Mr. Unanue 25,178, which represent in the aggregate 182,671 outstanding restricted stock units for all directors. The shares of

80 | 2026 POPULAR, INC. PROXY STATEMENT

common stock underlying the RSUs granted to Mr. Carrady, Mr. Carrión, Ms. Ferré, Ms. Goodwin and Mr. Rodríguez, and a portion of the RSUs granted to Mr. Chappuis (1,434 RSUs) and to Ms. DeVita (7,269 RSUs) will be delivered to each director in a lump sum on the 15th of August following the date of termination of service as a director. The shares of common stock underlying the RSUs granted to Mr. Ballester, Mr. Diercksen, Ms. Soto and Mr. Unanue, and a portion of the RSUs granted to Mr. Chappuis (2,488 RSUs) and to Ms. DeVita (1,465 RSUs) will be delivered to each director in five equal annual installments on each 15th of August of the first five years following the date of termination of service as a director.
(c)
The amounts reported in the “All Other Compensation” column reflect the sum of the incremental cost to Popular of all perquisites and other personal benefits with an aggregate amount greater than or equal to $10,000 provided to Mr. Carrión during 2025. Mr. Carrión’s aggregate amount of perquisites and personal benefits, none of which exceed the greater of $25,000 or 10% of the total amount of perquisites received by Mr. Carrión during 2025, include: (i) personal security of Mr. Carrión, based on the estimated time usage of the personal security and the total compensation of the security officers during 2025; (ii) the implied costs for the use of a company-owned vehicle, based on the estimated maintenance and insurance costs related to the use of the vehicle during 2025; (iii) tickets to events sponsored by Popular; and (iv) access to the Corporation’s wellness center, which is available to all former employees of the Corporation who currently serve on the board of directors of the Corporation or of any of its affiliates. These perquisites and personal benefits are consistent with the perquisites and benefits that Mr. Carrión received in his prior role as Executive Chairman.

(d)
Mr. Diercksen retired from the Board of Directors effective May 8, 2025. Upon Mr. Diercksen’s retirement, the shares of common stock underlying the RSU awards granted to him are delivered in equal annual instalments on each 15th of August of 2025, 2026, 2027, 2028 and 2029.

(e)
On February 25, 2026, Ms. Soto informed the Board of her decision not to stand for re-election to the Corporation’s Board upon the expiration of her current term, which expires at the Corporation's 2026 Annual Meeting of Shareholders. The restricted stock granted to Ms. Soto will vest and be delivered to her upon her retirement. The RSUs granted to Ms. Soto will be delivered to her in equal annual installments on each 15th of August of the first five years following the date of termination of service as a director.

EXECUTIVE AND DIRECTOR COMPENSATION | 81

IV
Security Ownership
of Certain Beneficial
Owners and Management

Beneficial Ownership
Shares Beneficially Owned by Directors, Nominees and Executive Officers
The following table sets forth the beneficial ownership of Popular’s common stock as of March 11, 2026 for each director and nominee for director and each NEO, and by all directors, nominee for director, NEOs, executive officers and the Principal Accounting Officer and Comptroller as a group.
Common Stock

Name	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Alejandro M. Ballester	57,812(3)	*
Robert Carrady	6,012(4)	*
Richard L. Carrión	268,051(5)	*
Bertil E. Chappuis	—	—
Betty DeVita	—	—
María Luisa Ferré	50,679(6)	*
C. Kim Goodwin	44,045	*
José R. Rodríguez	—	—
Alejandro M. Sánchez	3,414	*
Myrna M. Soto(7)	4,715	*
Carlos A. Unanue	134,373(8)	*
Ignacio Alvarez(9)	319,220(10)	*
Javier D. Ferrer	117,311(11)	*
Jorge J. García	19,547	*
Lidio V. Soriano	109,322	*
Manuel Chinea	38,255(12)	*
Camille Burckhart	31,802	*
All directors, nominees, NEOs, executive officers and the Principal Accounting Officer and Comptroller as a group (25 persons in total)	1,388,982	2.13%
(1)
For purposes of the table above, “beneficial ownership” is determined in accordance with Rule 13d-3 under the 1934 Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Also, it includes shares of common stock granted under Popular’s 2004 and 2020 Omnibus Incentive Plans, subject to transferability restrictions and/or forfeiture upon failure to meet vesting conditions, as follows: Mr. Ballester, 21,606; Mr. Carrady, 1,052; Ms. Ferré, 34,400; Ms. Goodwin, 34,692; Mr. Sánchez, 1,344; Ms. Soto, 4,109; Mr. Unanue, 36,657; Mr. Ferrer, 41,928; Mr. Alvarez, 49,169; Mr. García, 11,436; Mr. Soriano, 15,624; Mr. Chinea, 7,069; and Ms. Burckhart, 13,632, which represent in the aggregate 341,110 shares for all directors, NEOs, executive officers and the Principal Accounting Officer and Comptroller as a group.

The table above does not include restricted stock units awarded to non-employee directors as part of their compensation since they are not deemed to be beneficially owned by the directors in accordance with Rule 13d-3 of the 1934 Act. Restricted stock units awarded prior to May 2025 vest immediately upon their grant and restricted stock units awarded on or after May 2025 vest on the one-year anniversary of the grant date of such award. Restricted stock units are converted into an equivalent number of shares of common stock and delivered to the director, at the director’s election, in a lump sum on the 15th of August following the date of termination of service as director, or in five equal annual installments on each 15th of August of the first five years following the date of termination of service as director. The following represents the restricted stock units granted to each director as of March 11, 2026 under Popular’s 2004 and 2020 Omnibus Incentive Plans: Mr. Ballester, 15,824; Mr. Carrady, 25,332; Mr. Carrión, 15,429; Mr. Chappuis, 3,946; Ms. DeVita, 8,788; Ms. Ferré, 16,178; Ms. Goodwin, 15,824; Mr. Rodríguez, 14,617; Ms. Soto, 19,646, and Mr. Unanue, 25,332.
(2)	“*” indicates ownership of less than 1% of the outstanding shares of common stock. As of March 11, 2026, there were 64,988,757 shares of common stock outstanding.
(3)	Includes 364 shares owned by Mr. Ballester’s son.
(4)	Includes 2,750 shares owned by Plaza Escorial Cinemas Corp. in which Mr. Carrady has an ownership interest of 62.5%.
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(5)
Mr. Carrión has approximately a 23.32% ownership interest in Junior Investment Corporation, a family investment vehicle, which owns 321,702 shares, of which 75,031 are included in the table as part of Mr. Carrión’s holdings.

(6)	Includes 13,541 shares owned by The Luis A. Ferré Foundation, over which Ms. Ferré has indirect investment and voting power.
(7)
On February 25, 2026, Ms. Soto informed the Board of her decision not to stand for re-election to the Corporation’s Board upon the expiration of her current term, which expires at the Corporation's 2026 Annual Meeting of Shareholders.

(8)	Includes 75,731 shares held by Mr. Unanue’s mother, over which Mr. Unanue disclaims beneficial ownership.
(9)	On June 30, 2025, Mr. Alvarez retired as Chief Executive Officer of Popular.
(10)
Reflects the shares beneficially owned by Mr. Alvarez as of June 30, 2025, the date of Mr. Alvarez's retirement. Includes 8,361 shares owned by Mr. Alvarez’s son over which he disclaims beneficial ownership.

(11)	Includes 1,167 shares owned by Mr. Ferrer’s wife over which he disclaims beneficial ownership.
(12)
Includes 3,426 shares of phantom stock. Each share of phantom stock is the economic equivalent of one share of the Corporation’s common stock. Shares of phantom stock are payable following the termination of employment with the Corporation.

Delinquent Section 16(a) Reports
Section 16(a) of the 1934 Act requires Popular’s directors and executive officers to file with the SEC reports of ownership and changes in ownership of common stock and other equity securities. Officers and directors are required by SEC regulations to furnish Popular with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to Popular or written representations that no other reports were required, Popular believes that, with respect to 2025, all filing requirements applicable to its officers and directors were satisfied.
Principal Shareholders
The following table presents certain information as of December 31, 2025, with respect to any person, including any “group”, as that term is used in Section 13(d)(3) of the 1934 Act, who is known by Popular to beneficially own more than five percent (5%) of its outstanding common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	8,993,902	12.46%
T. Rowe Price Associates, Inc.(3) 1307 Point Street Baltimore, MD 21231	4,361,700	6.5%
(1)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the 1934 Act.
(2)
Based solely on information contained in a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group reflecting its common stock holdings as of December 29, 2023. The Vanguard Group indicates that it has no sole voting power with respect to any shares of Popular’s common stock, shared voting power with respect to 35,630 shares of Popular’s common stock, sole dispositive power with respect to 8,881,218 shares of Popular’s common stock and shared dispositive power with respect to 112,684 shares of Popular’s common stock.

(3)
Based solely on information contained in a Schedule 13G/A filed with the SEC on February 17, 2026 by T. Rowe Price Associates, Inc. reflecting its common stock holdings as of December 31, 2025. T. Rowe Price Associates, Inc. indicates that it has sole voting power with respect to 4,281,217 shares of Popular’s common stock, no shared voting power with respect to any shares of Popular’s common stock, sole dispositive power with respect to 4,361,681 shares of Popular’s common stock and no shared dispositive power with respect to any shares of Popular’s common stock.

84 | 2026 POPULAR, INC. PROXY STATEMENT

V
Proposals

Proposal 1:
Election of Directors
Popular’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) establishes that our Board of Directors shall be composed of such number of directors as established from time to time by the Board and approved by an absolute majority of directors, but not less than 7 nor more than 15. On February 25, 2026, Ms. Myrna M. Soto informed the Board of her decision not to stand for re-election to the Corporation’s Board upon the expiration of her current term, which expires at the Corporation's 2026 Annual Meeting of Shareholders. In connection with Ms. Soto’s retirement as a member of the Board, the Board determined to reduce the size of the Board from 12 to 11 directors, to be effective as of the Corporation’s 2026 Annual Meeting of Shareholders.
At this year’s annual meeting, all nominees are currently incumbent directors. All nominees are being nominated for election to serve until the 2027 annual meeting of shareholders or until their respective successors are duly elected and qualified. The persons named as proxies have advised Popular that, unless otherwise instructed, they intend to vote at the meeting the shares covered by the proxies “FOR” the election of the 11 nominees, and that if any one or more of such nominees should become unavailable for election they intend to vote such shares “FOR” the election of such substitute nominees as the Board may propose. Popular has no knowledge that any nominee will become unavailable for election.
The Certificate of Incorporation requires that each director receive a majority of the votes cast by shareholders in person or by proxy and entitled to vote. The number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee. If an incumbent director is not elected by a majority of the shares represented at the annual meeting, Puerto Rico corporation law provides that the director continues to serve on the Board as a “holdover director”. Under our Amended and Restated By-Laws and our Corporate Governance Guidelines, an incumbent director who is not elected by a majority of the votes cast must tender his or her resignation to the Board. In that situation, Popular’s Corporate Governance and Nominating Committee would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take any other action. The Board would act on the Corporate Governance and Nominating Committee’s recommendation and publicly disclose its decision.
The 11 nominees for election as director at the 2026 Annual Meeting of Shareholders are Alejandro M. Ballester, Robert Carrady, Richard L. Carrión, Bertil E. Chappuis, Betty DeVita, María Luisa Ferré Rangel, Javier D. Ferrer, C. Kim Goodwin, José R. Rodríguez, Alejandro M. Sánchez and Carlos A. Unanue. Refer to the “Nominees for Election as Directors” section of this Proxy Statement for information on each director’s experience and qualifications.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH NOMINEE TO THE BOARD
86 | 2026 POPULAR, INC. PROXY STATEMENT

Proposal 2:
AMENDMENT TO POPULAR’S RESTATED CERTIFICATE OF INCORPORATION TO MODERNIZE INDEMNIFICATION PROVISIONS
The Board of Directors, with the assistance of the Corporate Governance and Nominating Committee, regularly reviews our corporate governance practices to ensure that such practices are in line with evolving industry best practices. After careful consideration, the Board of Directors believes that it is in the best interest of the Corporation and its shareholders to modernize the indemnification provisions in the Corporation’s Restated Certificate of Incorporation (the “Charter”) and Amended and Restated By-Laws (the “Existing By-Laws”) to better align with the current practice of other financial institutions, which we believe will enhance the Corporation’s ability to attract and retain qualified directors, officers and employees.
In furtherance thereof, the Board of Directors recommends that the shareholders approve the amendments set forth in Exhibit A (the “Indemnification Amendment”) to modernize the indemnification provisions in, and make other clarifying or streamlining changes to, the Charter as further described below. In addition, because the indemnification provisions in the Existing By-Laws are designed to reflect and implement the existing Charter provisions, the Board of Directors has also approved and conditionally adopted Amended and Restated By-Laws (the “A&R By-laws”), with the amended provisions excerpted in Exhibit B, to align the indemnification provisions in the Existing By-Laws with the Indemnification Amendment, subject to shareholder approval of the Indemnification Amendment.
If the Indemnification Amendment is approved by the shareholders and becomes effective (at which time the A&R By-Laws will also become effective):
-
Consistent with prevailing industry practice, Article TENTH of the Charter will be streamlined to remove the detailed procedural requirements for the Corporation’s indemnification of, and advancement of expenses to, an indemnitee, with market standard versions of those procedures being reflected instead in the A&R By-Laws;

-
The procedures reflected in the A&R By-Laws would better align with market practice, and maintain robust procedural safeguards while increasing the nimbleness of, and reducing administrative challenges for, the Board of Directors. For example, under the A&R By-Laws, the determination of whether a current or former director or executive officer is entitled to indemnification must be made by a majority of disinterested directors, by legal counsel in a written opinion, or by the shareholders, while permitting the determination for other persons to be made by the Corporation’s General Counsel. Also, the A&R By-Laws would permit disinterested directors to make such a determination regardless of whether a quorum exists. Furthermore, in making a determination of a person’s eligibility for indemnification, the current Charter prescribes a specific set of conduct standards for the Corporation to consider, but the A&R By-Laws would require the Corporation to determine whether indemnification is “proper in the circumstances,” taking into account any legally-required and other appropriate factors. Furthermore, although any person that receives an advancement of expenses from the Corporation must still undertake to repay the advance if it is ultimately determined that the person is not entitled to indemnification, under the A&R By-Laws, the advancement would be made within 30 days after the indemnitee submits a statement reasonably evidencing the expenses incurred, without the current requirement for the Board of Directors to approve all such requests;

-
Article TENTH would also be updated to reflect changes to enhance clarity and align with evolving market practice, including further clarifying (1) that the Corporation shall indemnify the directors, officers, employees or agents of the Corporation, and may purchase and maintain insurance on behalf of such persons, in each case to the fullest extent permitted by the Puerto Rico General Corporations Law, (2) the types of persons, proceedings, expenses, liabilities and losses covered by the Corporation’s indemnification and insurance provisions, and (3) that any amendment or repeal of Article TENTH shall not adversely affect any right or protection existing under the Charter in connection with any act, omission, fact or circumstance occurring prior to the time of such amendment or repeal.

To further streamline and improve the clarity of the Charter, the Indemnification Amendment also includes proposed changes to Article SEVENTH of the Charter to remove language relating to the procedures for director elections held prior to 2023, at which time the Board of Directors became fully declassified and all directors became subject to annual elections. Because these provisions have become moot following the 2023 annual meeting, the Board of Directors believes that it would improve the clarity of the Charter to remove these provisions.
PROPOSALS  | 87

The above descriptions of the Indemnification Amendment and the A&R By-Laws are qualified in their entirety by reference to the text of the Indemnification Amendment and the excerpt of the A&R By-Laws set forth in Exhibit A and Exhibit B to this Proxy Statement, respectively, in each case, with additions of text indicated by underlining and deletions of text indicated by strike-outs. In addition to this Proposal, this Proxy Statement also includes a proposed Charter amendment related to director and officer exculpation as further described under Proposal 3. Although that proposed amendment is also included in this Proxy Statement, this Proposal and Proposal 3 are separate proposals subject to separate votes. If Proposal 3 is not approved, the proposed amendment described under Proposal 3 will not be included in the version of the amended Charter we file with the Secretary of State of the Commonwealth of Puerto Rico.
The affirmative vote of the holders of a majority of outstanding stock of the Corporation entitled to vote is necessary to adopt the Indemnification Amendment in accordance with the laws of the Commonwealth of Puerto Rico. Broker non-votes and abstentions will have the same effect as votes cast against the proposed amendment.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL
88 | 2026 POPULAR, INC. PROXY STATEMENT

Proposal 3:
Amendment to POPULAR’s Restated Certificate of Incorporation to Provide for Director and Officer Exculpation to the Extent Permitted by Puerto Rico Law
The Board of Directors, with the assistance of the Corporate Governance and Nominating Committee, regularly reviews our corporate governance practices to ensure that such practices are in line with applicable law and evolving industry best practices. After careful consideration, the Board of Directors believes that it is in the best interest of the Corporation and its shareholders to amend the Corporation’s Restated Certificate of Incorporation (the “Charter”) to provide exculpation for directors and officers to the fullest extent permitted by the Puerto Rico General Corporations Law. The Board of Directors believes that this proposed amendment (the “Exculpation Amendment”) would allow the Corporation to better align with the current practice of other financial institutions, which we believe will enhance the Corporation’s ability to continue to attract and retain qualified directors and officers.
Currently, the Charter does not contain any exculpation provisions. Exculpation provisions, which generally provide for the limitation or elimination of directors’ and/or officers’ personal liability for monetary damages for breaches of fiduciary duty to the fullest extent permitted by the laws of a company’s state of incorporation, are now commonplace among U.S. companies. Virtually all public companies incorporated in Delaware have adopted exculpation provisions.
The Board of Directors believes that adding an exculpation provision to the Charter will help the Corporation better align with prevailing market practice and will better position the Corporation to retain our current directors and officers and attract qualified director and officer candidates. Furthermore, the Board of Directors believes that adopting an exculpation provision would permit directors and officers to exercise their business judgment in furtherance of the interests of the Corporation and its shareholders with less distraction posed by the risk of personal liability. Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create risk of investigations, claims, actions, suits or proceedings seeking to impose liability based on hindsight and regardless of merit, especially in the current litigious environment.
Puerto Rico law has permitted exculpation of directors since 2009. Under the Puerto Rico General Corporations Law, a certificate of incorporation may contain a provision to eliminate or limit the personal liability of the directors of a corporation in cases of monetary claims for damages resulting from the breach of their fiduciary duties as director, provided that such provision does not eliminate or limit the liability of the director for (A) breaches of the duty of loyalty to the corporation or its stockholders, (B) acts or omissions not in good faith, or which involve intentional misconduct or knowing violations of law, (C) acts under §3602 of Title Fourteen of the Laws of Puerto Rico (concerning illegal payments), or (D) any transaction whereby the director derives an improper personal benefit. Puerto Rico law does not currently permit exculpation of officers. As a result, if the Exculpation Amendment is approved by the shareholders and becomes effective, only directors would be entitled to exculpation under Puerto Rico law as it exists today. Therefore, although the Exculpation Amendment references exculpation rights for both directors and officers, officers of the Corporation would only be entitled to exculpation if Puerto Rico law is amended to permit exculpation of officers in the future, similar to the amendment adopted by the State of Delaware to permit exculpation of officers in 2022.
The above description of the Exculpation Amendment is qualified in its entirety by reference to the text of the Exculpation Amendment in Exhibit C to this Proxy Statement. In addition to this Proposal, this Proxy Statement also includes a proposed Charter amendment related to modernizing indemnification provisions as further described under Proposal 2. Although that proposed amendment is also included in this Proxy Statement, this Proposal and Proposal 2 are separate proposals subject to separate votes. If Proposal 2 is not approved, the proposed amendment described under Proposal 2 will not be included in the version of the amended Charter we file with the Secretary of State of the Commonwealth of Puerto Rico.
The affirmative vote of the holders of a majority of outstanding stock of the Corporation entitled to vote is necessary to adopt the Exculpation Amendment in accordance with the laws of the Commonwealth of Puerto Rico. Broker non-votes and abstentions will have the same effect as votes cast against the proposed amendment.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL
PROPOSALS  | 89

Proposal 4:
Advisory Vote to Approve Executive Compensation
The Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC regulations require a separate, nonbinding “say on pay” shareholder vote to approve the compensation of executives. In 2021, our shareholders voted on an advisory basis that the compensation of our executives be presented to our shareholders on an annual basis. Our Board accepted our shareholders’ advisory vote and, as a result, we will ask our shareholders to provide advisory approval of the compensation of our executives on an annual basis. Our next vote on the frequency of the “say on pay” shareholder vote will be held no later than the 2027 annual meeting of shareholders.
The compensation paid to our NEOs and Popular’s overall executive compensation policies and procedures are described in the “Compensation Discussion and Analysis” section and the tabular disclosure, together with the accompanying narrative disclosure, in this Proxy Statement.
This proposal gives you, as a shareholder, the opportunity to endorse or not endorse the compensation paid to Popular’s NEOs through the following resolution.
“RESOLVED, that the shareholders of Popular approve the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis Section and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”
Because your vote is advisory, it will not be binding upon the Board and may not be construed as overruling any decision by the Board. However, the Talent and Compensation Committee will consider the outcome of the vote when evaluating the effectiveness of our compensation policies and procedures and in connection with its future executive compensation determinations.
The approval of the advisory vote on executive compensation requires the affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on the matter. At our annual shareholders’ meeting held in May 2025, the vast majority of Popular’s voting shareholders (97.61% of shares voted) expressed support for our executive compensation policies and procedures.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL
90 | 2026 POPULAR, INC. PROXY STATEMENT

Proposal 5:
Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm of Popular for 2026. PricewaterhouseCoopers LLP has served as the independent registered public accounting firm of BPPR since 1971 and of Popular since 1991.
The following table summarizes the fees billed or to be billed for services rendered and provided to Popular by PricewaterhouseCoopers LLP for the years ended December 31, 2025 and 2024:

	December 31, 2025	December 31, 2024
Audit Fees	$10,444,205	$10,766,822
Audit-Related Fees(a)	2,600,952	1,470,466
Tax Fees(b)	85,987	256,787
All Other Fees(c)	2,000	267,644
Total	$13,133,144	$12,761,719
(a)	Includes fees for assurance services such as audits of pension plans, compliance-related audits, accounting consultations and Statement on Standards for Attestation Engagements No. 18 reports.
(b)	Includes fees associated with tax return compliance and tax consulting services.
(c)	For 2025, includes software licensing fees. For 2024, includes fees for services related to the design of initial procedures in advance of a system implementation and software licensing.
The Audit Committee has established controls and procedures that require the pre-approval of all audit and permissible non-audit services provided by PricewaterhouseCoopers LLP. The Audit Committee may delegate to one or more of its members the authority to pre-approve any audit or permissible non-audit services. Under the pre-approval controls and procedures, audit services for Popular are negotiated annually. If any additional audit services are required by Popular, a proposed engagement letter is obtained from the auditors and evaluated by the Audit Committee or the member(s) of the Audit Committee with authority to pre-approve auditor services. Any decisions to pre-approve such audit and non-audit services and fees are to be reported to the full Audit Committee at its next regular meeting. The Audit Committee has considered that the provision of the services covered by this paragraph is compatible with maintaining the independence of the independent registered public accounting firm of Popular. During 2025, fees for all services provided by PricewaterhouseCoopers LLP were approved by the Audit Committee.
Neither Popular’s Certificate of Incorporation nor its Amended and Restated By-Laws require that the shareholders ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. If the shareholders do not ratify the appointment, the Audit Committee will reconsider whether or not to appoint PricewaterhouseCoopers LLP, but may nonetheless appoint such firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such change would be in the best interest of Popular and its shareholders.
Representatives of PricewaterhouseCoopers LLP will attend the meeting and will be available to respond to any appropriate questions that may arise. They will also have the opportunity to make a statement if they so desire.
The ratification of the appointment of PricewaterhouseCoopers LLP as Popular’s auditors requires the affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on that matter.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL
PROPOSALS  | 91

VI
Audit Committee Report

Audit Committee Report
In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements of Popular for the fiscal year ended December 31, 2025 with management and PricewaterhouseCoopers LLP, Popular’s independent registered public accounting firm. The Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board (“PCAOB”). Finally, the Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence. These considerations and discussions, however, do not assure that the audit of Popular’s financial statements and internal control over financial reporting have been carried out in accordance with the standards of the PCAOB, that the financial statements are presented in accordance with Generally Accepted Accounting Principles (“GAAP”), that Popular’s internal control over financial reporting is effective or that Popular’s registered public accountants are in fact “independent.”
As set forth in the Audit Committee Charter, the management of Popular is responsible for the preparation, presentation and integrity of Popular’s financial statements. Furthermore, management is responsible for maintaining appropriate accounting and financial reporting principles and policies, and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. PricewaterhouseCoopers LLP is responsible for auditing Popular’s financial statements, expressing an opinion as to their conformity with GAAP, and annually auditing the effectiveness of the Corporation’s internal control over financial reporting.
The members of the Audit Committee are not engaged professionally in the practice of auditing or accounting and are not employees of Popular. Popular’s management is responsible for its accounting, financial management and internal controls. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures to set auditor independence standards.
Based on the Audit Committee’s consideration of the audited financial statements and the discussions referred to above with management and the independent registered public accounting firm, and subject to the limitations on the role and responsibilities of the Audit Committee set forth in the Charter and those discussed above, the Audit Committee recommended to the Board that Popular’s audited financial statements be included in Popular’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.
Respectfully submitted,
The Audit Committee
José R. Rodríguez, Chair
Alejandro M. Ballester
C. Kim Goodwin
Alejandro M. Sánchez
Carlos A. Unanue
AUDIT COMMITTEE REPORT | 93

VII
General Information
About the Meeting

About the Meeting

WHY AM I RECEIVING THESE MATERIALS?

You are invited to attend Popular, Inc.’s 2026 Annual Meeting of Shareholders and vote on the proposals described in this Proxy Statement because you were a Popular shareholder on March 11, 2026 (the “Record Date”). Popular is soliciting proxies for use at the annual meeting, including any postponements or adjournments.
Even if you plan on attending the annual meeting, we encourage you to vote your shares in advance using one of the methods described in this Proxy Statement to ensure that your vote will be represented at the annual meeting.

WHAT INFORMATION IS CONTAINED IN THIS PROXY STATEMENT?

The information in this Proxy Statement relates to the matters to be acted upon at the meeting, the voting process, the Board of Directors, Board committees, the compensation of directors and executive officers and other required information.

WHEN AND WHERE IS OUR ANNUAL MEETING?

We will hold our annual meeting in person on Friday, May 8, 2026, at 9:00 a.m., Atlantic Standard Time at the Popular Center Building, PH Floor, 209 Muñoz Rivera Avenue, San Juan, Puerto Rico.

CAN I ATTEND THE ANNUAL MEETING?

Only shareholders as of the close of business on the Record Date or their authorized representatives may attend the meeting by following the procedures set forth in this Proxy Statement.

WHAT DOCUMENTS DO I NEED TO BE ADMITTED TO THE MEETING?

Only Popular shareholders may attend the meeting. You will need a valid photo identification, such as a driver’s license or passport and proof of stock ownership as of the close of business on the Record Date. The use of mobile phones, pagers, recording or photographic equipment, tablets, or computers is not permitted.

WHAT IS THE PURPOSE OF THE MEETING?

At the meeting, shareholders will act upon the matters outlined in the accompanying Notice of Meeting, including:
•	Election of 11 directors for a one-year term;
•	Amendment to Popular’s Restated Certificate of Incorporation to modernize indemnification provisions;
•	Amendment to Popular’s Restated Certificate of Incorporation to provide for director and officer exculpation to the extent permitted by Puerto Rico Law;
•	Approval, on an advisory basis, of the Corporation’s executive compensation;
•	Ratification of the appointment of Popular’s independent registered public accounting firm for 2026; and
•	Consideration of such other business as may be properly brought before the meeting or any adjournments thereof.
In addition, management will provide a report regarding the affairs of Popular.
GENERAL INFORMATION ABOUT THE MEETING | 95

COULD OTHER MATTERS BE DECIDED AT THE MEETING?

The Board does not intend to present any matters at the meeting other than those described in the Notice of Meeting. However, if any new matter requiring the vote of the shareholders is properly presented before the meeting, proxies may be voted with respect thereto in accordance with the best judgment of proxy holders, under the discretionary power granted by shareholders to their proxies in connection with general matters. The Board at this time knows of no other matters which may come before the meeting and the Chairman of the meeting will declare out of order and disregard any matter not properly presented.
Voting Procedure and Results

HOW MANY VOTES DO I HAVE?

You will have one vote for every share of Popular’s common stock, par value $0.01 per share, you owned as of the close of business on the Record Date.

HOW MANY VOTES CAN ALL SHAREHOLDERS CAST?

Shareholders may cast one vote for each of Popular’s 64,988,757 shares of common stock that were outstanding on the Record Date. The shares covered by any proxy that is properly executed and received before 11:59 p.m., Eastern Time, the day before the meeting will be voted. Shares may also be voted in person at the meeting.

HOW DO I VOTE?

You can vote either in person at the meeting or by proxy.
To vote by proxy, you must either:
•	vote over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials or proxy card;
•	vote by telephone by calling the toll-free number found on your proxy card; or
•
vote by mail if you receive or request paper copies of the proxy materials, by filling out the proxy card and sending it back in the envelope provided. To avoid delays in ballot taking and counting, and in order to ensure that your proxy is voted in accordance with your wishes, compliance with the following instructions is respectfully requested: when signing a proxy as attorney, executor, administrator, trustee, guardian, authorized officer of a corporation, or on behalf of a minor, please give full title. If shares are registered in the name of more than one record holder, all record holders must sign.

If you want to vote in person at the meeting and you hold your common stock through a securities broker or nominee (i.e. in “street name”), you must obtain a proxy from your broker or nominee and bring that proxy to the meeting.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

A majority of the votes that can be cast must be present either in person or by proxy to hold the meeting. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining whether the majority of the votes that can be cast are present. A broker non-vote occurs when a broker or other nominee does not have discretionary authority to vote on a particular matter. Votes cast by proxy or in person at the meeting will be counted by Broadridge Financial Solutions, Inc., an independent third party. We urge you to vote by proxy even if you plan to attend the meeting so that we know as soon as possible that enough votes will be present for us to hold the meeting.
96 | 2026 POPULAR, INC. PROXY STATEMENT

CAN I VOTE IF I PARTICIPATE IN ONE OF POPULAR'S SAVING AND INVESTMENT PLANS?

Yes. Your vote will serve to instruct the trustees or independent fiduciaries how to vote your shares in the Popular, Inc. Puerto Rico Savings and Investment Plan and the Popular, Inc. USA 401(k) Savings and Investment Plan. Shares held under the Popular, Inc. Puerto Rico Savings and Investment Plan and the Popular, Inc. USA 401(k) Savings and Investment Plan may be voted by proxy properly executed and received before 11:59 p.m., Eastern Time, on May 5, 2026.

WHAT VOTE IS REQUIRED AND HOW ARE ABSTENTIONS AND BROKER NON-VOTES TREATED?

Item	Vote Required	Effect of Abstentions	Effect of broker Non-votes
Proposal 1: Election of Directors	Majority of the votes cast	No Effect	No Effect
Proposal 2: Amendment to Popular’s Restated Certificate of Incorporation to Modernize Indemnification Provisions	Majority of the outstanding stock entitled to vote	Count as a vote AGAINST	Count as a vote AGAINST
Proposal 3: Amendment to Popular’s Restated Certificate of Incorporation to Provide for Director and Officer Exculpation to the Extent Permitted by Puerto Rico Law	Majority of the outstanding stock entitled to vote	Count as a vote AGAINST	Count as a vote AGAINST
Proposal 4: Advisory Vote to Approve Executive Compensation	Majority of the shares present or represented by proxy	Count as a vote AGAINST	No Effect
Proposal 5: Ratification of Appointment of Independent Registered Public Accounting Firm	Majority of the shares present or represented by proxy	Count as a vote AGAINST	Not Applicable

WHAT HAPPENS IF THE MEETING IS POSTPONED OR ADJOURNED?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

CAN I CHANGE MY VOTES?

Yes, you may change your vote at any time before the meeting. To do so, you may cast a new vote by telephone or over the Internet, send in a new proxy card with a later date, or send a written notice of revocation to the President or the Corporate Secretary of Popular, Inc. (751), P.O. Box 362708, San Juan, Puerto Rico 00936-2708, delivered before the proxy is exercised. If you attend the meeting and want to vote in person, you may request that your previously submitted proxy not be used.

HOW DOES THE BOARD RECOMMEND THAT I VOTE?

Proposals	Board Recommendation
Proposal 1: Election of Directors	“FOR” each nominee
Proposal 2: Amendment to Popular’s Restated Certificate of Incorporation to Modernize Indemnification Provisions	“FOR”
Proposal 3: Amendment to Popular’s Restated Certificate of Incorporation to Provide for Director and Officer Exculpation to the Extent Permitted by Puerto Rico Law	“FOR”
Proposal 4: Advisory Vote to Approve Executive Compensation	“FOR”
Proposal 5: Ratification of Appointment of Independent Registered Public Accounting Firm	“FOR”

GENERAL INFORMATION ABOUT THE MEETING | 97

WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

We will report the voting results on a Current Report on Form 8-K filed with the SEC no later than May 14, 2026, except in the event of an adjournment or postponement of the meeting.
Proxy Materials

WHY DID I RECEIVE A NOTICE IN THE MAIL REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF THE PROXY MATERIALS?

Pursuant to rules adopted by the SEC, we have elected to provide access to Popular’s proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to most of our shareholders. We believe this method of distribution makes the proxy distribution process more efficient, less costly and reduces our impact on the environment. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a paper copy of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice of Internet Availability of Proxy Materials. We encourage you to take advantage of the availability of the proxy materials on the Internet.
The Notice of Internet Availability of Proxy Materials, as well as this Proxy Statement and proxy card, were first sent to shareholders on or about March 24, 2026.

WHY DIDN’T I RECEIVE NOTICE IN THE MAIL REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS?

We are providing some of our shareholders, including shareholders who have previously asked to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of a Notice of Internet Availability of Proxy Materials. In addition, we are providing a Notice of Internet Availability of Proxy Materials by email to some shareholders, including those shareholders who have previously elected delivery of the proxy materials electronically. Those shareholders should have received an email containing a link to the website where the materials are available and a link to the proxy voting website.

WHAT SHOULD I DO IF I RECEIVE MORE THAN ONE SET OF VOTING MATERIALS?

You may receive more than one set of voting materials, including multiple Notices of Internet Availability of Proxy Materials or multiple proxy cards. For example, if you hold your shares in more than one brokerage account, you may receive separate Notices of Internet Availability of Proxy Materials or proxy cards for each brokerage account in which you hold shares. You should exercise your vote in connection with each set of voting materials, as they represent different shares.

THERE ARE SEVERAL SHAREHOLDERS IN MY ADDRESS. WHY DID WE RECEIVE ONLY ONE SET OF PROXY MATERIALS?

In accordance with a notice sent to certain street name shareholders who share a single address, shareholders at a single address will receive only one copy of this Proxy Statement and our 2025 Annual Report, or Notice of Internet Availability of Proxy Materials, as applicable. This practice, known as “householding,” is designed to reduce our printing and postage costs. We currently do not “household” for shareholders of record.
If your household received a single set of proxy materials, but you would prefer to receive a separate copy of this Proxy Statement and our 2025 Annual Report or Notice of Internet Availability of Proxy Materials, you may call 1-866-540-7059, or send a written request to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717 and we will promptly deliver a separate copy of this Proxy Statement and our 2025 Annual Report or Notice of Internet Availability of Proxy Materials.
You may request or discontinue householding in the future by contacting the broker, bank or similar institution through which you hold your shares.
98 | 2026 POPULAR, INC. PROXY STATEMENT

WHAT IS INCLUDED IN THE PROXY MATERIALS?

The proxy materials include this Proxy Statement and Popular’s 2025 Annual Report containing the audited financial statements for the year ended December 31, 2025, duly certified by PricewaterhouseCoopers LLP, our independent registered public accountants. The proxy materials also include the Notice of Annual Meeting of Shareholders. If you receive or request that paper copies of these materials be sent to you by mail, the materials will also include a proxy card.

WHO WILL BEAR THE COST OF SOLICITING PROXIES FOR THE MEETING?

Proxies will be solicited by Popular on behalf of the Board. The cost of soliciting proxies for the meeting will be borne by us. In addition to solicitation by mail, proxies may be solicited personally, by telephone or otherwise. The Board has engaged the firm of Georgeson LLC to aid in the solicitation of proxies. The cost is estimated at $16,500, plus reimbursement of reasonable out-of-pocket expenses and customary charges. Our directors, officers and employees may also solicit proxies but will not receive any additional compensation for their services. Proxies and proxy materials will also be distributed at our expense by brokers, nominees, custodians and other similar parties.

HOW DO I INSPECT THE LIST OF SHAREHOLDERS OF RECORD?

A list of shareholders of record as of March 11, 2026 will be available for inspection by shareholders during the annual meeting.

ELECTRONIC DELIVERY OF ANNUAL MEETING MATERIALS

You will help us protect the environment and save postage and printing expenses in future years by consenting to receive the annual report and proxy materials via the Internet. You may sign up for this service after voting on the Internet at www.proxyvote.com. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials electronically will remain in effect until you terminate it.
Shareholder Proposals

HOW DO I SUBMIT A SHAREHOLDER PROPOSAL TO BE INCLUDED IN THE PROXY STATEMENT FOR NEXT YEAR'S ANNUAL MEETING?

Any shareholder may submit a proposal to be included in the proxy statement for the 2027 Annual Meeting of Shareholders by sending it to Popular’s Corporate Secretary at Popular, Inc., 209 Muñoz Rivera Avenue, San Juan, Puerto Rico, 00918. We must receive the proposal no later than November 24, 2026. We are not required to include any proposal in our proxy statement that we receive after that date or that does not comply with applicable SEC rules.

HOW DO I NOMINATE A DIRECTOR OR BRING OTHER BUSINESS BEFORE NEXT YEAR'S ANNUAL MEETING?

Under our Amended and Restated By-Laws, a shareholder may nominate an individual to serve as a director or bring any other business for consideration at the 2027 Annual Meeting of Shareholders. The Amended and Restated By-Laws require, among other matters, that the shareholder:
•
notify us in writing between January 8, 2027 and February 7, 2027, provided that in the event that the date of the 2027 Annual Meeting of Shareholders is more than 30 days before or after the anniversary date of the 2026 Annual Meeting of Shareholders, notice by a shareholder must be delivered not earlier than the 10th day following the day on which notice is mailed or a public announcement is first made by Popular of the date of such meeting, whichever occurs first;

GENERAL INFORMATION ABOUT THE MEETING | 99

•
provide certain information about the proposing shareholder, including the proposing shareholder’s name, address, share ownership, a description about certain contractual arrangements or understandings, and specified representations;

•
with respect to notice of an intent to make a director nomination, provide the name, address, and other certain information, including stock ownership information, of the proposed nominee, including a description of all arrangements and understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, providing the completed questionnaire, representation and agreement required by the Amended and Restated By-Laws and such other information regarding each proposed nominee as would be required to be included in a proxy statement pursuant to SEC rules had the nominee been nominated by our Board; and

•
with respect to notice of an intent to bring up any proposed business other than a director nomination, provide a description of the matter, the text of the proposed business (including the text of the necessary resolutions for consideration), and the reasons for the shareholder or beneficial owner, if any, on whose behalf such business is being proposed, to propose such business at the meeting.

All shareholder director nominations or proposals to bring any other business before the 2027 Annual Meeting of Shareholders must satisfy and comply with all requirements set forth in our Amended and Restated By-Laws. In addition to satisfying the requirements under our Amended and Restated By-Laws, to comply with the universal proxy rules, dissident shareholders must also provide notice that sets forth the information required by Rule 14a-19(b) of the 1934 Act (including a statement that such shareholder intends to solicit the holders of shares representing at least 67% of the voting power of the Corporation’s shares of common stock entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees) between January 8, 2027 and February 7, 2027.
The notice required for any such nomination or to bring other business for consideration must be sent to Popular’s Corporate Secretary at Popular, Inc., 209 Muñoz Rivera Avenue, San Juan, Puerto Rico 00918. Shareholders may obtain a copy of Popular’s Amended and Restated By-Laws in our SEC filings or by writing to the Corporate Secretary.
The above Notice of Meeting and Proxy Statement are sent by order of the Board of Directors of Popular, Inc.
In San Juan, Puerto Rico, March 24, 2026.

Richard L. Carrión Chairman of the Board of Popular, Inc.	José R. Coleman Tió Corporate Secretary

You may request a copy, free of charge, of Popular’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC (without exhibits), through our website, www.popular.com, or by calling (787) 765-9800 or writing to Comptroller, Popular, Inc., P.O. Box 362708, San Juan, PR 00936-2708.
100 | 2026 POPULAR, INC. PROXY STATEMENT

Appendix A

APPENDIX A
Popular, Inc., Reconciliation of Non-GAAP Measures
Adjusted Net Income for the Year Ended December 31, 2025 (Non-GAAP)

(Unaudited)
(In thousands)	Pre-tax	Income tax effect	Impact on net income
U.S. GAAP net income	$1,006,793	$173,634	$833,159
Non-GAAP Adjustments:
FDIC Special Assessment[1]	(15,323)	5,622	(9,701)
Adjusted net income for incentive purposes	$991,470	$168,012	$823,458
[1]	Partial reversal of the FDIC special assessment reserve imposed in connection with the receivership of several failed banks.
Adjusted Net Income for the Year Ended December 31, 2024 (Non-GAAP)

(Unaudited)
(In thousands)	Pre-tax	Income tax effect	Impact on net income
U.S. GAAP net income	$796,618	$182,406	$614,212
Non-GAAP Adjustments:
FDIC Special Assessment[1]	14,287	(5,234)	9,053
Adjustments related to intercompany distributions[2]	6,400	16,483	22,883
Adjusted net income for incentive purposes	$817,305	$171,157	$646,148
[1]
Expense recorded in the first quarter of 2024 related to the Special Assessment imposed by the Federal Deposit Insurance Corporation (“FDIC”) to recover the loses in connection with the receivership of several failed banks.

[2]	Expense recorded in the first quarter of 2024 related to tax withholdings on prior period distributions from U.S. subsidiaries.
Adjusted Net Income for the Year Ended December 31, 2023 (Non-GAAP)

(Unaudited)
(In thousands)	Pre-tax	Income tax effect	Impact on net income
U.S. GAAP net income	$675,539	$134,197	$541,342
Non-GAAP Adjustments:
FDIC Special Assessment[1]	71,435	(26,170)	45,265
Adjusted net income for incentive purposes	$746,974	$160,367	$586,607
[1]
The FDIC imposed a special assessment to insured depository institutions to recover the losses to the deposit insurance fund in connection with the receivership of several failed banks. This special assessment was imposed to Banco Popular de Puerto Rico and Popular Bank.

102 | 2026 POPULAR, INC. PROXY STATEMENT

EXHIBITS

EXHIBIT A
AMENDMENT NO. 1 TO THE CORPORATION’S RESTATED CERTIFICATE OF INCORPORATION
1.	Article TENTH of the Corporation’s Certificate of Incorporation, dated June 26, 2020 is hereby amended as follows:
“TENTH: (1) The Corporation shall, to the fullest extent permitted by the Puerto Rico General Corporations Law as it exists on the date hereof or as it may hereafter be amended, indemnify any person (each, an “Indemnitee”) who was or is involved in any manner (including as a party or a witness), or was or is threatened to be made so involved, in ~~a party to~~ any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, legislative, ~~or~~ investigative or of any other nature (~~other than an~~ including any action, suit or proceeding by or in the right of the Corporation to procure a judgement in its favor, but excluding any action, suit or proceeding, or part thereof, brought by such person (including an action, suit or proceeding brought by such person against the Corporation or any affiliate of the Corporation) unless such action, suit or proceeding was consented to by the Corporation) (each, a “Proceeding”) by reason of the fact that ~~he~~the Indemnitee is or was a director, officer, employee or agent of the Corporation, or is or was serving at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses, liabilities and losses (including attorneys’ fees~~)~~, judgments, fines and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by ~~him~~ the Indemnitee in connection with such ~~action, suit or p~~Proceeding (or part thereof). Such indemnification shall be a contract right. ~~if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.~~
(2) For purposes of this Article TENTH, references to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interest of the Corporation or other enterprise covered by this Article TENTH. ~~The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the written request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.~~
~~(3) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph 1 or 2 of this Article TENTH, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.~~
~~(4) Any indemnification under paragraph 1 or 2 of this Article TENTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth therein. Such determination shall be made (a) by the Board of~~
104 | 2026 POPULAR, INC. PROXY STATEMENT

~~Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.~~
~~(5) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article TENTH.~~
~~(6) The indemnification provided by this Article TENTH shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.~~
~~(7~~3) To the fullest extent permitted by the Puerto Rico General Corporations Law as it exists on the date hereof or as it may hereafter be amended, b~~B~~y action of its Board of Directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of ~~t~~his status as such (including expenses, judgments, fines and amounts paid in settlement), and whether or not the Corporation would have the power or would be required to indemnify him against such liability under the provisions of this Article TENTH or of the Puerto Rico General Corporations Law ~~of the Commonwealth of Puerto Rico~~ or the laws of any other State of the United States or foreign country as may be applicable.
(4) Any amendment or repeal of this Article TENTH (including in the case of any amendment to the Puerto Rico General Corporations Law) shall not adversely affect any right or protection existing hereunder in connection with any act, omission, fact or circumstance occurring prior to the time of such amendment or repeal.”
2.	Clauses (1) and (2) of Article SEVENTH of the Restated Certificate of Incorporation are hereby amended as follows:
“SEVENTH: (1) The Board of Directors shall be composed of such number of directors as are established from time to time by the Board of Directors and approved by an absolute majority of directors; provided, however, that the total number of directors shall always be not less than seven (7) nor more than fifteen (15). ~~Subject to the remainder of this paragraph 1 of this Article SEVENTH, the Board of Directors shall be divided into three classes as nearly equal in number as possible, with each class having at least three members and with the class of directors elected at the annual meeting of stockholders of 2018 having a term expiring at the annual meeting of stockholders to be held in 2021, the class of directors elected at the annual meeting of stockholders of 2019 having a term expiring at the annual meeting of stockholders to be held in 2022, and the class of directors elected at the annual meeting of stockholders of 2020 having a term expiring at the annual meeting of stockholders to be held in 2023. Commencing with the annual meeting of: (1) The Board of Directors shall be composed of such number of directors as are established from time to time by the Board of Directors and approved by an absolute majority of directors; provided, however, that the total number of directors shall always be not less than seven (7) nor more than fifteen (15). Subject to the remainder of this paragraph 1 of this Article SEVENTH, the Board of Directors shall be divided into three classes as nearly equal in number as possible, with each class having at least three members and with the class of directors elected at the annual meeting of stockholders of 2018 having a term expiring at the annual meeting of stockholders to be held in 2021, the class of directors elected at the annual meeting of stockholders of 2019 having a term expiring at the annual meeting of stockholders to be held in 2022, and the class of directors elected at the annual meeting of stockholders of 2020 having a term expiring at the annual meeting of stockholders to be held in 2023. Commencing with the annual meeting of stockholders to be held in 2021, d~~ Directors shall be elected at each annual meeting of stockholders to hold office for a term expiring at the next annual meeting of stockholders~~; provided, however, that any director elected prior to the annual meeting of stockholders to be held in 2021 shall continue to hold office until the end of the term for which such director was elected. The division of directors into classes shall terminate, and the Board of Directors shall no longer be classified under Article 4.01 of the Puerto Rico General Corporation Law, at the annual meeting of stockholders to be held in 2023, from and after which all directors will stand for election annually~~.
EXHIBIT A  | 105

(2) Except as provided in this Article SEVENTH, a director shall be elected by a majority of the votes cast by stockholders present in person or represented by proxy at the meeting and entitled to vote in the election of directors, provided that if the number of nominees exceeds the number of directors to be elected, the director nominees shall be elected by a plurality of the votes cast. ~~(2)~~ Any vacancies in the Board of Directors, by reason of an increase in the number of directors or otherwise, shall be filled solely by the Board of Directors, by majority vote of the directors then in office, though less than a quorum, ~~but~~ and any such director so elected shall ~~(i) in the case of a director elected to fill a vacancy resulting from an increase in the number of directors, hold office until the next annual meeting of stockholders, and (ii) in the case of a director elected to fill a vacancy resulting from the resignation or removal of a former director (or any other cause besides an increase in the number of directors), stand for election at the next annual meeting of stockholders, and if duly elected at such meeting, shall be elected and qualified in the same class in which such former director was assigned and shall hold office for the remainder of the term of such class. From and after the annual meeting of stockholders to be held in 2023, any director appointed to fill a vacancy, shall~~ hold office for a term expiring at the next annual meeting of stockholders. A director shall continue in office until a new director is chosen and qualified in her or his stead. No decrease in the number of directors shall shorten the term of any incumbent director.”
106 | 2026 POPULAR, INC. PROXY STATEMENT

EXHIBIT B
EXCERPT OF AMENDED AND RESTATED BY-LAWS
Article 9: Indemnification and Advancement of Expenses
9.1. In furtherance, but not in limitation, of Article Tenth of the Corporation’s Certificate of Incorporation, the following procedures and remedies shall apply with respect to the right of indemnification thereunder.
(a) To obtain indemnification under Article Tenth of the Certificate of Incorporation or this Article 9, any Indemnitee (as defined in the Corporation’s Certificate of Incorporation) shall submit to the Secretary a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the “Supporting Documentation”). The determination of the Indemnitee’s entitlement to indemnification shall be made within a reasonable time after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. Each Indemnitee shall also have the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with such Proceeding as set forth in Section 9.2 hereof.
(b) Any indemnification under Article Tenth of the Corporation’s Certificate of Incorporation or this Article 9 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper under the circumstances. In the case of any current or former director or executive officer of the Corporation, such determination shall be made (a) by the Board of Directors by a majority vote of directors who were not parties to the applicable Proceeding (as defined in the Corporation’s Certificate of Incorporation), or by a committee of directors designated through a majority vote of directors who were not parties to such Proceeding, in each case, regardless of whether a quorum is present, or (b) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (c) by the stockholders. Where the Indemnitee is not a current or former director or executive officer of the Corporation, the Indemnitee’s entitlement to indemnification under Article Tenth of the Corporation’s Certificate of Incorporation or this Article 9 may be determined by the General Counsel.
9.2. To the fullest extent permitted by the Puerto Rico General Corporations Law as it exists on the date hereof or as it may hereafter be amended, each Indemnitee shall have (and shall be deemed to have a contractual right to have) the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with any Proceeding, consistent with the provisions of the Corporation’s Certificate of Incorporation, these by-laws and applicable law, in each case, as then in effect. In furtherance, but not in limitation, of the foregoing sentence, the following procedures and remedies shall apply with respect to the advancement of expenses under this Article 9.
(a) All reasonable e~~E~~xpenses, including attorneys’ fees, incurred by an Indemnitee ~~any person entitled to indemnification under the Corporation’s Certificate of Incorporation in defending any such action, suit or~~ in connection with any P~~p~~roceeding shall be ~~paid or reimbursed~~advanced to the Indemnitee by the Corporation within thirty (30) days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after ~~promptly upon demand by such person and, if any such demand is made in advance of~~ the final disposition of ~~any~~ such ~~action, suit or p~~Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee. In addition, such statement or statements shall, to the extent required by law at the time of such advance, and otherwise (except as may be determined by or under the authority of the General Counsel), include or be accompanied by a written, ~~promptly upon receipt by the Corporation of an~~ undertaking by or on behalf of the Indemnitee ~~of such person~~ to repay the amounts advanced ~~such expenses~~ if it should~~shall~~ ultimately be determined that ~~such person~~ the Indemnitee is not entitled to be indemnified against such expenses by the Corporation. Notwithstanding the absence of such a written undertaking, acceptance of any such advancement of expenses shall constitute such an undertaking by the Indemnitee. Any obligation to reimburse the Corporation for expense advances shall be unsecured and no interest shall be charged thereon.
9.3. The right~~s~~ to indemnification and advancement of expenses provided ~~by or granted pursuant to~~ under Article Tenth of the Corporation’s Certificate of Incorporation or this Article 9 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, provision of the Corporation’s Certificate of Incorporation, these by-laws, any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent. Such right of indemnification and advancement of expenses ~~and~~ shall inure to the benefit of the heirs, executors and administrators of such a person and shall be applicable to Proceedings commenced or continuing after the adoption of Article Tenth of the Corporation’s Certificate of Incorporation or this Article 9, whether arising from acts or omissions occurring before or after such adoption. Notwithstanding
EXHIBIT B  | 107

any other provision of these by-laws, ~~Subject to any applicable laws, all rights provided by or granted pursuant to Article Tenth of the Certificate of Incorporation or this Article 9 shall be deemed to be a contract between the Corporation and each director, officer, employee or agent of the Corporation who serves or served in such capacity at any time while Article Tenth of the Certificate of Incorporation or this Article 9 is in effect. A~~any amendment or repeal ~~or modification~~ of ~~Article Tenth of the Certificate of Incorporation or~~ this Article 9 (including in the case of any amendment to the Puerto Rico General Corporations Law) shall not adversely affect such person’s rights or protection existing under Article Tenth of the Corporation’s Certificate of Incorporation or this Article 9 in connection with ~~in any way diminish any rights to indemnification or advance of expenses of such directors, officers, employees or agents, or the obligations of the Corporation arising hereunder in respect of~~ any ~~action~~act, ~~or~~ omission, fact or circumstance occurring prior to the time of such amendment or repeal ~~or modification~~.
~~9.2 The rights conferred on any person by this Article 9 shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. To the extent that any provision of the Certificate of Incorporation, agreement, or vote of the stockholders or disinterested directors is inconsistent with these By-laws, the provision, agreement, or vote shall take precedence.~~
108 | 2026 POPULAR, INC. PROXY STATEMENT

EXHIBIT C
AMENDMENT NO. 2 TO THE CORPORATION’S RESTATED CERTIFICATE OF INCORPORATION
The following provision is hereby added as a new clause at the end of Article TENTH of the Corporation’s Restated Certificate of Incorporation:
“To the fullest extent that the Puerto Rico General Corporations Law as it exists on the date hereof or as it may hereafter be amended to permit the limitation or elimination of the liability of directors or officers, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer.”
EXHIBIT C  | 109

POPULAR®

C/O PROXY SERVICES
P.O. BOX 9142
FARMINGDALE, NY 11735-9544

SCAN TO
VIEW MATERIALS & VOTE

Popular, Inc. encourages you to take advantage of the convenient ways to vote for matters to be covered at the 2026 Annual Meeting of Shareholders. Please take the opportunity to use one of the three voting methods outlined below to cast your ballot.

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 7, 2026 for shares held directly and by 11:59 p.m. Eastern Time on May 5, 2026 for shares held in a Plan. Have your proxy card available when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 7, 2026 for shares held directly and by 11:59 p.m. Eastern Time on May 5, 2026 for shares held in a Plan. Have your proxy card in hand when you call and follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Please mark, sign, date and return this proxy card promptly using the enclosed postage prepaid envelope. No postage is required if mailed in the United States, Puerto Rico or the U.S. Virgin Islands.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V83978-P47151

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

POPULAR®

2026 Annual Meeting Proxy Card

The Board of Directors recommends a vote "FOR" proposals 1, 2, 3, 4 and 5.

		For	Against	Abstain
(1)	Elect eleven directors to the Board of Directors of the Corporation for a one-year term:			
1a.	Alejandro M. Ballester	☐	☐	☐
1b.	Robert Carrady	☐	☐	☐
1c.	Richard L. Carrión	☐	☐	☐
1d.	Bertil E. Chappuis	☐	☐	☐
1e.	Betty DeVita	☐	☐	☐
1f.	María Luisa Ferré Rangel	☐	☐	☐
1g.	Javier D. Ferrer	☐	☐	☐
1h.	C. Kim Goodwin	☐	☐	☐
1i.	José R. Rodríguez	☐	☐	☐
1j.	Alejandro M. Sánchez	☐	☐	☐
1k.	Carlos A. Unanue	☐	☐	☐
(2)	To approve an amendment to Popular's Restated Certificate of Incorporation to modernize indemnification provisions.	☐	☐	☐
(3)	To approve an amendment to Popular's Restated Certificate of Incorporation to provide for director and officer exculpation to the extent permitted by Puerto Rico law.	☐	☐	☐
(4)	Approve, on an advisory basis, the Corporation's executive compensation.	☐	☐	☐
(5)	Ratify the appointment of PricewaterhouseCoopers LLP as the Corporation's independent registered public accounting firm for 2026.	☐	☐	☐

Such other business as may properly come before the meeting or any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, 4 AND 5 and at the discretion of the appointed proxies for such other business as may properly come before the meeting or any adjournment thereof.

PLEASE SIGN AS YOUR NAME(S) APPEAR(S) ON THIS FORM. IF SHARES ARE HELD JOINTLY, ALL OWNERS SHOULD SIGN. CORPORATION PROXIES SHOULD BE SIGNED BY AN AUTHORIZED OFFICER. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD SO INDICATE WHEN SIGNING.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2026 Notice and Proxy Statement and the 2025 Annual Report on Form 10-K are available at www.proxyvote.com.

V83979-P47151

POPULAR®

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Richard L. Carrión, Javier D. Ferrer and José R. Coleman Tió or any one or more of them as proxies, each with the power to appoint his substitute, and authorize(s) them to represent and to vote as designated on the reverse side all the shares of common stock of Popular, Inc. held of record by the undersigned as of the close of business on March 11, 2026, at the Annual Meeting of Shareholders to be held in the PH floor of the Popular Center Building, 209 Muñoz Rivera Avenue, San Juan, Puerto Rico, on May 8, 2026, at 9:00 a.m., Atlantic standard time, or at any adjournments thereof. The proxies are further authorized to vote such shares upon any other business that may properly come before the meeting or any adjournments thereof.